


     As filed with the Securities and Exchange Commission on March 17, 2004
                         Registration No. 333-__________

================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                             THIRD CENTURY BANCORP
                                      and
                         MUTUAL SAVINGS BANK EMPLOYEES'
                    SAVINGS & PROFIT SHARING PLAN AND TRUST
      (Name of Small Business Issuer in its Certificate of Incorporation)




           INDIANA                              6036                              20-0857725
(State or Other Jurisdiction of     (Primary Standard Industrial       (IRS Employer Identification No.)
 Incorporation or Organization)      Classification Code Number)



      80 Jefferson Street                        80 Jefferson Street
    Franklin, Indiana 46131                    Franklin, Indiana 46131
       (317) 736-7151                              (317) 736-7151
(Address and Telephone Number of        (Address of Principal Place of Business
  Principal Executive Offices)          or Intended Principal Place of Business)



                               Robert D. Heuchan
                     President and Chief Executive Officer
                             Third Century Bancorp
                              80 Jefferson Street
                            Franklin, Indiana 46131
                                 (317) 736-7151
           (Name, Address and Telephone Number of Agent for Service)



                                   Copies to:
                           Claudia V. Swhier, Esquire
                             Barnes & Thornburg LLP
                            11 South Meridian Street
                          Indianapolis, Indiana 46204
                                 (317) 231-7231



     Approximate date of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.



     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]


     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]





                                        CALCULATION OF REGISTRATION FEE

                                   Proposed                             Proposed
                                    Dollar             Maximum           Maximum             Amount of
Title of each Class of            Amount to        Offering  Price   Aggregate Offering    Registration
Securities to be Registered     be Registered          Per Unit           Price (1)             Fee
---------------------------------------------------------------------------------------------------------
     Common Stock
     no par Value             1,653,125 Shares          $10.00          $16,531,250          $2,094.51

Participation Interests              (2)                   --           $627,166 (3)            (4)

----------------------
(1)  Estimated solely for the purpose of calculating the registration fee.
(2)  In  addition,  pursuant  to Rule  416(c)  under the  Securities  Act,  this registration  statement also covers an indeterminate amount of interests to be deferred or sold pursuant to the employee benefit plan described herein.
(3)  Based upon the assets held by the Mutual Savings Bank Employees'  Savings &
     Profit Sharing Plan and Trust as of December 31, 2003.
(4)  The  securities  of Third  Century  Bancorp to be  purchased  by the Mutual
     Savings  Bank  Employees'  Savings  & Profit  Sharing  Plan and  Trust  are
     included in the amount shown for Common Stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h)
     of the Securities Act, as amended, the registration fee has been calculated on the basis of the number of shares of Common  Stock that may be purchased with the current assets of such Plan.


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration
Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.


PROSPECTUS SUPPLEMENT

                       THIS DOCUMENT CONSTITUTES PART OF A
                       PROSPECTUS COVERING SECURITIES THAT
                         HAVE BEEN REGISTERED UNDER THE
                             SECURITIES ACT OF 1933

          MUTUAL SAVINGS BANK EMPLOYEES' SAVINGS & PROFIT SHARING PLAN
                                    AND TRUST

This prospectus supplement relates to the offer and sale to participants in the Mutual Savings Bank Employees' Savings & Profit Sharing Plan and Trust of interests in shares of common stock, without par value, of Third Century Bancorp that may be purchased by the plan at your direction.

Shares of common stock will be offered for sale to the plan and other eligible persons in a Subscription and Direct Community Offering in connection with the conversion of Mutual Savings Bank from an Indiana mutual savings bank to an Indiana stock savings bank, and the reorganization of Mutual Savings Bank as a wholly-owned subsidiary of Third Century Bancorp. As a participant, you may direct the trustee of the plan to purchase common stock in the offering with amounts allocated to your account under the plan. The plan would invest in common stock through the Mutual Savings Bank Stock Fund, hereinafter referred to as the Employer Stock Fund. Since the plan actually purchases the common stock, you would acquire only a participation interest in the shares and would not own the shares directly. This prospectus supplement relates to your initial election to direct that all or a portion of your account under the plan be invested in the Employer Stock Fund in the offering and also to your election to direct investment after the offering is completed. You will be able to provide alternative investment instructions to the trustee in the event that the offering is oversubscribed and the total amount in your account so allocated cannot be used by the trustee to purchase common stock.

The prospectus of Third Century Bancorp dated June ___, 2004, which is attached to this prospectus supplement, includes detailed information with respect to the conversion, the common stock and the financial condition, results of operations and business of Third Century Bancorp and Mutual Savings Bank. This prospectus supplement, which provides information with respect to the plan, should be read only in conjunction with the prospectus. For a discussion of certain factors that you should consider, see "Risk Factors" beginning on page ___ of the prospectus.

These securities have NOT been approved or disapproved by:

     o    the Federal Deposit Insurance Corporation

     o    the Securities and Exchange Commission

     o    the Indiana Department of Financial Institutions

     o    any other federal agency, or

     o    any state securities bureau or other state agency.

No office, corporation, commission, bureau or other agency has passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The participation interests offered hereby are NOT (1) savings accounts or deposits; (2) federally insured or guaranteed, or (3) guaranteed by Third Century Bancorp or Mutual Savings Bank. The plan's entire investment in common stock is subject to loss.


            The date of this prospectus supplement is June ___, 2004.

                                TABLE OF CONTENTS


THE OFFERING..............................................................     1
     SECURITIES OFFERED ..................................................     1
     ELECTION TO PURCHASE COMMON STOCK IN THE OFFERING; PRIORITIES .......     1
     VALUE OF PARTICIPATION INTERESTS ....................................     1
     METHOD OF DIRECTING TRANSFER ........................................     1
     TIME FOR DIRECTING TRANSFER .........................................     2
     IRREVOCABILITY OF TRANSFER DIRECTION ................................     2
     DIRECTION TO PURCHASE COMMON STOCK AFTER THE OFFERING ...............     2
     PURCHASE PRICE OF COMMON STOCK ......................................     2
     NATURE OF A PARTICIPANT'S INTEREST IN THE COMMON STOCK ..............     2
     VOTING RIGHTS OF COMMON STOCK .......................................     3

DESCRIPTION OF THE PLAN...................................................     3
     INTRODUCTION ........................................................     3
     ELIGIBILITY AND PARTICIPATION .......................................     4
     CONTRIBUTIONS UNDER THE PLAN ........................................     4
     LIMITATIONS ON CONTRIBUTIONS ........................................     4
     INVESTMENT OF CONTRIBUTIONS AND ACCOUNT BALANCES ....................     5
     BENEFITS UNDER THE PLAN .............................................     7
     WITHDRAWALS AND DISTRIBUTIONS FROM THE PLAN .........................     8
     TRUSTEE .............................................................     9
     PLAN ADMINISTRATOR ..................................................     9
     REPORTS TO PLAN PARTICIPANTS ........................................     9
     AMENDMENT AND TERMINATION ...........................................     9
     MERGER, CONSOLIDATION OR TRANSFER ...................................     9
     FEDERAL INCOME TAX CONSEQUENCES .....................................    10
     ADDITIONAL EMPLOYEE RETIREMENT INCOME SECURITY ACT
         CONSIDERATIONS ..................................................    14
     SECURITIES AND EXCHANGE COMMISSION REPORTING AND
         SHORT-SWING PROFIT LIABILITY ....................................    14
     FINANCIAL INFORMATION REGARDING PLAN ASSETS .........................    15

                                  THE OFFERING

SECURITIES OFFERED

     The securities offered hereby are participation interests in the plan. The securities will be offered at a purchase price of $10.00 per share. Third Century Bancorp is the issuer of the common stock. Only employees of Mutual Savings Bank may become participants in the plan. The common stock to be issued hereby is conditioned on the consummation of the conversion. Your investment in the Employer Stock Fund in the conversion is subject to the priority set forth in the plan of conversion (and described below). Information with regard to the plan is contained in this prospectus supplement and information with regard to the conversion and the financial condition, results of operation and business of Third Century Bancorp and Mutual Savings Bank is contained in the attached prospectus. The address of the principal executive office of Mutual Savings Bank is 80 East Jefferson Street, Franklin, Indiana 46131. Mutual Saving Bank's telephone number is (317) 736-7151.


ELECTION TO PURCHASE COMMON STOCK IN THE OFFERING; PRIORITIES

     The plan permits you to direct that all or part of the funds which represent your beneficial interest in the assets of the plan may be transferred to the Employer Stock Fund, an investment fund in the plan, that will invest in common stock and will be used to purchase common stock issued in connection with the offering. The trustee of the plan will purchase common stock offered for sale in connection with the offering in accordance with your directions. You will be provided the opportunity to elect alternative investments from among the 13 other funds offered. In the event the offering is oversubscribed and the trustee is unable to use the full amount allocated by you to purchase common stock in the offering, the trustee will reinvest your account in the other funds of the plan as previously directed in your last investment election. If no investment election is provided, your account balance will be invested in the Money Market Fund.

     The shares of common stock to be sold in the offering are being offered in accordance with the following priorities: (i) holders of deposit accounts with Mutual Savings Bank as of December 31, 2002; then (ii) the Employee Stock Ownership Plan of Third Century Bancorp, hereinafter referred to as the ESOP; then (iii) holders of deposit accounts with Mutual Savings Bank as of March 31, 2004; then (iv) other holders of deposit accounts with Mutual Savings Bank and borrowers of Mutual Savings Bank on May ___, 2004; then (v) members of the general public with preference given to persons residing in Johnson County, Indiana. To the extent that you fall into one of these categories, you are being permitted to use funds in your plan account to subscribe or pay for the common stock being acquired. Common stock so purchased will be placed in the Employer Stock Fund within your plan account.


VALUE OF PARTICIPATION INTERESTS

     The aggregate market value of the participants' accounts in the plan were valued at $627,166 as of December 31, 2003. You were informed of the value of your beneficial interest in the plan as of December 31, 2003.


METHOD OF DIRECTING TRANSFER

     You will receive a Change of Investment Allocation form which permits you to direct that all or a portion of your beneficial interest in the plan be transferred to the Employer Stock Fund or to the other investment options established under the plan. Your investment in the other investment options set forth in the plan may be in any combination of multiples of 1%. If you wish to invest all or part of your beneficial interest in the assets of the plan to the purchase of common stock issued in connection with the offering, you should indicate that decision on the enrollment application form. Note, however, that your minimum purchase is $250.00 (25 shares) and your maximum purchase is $150,000 (15,000 shares). These amounts may be modified without notice to you.


TIME FOR DIRECTING TRANSFER

     To direct a transfer of all or part of the funds credited to your accounts to the Employer Stock Fund in order to purchase common stock issued in connection with the offering, you need to compete the Change of Investment Allocation form and file it with Kimberly A. Childers at Mutual Savings Bank, 80 East Jefferson Street, Franklin, Indiana 46131, no later than 12:00 p.m., Franklin, Indiana time, on June ___, 2004.


IRREVOCABILITY OF TRANSFER DIRECTION

     Your direction to transfer amounts credited to your account in the plan to the Employer Stock Fund in order to purchase shares of common stock in connection with the offering is irrevocable. You will, however, be able to direct the investment of your accounts under the plan as explained below.

DIRECTION TO PURCHASE COMMON STOCK AFTER THE OFFERING

     After the offering, you will continue to be able to direct that a certain percentage of your interest in the plan be transferred to the Employer Stock Fund and invested in common stock, or to the other investment funds available under the plan (amounts invested in the investment funds may be invested in any combination of multiples of 1%). The allocation of your interest in a plan fund may be changed on a daily basis. Special restrictions may apply to transfers directed to and from the Employer Stock Fund by those participants who are officers, directors and principal shareholders of Third Century Bancorp who are subject to the provisions of Section 16(b) of the Securities and Exchange Act of 1934, as amended, hereinafter referred to as the Exchange Act.


PURCHASE PRICE OF COMMON STOCK

     The funds transferred to the Employer Stock Fund for the purchase of common stock in connection with the offering will be used by the trustee to purchase shares of common stock, except in the event of an oversubscription, as discussed above. The price paid for such shares of common stock will be the same price as is paid by all other persons who purchase shares of common stock in the offering (i.e., $10 per share).

     Subsequent to the offering, common stock purchased by the trustee will be acquired in open market transactions at prevailing prices. The prices paid by the trustee for shares of common stock will not exceed "adequate consideration" as defined in Section 3(18) of the Employee Retirement Income Security Act of 1974, as amended, hereinafter referred to as ERISA.


NATURE OF A PARTICIPANT'S INTEREST IN THE COMMON STOCK

     The  common  stock  will be held in the name of the  trustee  for the plan.
Shares of common stock acquired at your direction will be allocated to your account under the plan. Therefore, earnings with respect to your account should not be affected by the investment designations (including investments in common stock) of other participants. Participants will be entitled to direct the Plan Administrator as to the voting of common stock held in the participant's account and the plan administrator will follow, or cause the trustee to follow, the participant's voting directions.


VOTING RIGHTS OF COMMON STOCK

     The trustee generally will exercise voting rights attributable to all common stock held by the Employer Stock Fund as directed by participants with interests in the Employer Stock Fund. With respect to each matter as to which holders of common stock of Third Century Bancorp have a right to vote, each participant will be allocated voting instruction rights reflecting such participant's proportionate interest in the Employer Stock Fund. The number of shares of common stock held in the Employer Stock Fund that are voted in the affirmative and negative on each matter shall be proportionate to the number of voting instruction rights exercised by participants in the affirmative and negative, respectively.


                             DESCRIPTION OF THE PLAN


INTRODUCTION

     Mutual Savings Bank adopted a multiple-employer defined contribution plan effective January 1, 2003. Mutual Savings Bank withdrew from the plan and adopted a single-employer plan effective May 1, 2004 in order to permit the investment of plan assets in common stock of Third Century Bancorp. The plan is a tax-qualified plan with a cash or deferred compensation feature established in accordance with the requirements under Section 401(a) and Section 401(k) or the Internal revenue Code of 1986, as amended (the "Code"). The plan has applied for a ruling from the Internal Revenue Service that the plan is qualified under
Section 401(a) of the Code, and its related trust is qualified under Section 501(a) of the Code.

     Mutual Savings Bank intends that the plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. Mutual Savings Bank will adopt any amendments to the plan that may be necessary to ensure the qualified status of the plan under the Code and applicable treasury regulations.

     Employee Retirement Income Security Act. The plan is an "individual account plan" other than a "money purchase pension plan" within the meaning of ERISA. As such, the plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Internal Revenue Code
Relating to Retirement Plans) of ERISA, except the funding requirements contained in Part 3 of Title I of ERISA which by their terms do not apply to an individual account plan (other than a money purchase plan). The plan is not subject to Title IV (Plan Termination Insurance) of ERISA. The funding requirements contained in Title IV of ERISA are not applicable to participants or beneficiaries under the plan.

     Reference to Full Text of Plan. The following statements are summaries of material provisions of the plan. Words capitalized but not defined in the following discussion have the same meaning as set forth in the plan. Copies of the plan and the summary plan description are available to you by filing a request with the Plan Administrator, Mutual Savings Bank, 80 East Jefferson Street, Franklin, Indiana 46131. You are urged to read carefully the full text of the plan and the summary plan description of the plan.


ELIGIBILITY AND PARTICIPATION

     If you are an employee of Mutual Savings Bank, you are eligible to become a participant in the plan on the first day of the month following completion of one (1) year of employment during which you complete at least 1,000 hours of service with Mutual Savings Bank. The plan year is January 1 to December 31 (the "plan year").

     As of December 31, 2003, there were approximately 39 employees eligible to participate in the plan, and 36 employees participating by making elective deferral contributions.


CONTRIBUTIONS UNDER THE PLAN

     401(k) Plan Contributions. You are permitted to elect to defer your salary (as defined below) on a pre-tax basis up to 50% of annual salary (expressed in terms of whole percentages) and subject to certain other restrictions imposed by the Code, and to have that amount contributed to the plan on your behalf. For purposes of the plan, "salary" means, generally, your total W-2 salary. In 2004, the annual salary of each participant taken into account under the plan was and is limited to $205,000. (Limits established by IRS are subject to increase pursuant to an annual cost of living adjustment, as permitted by the Code). You may elect to modify the amount contributed to the plan by filing a new elective deferral agreement with the Plan Administrator on a monthly basis.

     Employer Contributions. Mutual Savings Bank currently makes matching contributions to the plan equal to 100% of the elective deferral contributions, up to a maximum of 8% of your salary for the plan year.


LIMITATIONS ON CONTRIBUTIONS

     Limitation on Employee Salary Deferrals. In 2004, the amount of your salary that may be contributed to the plan (when aggregated with any elective deferrals under a simplified employee pension plan or a tax-deferred annuity) may not exceed $13,000, adjusted for increases in the cost of living as permitted by the Code after 2004. If you will attain age 50 before the end of the 2004 plan year, you will be eligible to make a maximum additional $3,000 tax deferred contribution in 2004. Contributions in excess of this limitation will first, be counted as catch-up contributions in accordance with and subject to the Code and, second, be included in your gross income for federal income tax purposes in the year they are made. In addition, any such excess deferral will again be subject to federal income tax when distributed by the plan to you, unless the excess deferral (together with any income allocable thereto) is distributed to you not later than the first April 15th following the close of the taxable year in which the excess deferral is made. Any income on the excess deferral that is distributed not later than such date shall be treated, for federal income tax purposes, as earned and received by you in the taxable year in which the distribution is made.

     Limitations on Annual Additions and Benefits. Pursuant to the requirements of the Code, the plan provides that the amount of contributions allocated to your account during any plan year may not exceed the lesser of $41,000 or 100% of your salary for the plan year. In addition, annual additions are limited to the extent necessary to prevent contributions on your behalf from exceeding your combined plan limit, i.e., a limit that takes into account the contributions and benefits made on behalf of you to all plans of Mutual Savings Bank. To the extent that these limitations have been exceeded, the Plan Administrator shall:

     (i) return any elective deferral contributions to you to the extent that the return would reduce the excess amount in your accounts; and

     (ii)reduce employer contributions made with respect to those returned elective deferral contributions.

     If, in addition to this plan, you are covered under Third Century Bancorp's ESOP and annual additions exceed the maximum permissible amount, the amount contributed or allocated under this plan will be reduced so that the annual additions under both such plans equal the maximum permissible amount.

     Limitation on Plan Contributions for Highly Compensated Employees. The plan is subject to tax rules that require before tax and after tax deposits made by highly compensated employees and participating employers' contributions for highly compensated employees not to be substantially greater than before and after tax deposits made by lower-paid employees and participating employers' contributions for lower-paid employees. If the rules are not satisfied, excess employee deposits will be returned to highly compensated employees, and a participating employer's excess contributions made on behalf of highly compensated employees will be distributed to them, if vested, or forfeited, if not vested. The Plan Administrator may reduce or suspend the amount of the before tax and after tax deposits made by highly compensated employees to ensure compliance with the non-discrimination rules. If you have any questions about the non-discrimination rules, you should contact the Plan Administrator.


INVESTMENT OF CONTRIBUTIONS AND ACCOUNT BALANCES

     All amounts credited to your account under the plan are held in the plan trust which is administered by the trustee appointed by Mutual Savings Bank's Board of Directors.

     Prior to the effective date of the offering, you have been provided the opportunity to direct the investment of your account into one of the following funds:

     A.   S&P 500 Stock Fund
     B.   Stable Value Fund
     C.   S&P MidCap Stock Fund
     D.   Money Market Fund
     E.   Income Plus Asset Allocation Fund
     F.   Growth & Income Asset Allocation Fund
     G.   Growth Asset Allocation Fund
     H.   International Stock Fund
     I.   Russell 2000 Stock Fund
     J.   S&P 500/Growth Stock Fund
     K.   S&P 500/Value Stock Fund
     L.   Government Bond Fund
     M.   NASDAQ 100 Stock Fund

     The plan now provides that in addition to the funds specified above, you may direct the trustee to invest all or a portion of your account in the Employer Stock Fund.

     You may elect to have both past contributions (and earnings), as well as future contributions to your account invested either in the Employer Stock Fund or among the funds listed above. Transfers of past contributions (and the earnings thereon) do not affect the investment mix of future contributions. These elections will be effective on the valuation date (generally any day of the month) coinciding with or next following the date the notice was received by the Plan Administrator. Until an effective direction is made by you, your account will be invested in the Money Market Fund.


A. PREVIOUS FUNDS.

     Prior to the effective date of the offering, contributions under the plan have been invested in the 13 funds specified above. The following table provides performance data with respect to the investment funds available under the plan, based on information provided to Third Century Bancorp by The Pentegra Group:



               Net Investment Performance as of December 31, 2003

                                                                          Last 12           5-Calendar Year
                                                    Year-to-Date           Months              Annualized
                                                    ------------          -------           ---------------

A.   S&P 500 Stock Fund                                28.0%                28.0%                -1.1%
B.   Stable Value Fund                                  4.3%                 4.3%                 5.4%
C.   S&P MidCap Stock Fund                             35.1%                35.1%                 8.7%
D.   Money Market Fund                                  0.9%                 0.9%                 3.5%
E.   Income Plus Asset Allocation Fund                 11.7%                11.7%                 3.9%
F.   Growth & Income Asset Allocation Fund             19.7%                19.7%                 2.3%
G.   Growth Asset Allocation Fund                      28.3%                28.3%                -0.5%
H.   International Stock Fund                          37.1%                37.1%                -1.3%
I.   Russell 2000 Stock Fund                           46.0%                46.0%                 6.5%
J.   S&P 500/Growth Stock Fund                         24.9%                24.9%                -4.1%
K.   S&P 500/Value Stock Fund                          30.6%                30.6%                 1.3%
L.   Government Bond Fund                               1.3%                 1.3%                 5.6%
M.  NASDAQ 100 Stock Fund                              48.3%                48.3%                -4.8%


     The following is a description of each of the plan's investment funds:

     S&P 500 Stock Fund. A fund designed to simulate the performance of the Standard & Poor's Composite Index of 500 stocks.

     Stable Value Fund. A fund invested primarily in Guaranteed Investment Contracts which are individually negotiated investments offered by insurance companies. The fund also invests in Synthetic Guaranteed Investment Contracts. These contracts are individually negotiated agreements between the fund manager and the insurance company or bank that issues them.

     S&P MidCap Stock Fund. A diversified equity portfolio with the objective of simulation the performance of the Standard & Poor's MidCap Index of 400 stocks. These stocks represent the middle tier of the U.S. stock market.

     Money  Market  Fund.  A  fund  that  invests  in  high-quality   short-term
securities with high credit ratings issued by U.S. and foreign corporations, governments, banks and U.S. agencies with a maturity of one year or less.

     Income Plus Asset Allocation Fund. A fund designed to invest in a diversified portfolio of stable value investments, U.S. stocks and bonds and international stocks which is intended for short-to-medium term investors seeking a lower-risk total portfolio solution for diversified investing.

     Growth & Income Asset Allocation Fund. A fund that invests in U.S. and international stocks, U. S. bonds and other stable value investments and is intended for long-term investors seeking diversified investing.

     Growth Asset Allocation Fund. A fund that invests in a broad range of domestic and international stocks and is designed for long-term investors seeking a high growth total portfolio solution.

     International  Stock Fund. This fund invests in a diversified  portfolio of
approximately  1,000  foreign  stocks  representing   established  companies  in
approximately 20 countries located in western Europe and the Pacific Rim.

     Russell 2000 Stock Fund. This fund invests in most or all of the stocks held in the Russell 2000 Index. The companies make up a subset of the smallest companies held in the Russell 3000 Index. Companies of this size generally have greater investment risk and potentially higher returns than mid- and large-capitalization stocks.

     S&P 500/Growth Stock Fund. This fund invests in most of the stocks held in the S&P/BARRA Growth Index, which represents approximately 50% of the market capitalization of the S&P 500 Stock Index and generally includes companies with higher price-to-book ratios.

     S&P 500/Value Stock Fund. This fund invests in most or all of the stocks held in the S&P/BARRA Value Index, which represents approximately 50% of the market capitalization of the S&P 500 Stock Index and generally includes companies with lower price-to-book ratios.

     Government Bond Fund. A fund that invests in a portfolio of U.S. Treasury bonds with 20 years or more to maturity.

     NASDAQ 100 Stock Fund. This fund invests in most or all of the same stocks held in the Nasdaq 100 Index, which represents Nasdaq's 100 largest non-financial companies across major industries, including computer hardware and software, telecommunications, retail/wholesale trad and biotechnology.


B. THE EMPLOYER STOCK FUND.

     The Employer Stock Fund will consist of investments in common stock of Third Century Bancorp made on and after the effective date of the offering. After the offering, the trustee will, to the extent practicable, use all amounts held by it in the Employer Stock Fund, including cash dividends paid on common stock held in the Employer Stock Fund, to purchase shares of common stock of Third Century Bancorp. It is expected that all purchases will be made at prevailing market prices. Under certain circumstances, the trustee may be required to limit the daily volume of shares purchased. Pending investment in common stock, assets held in the Employer Stock Fund will be placed in the Money Market Fund.

     As of the date of this prospectus supplement, no shares of common stock have been issued or are outstanding and there is no established market for the common stock. Accordingly, there is no record of the historical performance of the Employer Stock Fund. Performance will be dependent upon a number of factors, including the financial condition and profitability of Third Century Bancorp and of Mutual Savings Bank and market conditions for the common stock generally.

     Investment in the Employer Stock Fund may involve certain risks in investment in common stock of Third Century Bancorp. For a discussion of these risk factors, see the prospectus.

BENEFITS UNDER THE PLAN

     Vesting. You, at all times, have a fully vested, nonforfeitable interest in your salary deferral contribution and the earnings thereon under the plan. You will be 100% vested in any employer contributions upon enrollment in the plan.


WITHDRAWALS AND DISTRIBUTIONS FROM THE PLAN

     Applicable federal law requires the plan to impose substantial restrictions on your right to withdraw amounts held for your benefit under the plan prior to your termination of employment with Mutual Savings Bank. A substantial federal tax penalty may also be imposed on withdrawals made prior to your attainment of age 59-1/2, regardless of whether such a withdrawal occurs during your employment with Mutual Savings Bank or after termination of employment. In addition, employer contributions may be suspended upon your withdrawal.

     Withdrawals Prior to Termination of Employment. You may make a withdrawal from your elective deferral contributions (and earnings thereon) prior to termination of employment or age 59-1/2 only in the event of hardship, subject to the hardship distribution rules under the plan. These requirements insure that you have a true financial need before a withdrawal may be made. You may generally make a withdrawal of employer contributions credited to your employer contribution account if you have completed 60 months of participation in the plan, the employer contributions have been invested in the plan for at least 24 months, or you have attained age 59 1/2. Partial withdrawals of less than $1,000 are also limited under the plan.

     Loans. The plan does permit loans. The plan will permit a general purpose loan for any financial need to you, to your beneficiary (if you are deceased) or to your alternate payee under a qualified domestic relations order. The minimum loan amount is $1,000, and the maximum loan permitted cannot exceed the lesser of $50,000 (reduced by the highest outstanding loan balance, if any, which you had during the preceding twelve (12) month period) or one-half of the vested balance in your plan accounts. Defaults on any loans will result in corresponding reductions in your accounts with a corresponding amount being deemed a taxable distribution to you. You are encouraged to consult with your personal attorney, accountant or other financial adviser before applying for a loan.

     Distribution Upon Termination of Employment or Disability. Payment of benefits to you when you retire, incur a disability, or otherwise terminate employment shall be made in a manner selected by you, including lump sum or installments (if the balance is greater than $500) over a period equal to or less than the actuarial equivalent of your life expectancy. Benefit payments generally may be deferred until April 1 following the calendar year in which you attain age 70-1/2.

     Distribution Upon Death. If you die prior to the benefit commencement date for retirement, disability or termination of employment you shall have your benefits paid to your surviving spouse or beneficiary in a lump sum, unless the payment would exceed $500, and you elected prior to death that the payment be made in annual installments over a period not to exceed 5 years (10 years if your spouse is the beneficiary). If no election is in effect at the time of your death, the beneficiary may elect to receive the benefit in the form of annual installments over a period not to exceed 5 years (10 years if your spouse is the beneficiary). If you are married, your spouse is the beneficiary unless your spouse consents in writing to another beneficiary.

     Nonalienation of Benefits. Except with respect to federal income tax withholding and as provided with respect to a qualified domestic relations order (as defined in the Code), benefits payable under the plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the plan shall be void. You are able to receive a copy of the plan's qualified domestic relations order procedures by contacting the Plan Administrator.


TRUSTEE

     The trustee is appointed by the Board of Directors of Mutual Savings Bank to serve at its pleasure. The Bank of New York has been appointed as trustee for all of the investment funds under the plan, including the Employer Stock Fund. Until the Offering is concluded, Mutual Savings Bank will serve as trustee of the Employer Stock Fund. The trustee receives, holds and invests the contributions to the plan in trust and distributes them to you and your beneficiaries in accordance with the terms of the plan and the directions of the Plan Administrator. The trustee is responsible for investment of the assets of the trust.

PLAN ADMINISTRATOR

     Pursuant to the terms of the plan, the plan is administered by the Plan Administrator. Mutual Savings Bank is the Plan Administrator. The address of the Plan Administrator is 80 East Jefferson Street, Franklin, Indiana 46131, telephone number (317) 736-7151. The Plan Administrator is responsible for the administration of the plan, interpretation of the provisions of the plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the plan, and preparation and filing of all returns and reports relating to the plan which are required to be filed with the U.S. Department of Labor and the IRS, and for all disclosures required to be made to participants, beneficiaries, and others under Sections 104 and 105 of ERISA.


REPORTS TO PLAN PARTICIPANTS

     The Plan  Administrator  will furnish to you a quarterly  statement showing
(i) the balance in your account as of the end of that period, (ii) the amount of contributions allocated to your account for that period, and (iii) the adjustments to your account to reflect earnings or losses (if any).


AMENDMENT AND TERMINATION

     It is the intention of Mutual Savings Bank to continue the plan indefinitely. Nevertheless, Mutual Savings Bank may terminate the plan at any time. If the plan is terminated in whole or in part, then regardless of other provisions in the plan, each participant affected by such termination shall have a fully vested interest in his or her accounts. Mutual Savings Bank reserves the right to make, from time to time, any amendment or amendments to the plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that Mutual Savings Bank may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.


MERGER, CONSOLIDATION OR TRANSFER

     In the event of the merger or consolidation of the plan with another plan, or the transfer of the trust assets to another plan, the plan requires that you would (if either the plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer (if the plan had then terminated).


FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material federal income tax aspects of the plan. However, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. The consequences under state and local income tax laws may not be the same as under the federal income tax laws. You are urged to consult your tax advisor with respect to any distribution from the plan and transactions involving the plan.

     Tax Consequences of Contributions to the Plan. The plan is tax-qualified and the related trust is exempt from tax under the Code. As a result, the plan is afforded special tax treatment which include the following:

     (1) Mutual Savings Bank is allowed an immediate tax deduction for the amount contributed to the plan each year;

     (2) you pay no current income tax on amounts contributed by Mutual Savings Bank on your behalf, and

     (3) earnings of the plan are tax-exempt, thereby permitting the tax-free accumulation of income and gains on investments.

     The plan will be administered to comply in operation with the requirements of the Code as of the effective date of any change in the law. Mutual Savings Bank expects to timely adopt any amendments to the plan that may be necessary to maintain the qualified status of the plan under the Code.

     Assuming that the plan is administered in accordance with the requirements of the Code, participation in the plan under existing federal income tax laws will have the following effects:

     (1) the contributions to your account and the investment earnings on your account are not includable in your federal taxable income until the contributions or earnings are actually distributed or withdrawn from the plan. Special tax treatment may apply to the taxable portion of any distribution that includes common stock or qualifies as a lump-sum distribution, as described below; and

     (2) income earned on assets held by the trust will not be taxable to the trust.

     Limitation on Before Tax Contributions. For the calendar year 2004, the maximum annual amount of Before Tax Contributions that may be made by you is $13,000, subject to annual adjustment for inflation, reduced by the amount of any other before tax contributions made by you under any other tax-qualified retirement plan. You will be informed annually of any increase in the annual limit due to the inflation adjustment. To the extent your contributions exceed the annual limit, they will be distributed to you. The excess amount will be included in your gross income for the calendar year to which the contribution relates. If you have excess contributions and you are a participant in more than one tax qualified retirement plan that permits before tax contributions, you must notify each plan as to the portion of the excess to be allocated with respect to each such plan.

     General Tax Rules on Withdrawal or Distribution. In general, a distribution or withdrawal of your account balance under the plan will be taxable as ordinary income in the year of receipt and, as described below, may be subject to an additional ten percent (10%) penalty tax. As described below, if a distribution qualifies as an eligible rollover distribution, you (or your spouse) may defer current taxation of all or a part of the distribution by rolling over the taxable portion of the distribution into an eligible retirement plan. A distribution that qualifies as a lump sum distribution or includes Third Century Bancorp common stock may be subject to special tax rules, as described below.

     Lump-Sum Distribution. A distribution from the plan to you or your beneficiary will qualify as a lump-sum distribution if it:

     (1)  is made within one calendar year;

     (2) is on account of your death, disability or separation from service, or after you attain age 59-1/2; and

     (3) consists of your balance under this plan and all other profit sharing plans, if any, maintained by Mutual Savings Bank. The portion of any lump-sum distribution that is required to be included in your taxable income for federal income tax purposes consists of the entire amount of the lump-sum distribution less the amount of after-tax contributions, if any, made by you to this or any other profit sharing plan maintained by Mutual Savings Bank which is included as part of the lump-sum distribution.

     Averaging rules. The portion of the total taxable amount of a lump-sum distribution that is attributable to participation after 1973 in the plan or in any other profit-sharing plan maintained by Mutual Savings Bank referred to as the ordinary income portion, will be taxable generally as ordinary income for federal income tax purposes.

     Five Year and Ten Year Averaging. If you reached age 50 by January 1, 1986 you may be eligible for five year averaging and special ten year averaging rules as described below.

     If your distribution qualifies as a lump-sum distribution and you have participated in the plan for at least five years (the five year participation requirement does not apply to beneficiaries of deceased participants), you may qualify for special tax treatment called "five year averaging," which may result in significant tax savings. In general, in order to be eligible for five year averaging, you must have also attained age 59-1/2 on or before the date of the distribution. The special five year averaging rule may be used only once by you.

     There is an exception to the general rule that special treatment for lump-sum distributions is only available if you have attained age 59-1/2. If you have attained age 50 by January 1, 1986, you (or your beneficiary) may, in general, elect to use either the special five year averaging provisions (using the tax rates in effect in the year of distribution) or the ten year averaging provisions (using the 1986 tax rates). Only one election is available and, if made, eliminates the ability to elect five year averaging after age 59-1/2.

     Amounts rolled over into an IRA are not eligible for five year or ten year averaging upon distribution from the IRA. In addition, if any part of the lump sum distribution is rolled over into an IRA or another qualified employee retirement plan, the remainder of the distribution is not eligible for five year or ten year averaging.

     Common Stock Included in Lump-Sum Distribution. If a lump-sum distribution includes common stock, the distribution generally will be taxed in the manner described above under lump-sum distributions, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to such common stock, i.e., the net unrealized appreciation is the excess of the value of such common stock at the time of the distribution over the cost or other basis to the trust.

    Example: Assume the plan purchases 100 shares of common stock of Third Century Bancorp in the offering at $10 per share. Ten dollars would be the cost basis of the stock to the plan. If the plan distributes the common stock to you in a lump-sum distribution when the stock is trading at $18 per share, you will be taxed in the year of distribution on the $10 cost basis of the stock to the plan. The additional $8 per share, or the net unrealized appreciation, will not be taxed until you sell the stock.

     The tax basis of such common stock for purposes of computing gain or loss on its subsequent sale will be the value of the common stock at the time of distribution less the amount of net unrealized appreciation.

    Example:   Assuming the same facts as above, your tax basis in the stock  is
               $10,  which  is the $18  value  of  the  stock  at the   time  of
               distribution minus the $8 of net unrealized appreciation.

     Any gain on a sale or other taxable disposition of such common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain regardless of the holding period of such common stock. Any gain on a sale or other taxable disposition of the common stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered short-term or long-term capital gain depending upon the length of the holding period of the common stock. Any loss on a sale or other taxable disposition of such common stock is taxed as a short-term or long-term capital loss depending on the holding period.

    Example: Assume you sell 50 shares of the stock seven months after you receive the distribution, for $20 per share. You will be taxed as follows: You will not be taxed again on the $10 cost basis you recognized as income at the time of distribution. The $8 in net unrealized appreciation will be taxed at long-term capital gains rates. However, the $2 appreciation in the value of the stock that occurred since the distribution will be taxed at short-term capital gains rates since you have only held the stock for seven months following its distribution to you.

     As a recipient of a distribution, you may elect to include the amount of any net unrealized appreciation in the total taxable amount of such distribution to the extent allowed by the regulations issued by the IRS.

     Contribution to another qualified plan or to an individual retirement account. You may defer federal income taxation of all or any portion of the total taxable amount of a lump-sum distribution, including the proceeds from the sale of any common stock included in the lump-sum distribution, to the extent that such amount, or a portion thereof, is contributed, within 60 days after the date of its receipt by you, to another qualified plan or to an individual retirement account. If less than the total taxable amount of a lump-sum distribution is contributed to another qualified plan or to an individual retirement account within the applicable 60-day period, the amount not so contributed must be included in your income for federal income tax purposes and will not be eligible for the special averaging rules or for capital gains treatment.

    Example: You receive a distribution of 500 shares of stock and $3,000 cash from the plan on June 30. If you intend to roll your distribution over to another tax-qualified plan or individual retirement account, you must do so no later than August 29, which is 60 days after you received the distribution. If you roll over all the stock but none of the cash, you must include the $3,000 cash in your income for the calendar year in which the distribution is made to you.

     You generally may defer the federal income taxation of any portion of any other distribution made on account of your disability or separation from service, if the amount is distributed within one taxable year, and is contributed, within 60 days after the date of its receipt by you, to an individual retirement account.

     You have the right to elect to have the trustee transfer all or any portion of an "eligible rollover distribution" directly to another qualified plan or to an individual retirement account. If you do not elect to have an eligible rollover distribution transferred directly to another qualified plan or to an individual retirement account, the distribution will be subject to a mandatory federal withholding tax equal to 20% of the taxable distribution. An eligible rollover distribution means any amount distributed from the plan except:

     (1) a distribution that is (a) one of a series of substantially equal periodic payments made, not less frequently than annually, over your life or the joint lives of you and your designated beneficiary, or (b) for a specified period of ten years or more;

     (2) any amount that is required to be distributed under the minimum distribution rules; and

     (3)  any other distributions excepted under applicable federal law.

     If your beneficiary is your surviving spouse, he or she also may defer federal income taxation of all or any portion of a distribution from the plan to the extent that such amount, or a portion thereof, is contributed within 60 days after the date of its receipt by your surviving spouse, to an individual retirement account. If all or any portion of the total taxable amount of a lump-sum distribution is contributed by your surviving spouse to an individual retirement account within the applicable 60-day period, any subsequent distribution from the individual retirement account will not be eligible for the special averaging rules or for capital gains treatment. Any amount received by your surviving spouse that is not contributed to another qualified plan or to an individual retirement account within the applicable 60-day period and any amount received by a nonspouse beneficiary will be included in such beneficiary's income for federal tax purposes in the year in which it is received.

     Additional Tax on Early Distributions. If you receive a distribution from the plan prior to attaining age 59-1/2, it will be subject to an additional income tax equal to 10% of the taxable amount of the distribution. The 10% additional income tax will not apply, however, to the extent the distribution is rolled over into an IRA or another qualified plan within 60 days of its receipt by you or the distribution is:

     (1)  made to a beneficiary, or to your estate, on or after your death;

     (2)  attributable to your disability;

     (3) part of a series of substantially equal periodic payments not less frequently than annually made for your life or life expectancy or the joint lives or joint life expectancies of you and your beneficiary;

     (4) made to you after separation from service on account of retirement from Mutual Savings Bank after attainment of age 65;

     (5) made to pay medical expenses to the extent deductible for federal income tax purposes;

     (6) made to an alternate payee pursuant to a qualified domestic relations order; or

     (7) made to effect the distribution of excess contributions or excess deferrals.

     Tax Consequences to Mutual Savings Bank. Mutual Savings Bank is entitled to a federal income tax deduction with respect to amounts contributed by it to the plan.

     Federal Estate Taxes. The balance in your account must be included in your gross estate for federal estate tax purposes upon your death. If the distributee is your spouse, to the extent of the amount included in your gross estate, an unlimited marital deduction may be available.

     You Should Consult Your Tax Advisor. The discussion of federal tax consequences is only a summary, does not purport to be complete and, among other things, does not cover state and local tax treatment of participation in the plan. In addition, the rules regarding taxation of distributions are complicated and change periodically, and differences in participants' financial situations may cause federal, state and local tax consequences of participation in the plan to vary. Therefore, you should consult your own accountant, legal counsel or other financial advisor regarding the tax consequences of participation in the plan.


ADDITIONAL EMPLOYEE RETIREMENT INCOME SECURITY ACT CONSIDERATIONS

     As noted above, the plan is subject to certain provisions of ERISA, including special provisions relating to control over the plan's assets by participants and beneficiaries. The plan's feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of
Section 404(c) of the ERISA relating to control over plan assets by a participant or beneficiary. The effect of this is two-fold. First, you will not be deemed a "fiduciary" because of your exercise of investment discretion. Second, no person who otherwise is a fiduciary, such as your employer, the Plan Administrator, or the plan's trustee is liable under the fiduciary responsibility provision of the ERISA for any loss which results from your exercise of control over the assets in your plan account.

     Because you will be entitled to invest all or a portion of your account balance in the plan in Third Century Bancorp common stock, the regulations under
Section 404(c) of the ERISA require that the plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with federal or state laws not preempted by the ERISA. These regulations also require that your exercise of voting and similar rights with respect to the common stock be conducted in a way that ensures the confidentiality of your exercise of these rights. Accordingly, the Plan Administrator designates Kimberly A. Childers of Mutual Savings Bank as the person to whom your investment instructions should be returned. Kimberly A. Childers will transfer your investment instructions directly to the Bank of New York, the plan's trustee. In the case of an event that involves a potential for undue employer influence such as a tender offer, you will be instructed to return your instructions directly to the Bank of New York.

     As a participant in the plan, you are entitled to certain rights and protections under ERISA. Please see your summary plan description for a copy of those rights and protections. If you need a copy of the summary plan description, please contact the Plan Administrator at 80 East Jefferson Street, Franklin, Indiana 46131, telephone (317) 736-7151.


SECURITIES AND EXCHANGE COMMISSION REPORTING AND SHORT-SWING PROFIT LIABILITY

     Section 16 of the Securities Exchange Act of 1934 imposes reporting and liability requirements on officers, directors, and persons beneficially owning more than 10% of public companies such as Third Century Bancorp. Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership. In addition to the reporting requirements, Section 16(b) of the Securities Exchange Act of 1934 provides for the recovery by Third Century Bancorp of profits realized by an officer, director or any person beneficially owning more than 10% of Third Century Bancorp's common stock resulting from non-exempt purchases and sales of Third Century Bancorp's common stock within any six-month period.

     The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of Section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) persons.

     Except for distributions of common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons affected by Section 16(b) are required to hold shares of common stock distributed from the plan for six months following such distribution and are prohibited from directing additional purchases of shares within the Employer Stock Fund for six months after receiving such a distribution.


FINANCIAL INFORMATION REGARDING PLAN ASSETS

     Unaudited financial statements representing the net assets available for plan benefits at December 31, 2003, are attached to this prospectus supplement.


                               MUTUAL SAVINGS BANK

               Statement of Net Assets Available for Plan Benefits
                              with Fund Information
                                December 31, 2003

Fund                                                             Plan Assets
-----------------------------------------------------            ------------
S&P 500 Stock Fund                                               $ 157,039.99
Stable Value Fund                                                   83,036.17
S&P MidCap Stock Fund                                              105,097.31
Money Market Fund                                                  154,645.45
Income Plus Asset Allocation Fund                                   11,195.58
Growth & Income Asset Allocation Fund                               19,184.74
Growth Asset Allocation Fund                                        16,110.93
International Stock Fund                                             1,305.82
Russell 2000 Stock Fund                                             16,133.03
S&P 500/Growth Stock Fund                                           16,703.30
S&P 500/Value Stock Fund                                            12,384.64
Government Bond Fund                                                30,183.98
Nasdaq 100 Fund                                                      2,658.48
                                                                 ------------

     Total Assets Available for Plan Benefits                    $ 625,679.42

SUBSCRIPTION AND DIRECT COMMUNITY OFFERING PROSPECTUS

Up to _______ Shares of common stock

                                                           Third Century Bancorp

                                                        80 East Jefferson Street
                                                        Franklin, Indiana  46131

--------------------------------------------------------------------------------
Mutual Savings Bank based in Franklin, Indiana, is converting from the mutual form to the stock form of organization. Upon completion of the conversion, Mutual Savings Bank will become a wholly-owned subsidiary of Third Century Bancorp, which was formed on March 15, 2004. The common stock of Third Century Bancorp is being offered to the public under the terms of a plan of conversion that must be approved by the Indiana Department of Financial Institutions and by a majority of the votes eligible to be cast by members of Mutual Savings Bank. The offering will not go forward if Mutual Savings Bank does not receive these approvals.
--------------------------------------------------------------------------------

                               TERMS OF OFFERING

     An independent appraiser has estimated the market value of the converted Mutual Savings Bank to be between $10,625,000 and $14,375,000, which establishes the number of shares to be offered based upon a price of $10.00 per share. The maximum number of shares to be offered may be increased to 1,653,125 shares. Based on these estimates, we are making the following offering of shares of common stock.

                                                                                        Maximum,
                                         Minimum       Midpoint         Maximum      As Adjusted

o  Price Per Share:                          $10            $10             $10              $10
o  Number of Shares                    1,062,500      1,250,000       1,437,500        1,653,125
o  Estimated offering expenses
     excluding underwriting
     commissions and expenses           $406,325       $414,200        $406,075         $405,731
o  Underwriting commissions
     and expenses (1)                   $135,675       $163,800        $191,925         $224,269
o  Net Proceeds to Third Century
     Bancorp                         $10,083,000    $11,922,000     $13,777,000      $15,901,250
o  Net Proceeds per share to
     Third Century Bancorp                 $9.49          $9.54           $9.58            $9.62
--------------
(1)  See "The Conversion - Marketing  Arrangements"  at page 85 for a discussion of Keefe, Bruyette & Woods, Inc.'s compensation for this offering.

          Investing in the common stock involves a high degree of risk. Please read "Risk Factors" beginning on page 11 of this document.

     These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

     Neither the Securities and Exchange Commission, the Indiana Department of Financial Institutions, the Federal Deposit Insurance Corporation nor any state securities regulator has approved or disapproved of these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

     Keefe, Bruyette & Woods, Inc. will use its best efforts to assist Third Century Bancorp in selling at least the minimum number of shares but does not guarantee this number will be sold. All funds received from subscribers will be held in an escrow savings account at Mutual Savings Bank earning interest at its passbook rate, which is currently 0.15% per annum, until the completion or termination of the conversion. Keefe, Bruyette & Woods, Inc. intends to apply for and maintain quotation of the common stock on the OTC "Electronic Bulletin Board."

     This offering will end at 12:00 p.m., Franklin time, on June ___, 2004, and may be extended, under certain circumstances, to no later than June ___, 2006. If we fail to sell 1,062,500 shares by July ___, 2004, you will receive a prompt refund of your payment to us, plus interest, unless you affirmatively elect to continue your subscription through any extension period. You will not be able to revoke your subscription for common stock unless we extend the offering beyond July ___, 2004. Shares purchased by our management will count toward the number of shares sold in the conversion.

     For information on how to subscribe,  call the Stock Information  Center at
(317) 736-7492.

                             KEEFE, BRUYETTE & WOODS

                        Prospectus dated __________, 2004

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Questions and Answers About the Stock Offering ...........................     4
Summary ..................................................................     7
Risk Factors .............................................................    11
Selected Consolidated Financial Date of Mutual Savings Bank and Subsidiary    16
Proposed Purchases by Directors and Executive Officers ...................    17
Third Century Bancorp ....................................................    18
Mutual Savings Bank ......................................................    18
Market Area ..............................................................    19
Use of Proceeds ..........................................................    19
Dividend Policy ..........................................................    20
Market for the Common Stock ..............................................    21
Competition ..............................................................    22
Capitalization ...........................................................    22
Pro Forma Data ...........................................................    24
Regulatory Capital Compliance ............................................    27
Management's Discussion and Analysis or Plan of Operation ................    28
Forward-Looking Statements ...............................................    28
Business of Mutual Savings Bank ..........................................    41
Management ...............................................................    58
Executive Compensation and Related Transactions ..........................    61
Regulation ...............................................................    67
Taxation .................................................................    75
The Conversion ...........................................................    75
Restrictions of Acquisition of Third Century Bancorp .....................    90
Description of Capital Stock .............................................    96
Transfer Agent ...........................................................    97
Registration Requirements ................................................    97
Legal and Tax Maters .....................................................    98
Experts ..................................................................    98
Changes in and Disagreements with Accountants ............................    98
Additional Information ...................................................    99
Mutual Savings Bank Financial Statements .................................   F-1


     This document contains forward-looking statements that involve risks and uncertainties. Third Century Bancorp's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors" beginning on page 11 of this Prospectus.

                                  [INSERT MAP]

                 QUESTIONS AND ANSWERS ABOUT THE STOCK OFFERING

Q:   What is the purpose of the offering?

A: The offering means that you will have the opportunity to share in our future as a shareholder of the newly formed holding company named Third Century Bancorp that will own Mutual Savings Bank. The stock offering will increase our capital and the amount of funds available to us for lending and investment activities. This will give us greater flexibility to diversify operations and expand into other geographic markets if we choose to do so. As a stock savings bank operating through a holding company structure, we will have the ability to plan and develop long-term growth and improve our future access to the capital markets. In addition, our shareholders might also receive dividends and benefit from any long-term appreciation of our stock price if our earnings are sufficient in the future.

Q:   How do I purchase the stock?

A: You must complete and return the Stock Order Form to us, together with your payment, on or before 12:00 p.m., Franklin time, on June ___, 2004.

Q.   How much stock may I purchase?

A: The minimum purchase is $250 (25 shares). No individual or individuals, through a single account, may purchase more than $150,000 (15,000 shares). Purchases cannot exceed $250,000 (25,000 shares) when made by any person or persons who may be acting together with you, such as your spouse or other relatives, or companies or trusts in which you have an interest. We may decrease or increase the maximum purchase limitation without notifying you.

     The following examples illustrate how these purchase limitations may apply to you.

     o If you hold more than one account at Mutual Savings Bank, each in your individual capacity, you will be deemed to hold a single account and may only purchase up to 15,000 shares in the Subscription Offering.

     o If you have one or more accounts at Mutual Savings Bank that are held jointly with another person (such as your spouse), you and that other person may each purchase up to 15,000 shares in the Subscription Offering subject to the overall maximum of 25,000 shares.

     These examples do not address every situation and do not modify the purchase limitations included in the plan of conversion described in this Prospectus. Due to the complexity of the rules governing the number of shares you may purchase, we encourage you to call the Stock Information Center at (317) 736-7492 if you have any questions.

     If we have a Community Offering, each purchaser may purchase up to 15,000 shares in that offering. However, your total purchases in the conversion may not exceed 25,000 shares (or $250,000).

     In certain instances, your purchase may be grouped together with purchases by other persons who are associated with you. We may increase or decrease the maximum purchase limitation. If the offering is oversubscribed, shares will be allocated based upon a formula.

Q:   What happens if there are not enough shares to fill all orders?

A: You might not receive any or all of the shares you want to purchase. If there is an over-subscription, the stock will be offered on a priority basis to the following persons:

     o Persons who had a deposit account with us on December 31, 2002 ("Eligible Account Holders"). Any remaining shares will be offered to:

     o The employee stock ownership plan of Third Century Bancorp. Any remaining shares will be offered to:

     o Persons who had a deposit account with us on March 31, 2004 ("Supplemental Account Holders"). Any remaining shares will be offered to:

     o Other depositors of ours and our borrowers, as of May___, 2004 ("Other Members").

     If the above persons do not subscribe for all of the shares, the remaining shares will be offered to certain members of the general public in a Community Offering, with preference given to people who live in Johnson County, Indiana.

Q: What particular factors should I consider when deciding whether or not to buy the stock?

A: Before you decide to purchase stock, you should read this Prospectus. In particular, you should read and consider the Risk Factors section on pages 11 to 15 of this document.

Q.   Can the offering be extended?

A. Yes. If we do not receive sufficient orders, we can extend the offering beyond June ___, 2004. We must complete any offering to general members of the public by July ___, 2004, unless we receive regulatory approval to further extend the offering. No single extension can exceed 90 days, and the extensions may not go beyond June ___, 2006.

Q.   Can I change my mind after I place an order to subscribe for stock?

A. No. After we receive your order form and payment, you may not cancel or modify your order. However, if we extend the offering beyond July___, 2004, you will be able to change or cancel your order. If you cancel your order, you will receive a prompt refund plus interest.

Q: As a depositor or borrower of Mutual Savings Bank, what will happen if I do not purchase any stock?

A: You presently have voting rights while the Bank is in the mutual form; however, once the Bank converts to the stock form you will lose your voting rights unless you purchase stock. Even if you do purchase stock, your voting rights will depend on the amount of stock that you own and not on your deposit account or loan at the Bank. You are not required to purchase stock. Your deposit account, certificate accounts and any loans you may have with us will not otherwise be affected by the conversion.

Q: Can I purchase stock on behalf of someone else who does not have an account or is not a borrower at Mutual Savings Bank?

A: No. You may not transfer the subscription rights that you have as a depositor or borrower at the Bank. You will be required to certify that you are purchasing shares solely for yourself and that you have no agreement or understanding with another person involving the transfer or sale of the shares that you purchase. We will not honor orders for shares of the common stock by anyone known to us to be a party to such an agreement and we will pursue all legal remedies against any person who is a party to such an agreement.

Q:   How may I pay for my shares of stock?

A: First, you may pay for stock by check or money order. Interest will be paid by Mutual Savings Bank on these funds at its passbook rate, which is currently 0.15% per annum, from the day the funds are received until the completion or termination of the conversion. Second, you may authorize us to withdraw funds from your savings account(s) or certificate(s) of deposit at the Bank for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until completion or termination of the conversion.

Q:   Can I purchase shares using funds in any IRA accounts I hold?

A: You may use your IRA to purchase shares using your IRA funds if you have or establish a self-directed IRA. Please call our stock information center for more information by __________, 2004.

Q: Who can help answer any other questions I may have about the stock offering?

A: In order to make an informed investment decision, you should read this entire document. After reading this document, if you have questions or need assistance, you should contact:

                            Stock Information Center
                              Mutual Savings Bank
                            80 East Jefferson Street
                            Franklin, Indiana 46131
                                 (317) 736-7492

                                     SUMMARY

     This summary highlights selected information from this document and may not contain all the information that is important to you. To understand the stock offering fully, you should read carefully this entire document, including the financial statements and the notes to the financial statements of Mutual Savings Bank.

The Companies

                             Third Century Bancorp
                            80 East Jefferson Street
                            Franklin, Indiana 46131
                                 (317) 736-7151

     Third Century Bancorp is not currently an operating company and has not engaged in any significant business to date. We were formed on March 15, 2004, as an Indiana corporation to be the holding company for Mutual Savings Bank. The holding company structure will provide us with greater flexibility in terms of operations, expansion and diversification. See page 18.

                              Mutual Savings Bank
                            80 East Jefferson Street
                            Franklin, Indiana 46131
                                 (317) 736-7151

     The Bank is a community- and customer-oriented Indiana mutual savings bank that provides financial services to individuals, families and small business. Historically, the Bank has attracted deposits from the general public and has made one- to four-family mortgage loans, commercial real estate loans, home equity loans, second mortgage loans, other consumer loans, real estate construction loans and commercial loans. On December 31, 2003, we had total assets of $106.6 million, deposits of $78.7 million and equity capital of $8.0 million. See page F-5.


The Stock Offering

     We are offering for sale between 1,062,500 and 1,437,500 shares of our common stock at $10.00 per share. This offering may be increased to 1,653,125 shares without further notice to you if market or financial conditions change prior to the completion of this stock offering.


Stock Purchases

     We will offer shares of our common stock to our depositors who held deposit accounts as of certain dates and to our borrowers. The shares will be offered first in a Subscription Offering and any remaining shares may be offered in a Community Offering to members of the general public with preference given to residents of Johnson County. See pages 80 to 85. We have engaged Keefe, Bruyette & Woods, Inc. to assist in the marketing of the common stock.


The Amount of Stock You May Purchase

     The minimum purchase is $250 (25 shares). No individual or individuals, through a single account (including an IRA), may purchase more than $150,000 (15,000 shares). If any of the following persons purchase stock, their purchases when combined with your purchases cannot exceed $250,000:

     o    relatives of you or your spouse living in your house

     o    accounts registered to the same address

     o companies, trusts or other entities in which you have an interest or hold a position

     o    other persons who may be acting together with you

     We may decrease or increase the maximum purchase limitation without notifying you.


Prohibition on Transfer of Subscription Rights

     You may not sell or assign your subscription rights. Any transfer of subscription rights is prohibited by law. If you exercise your subscription rights, you will be required to certify that you are purchasing shares solely for yourself and that you have no agreement or understanding regarding the sale or transfer of shares. We intend to pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights and will not honor orders known by us to involve the transfer of such rights. In addition, persons who violate the purchase limitations may be subject to sanctions and penalties imposed by the Federal Deposit Insurance Corporation.

The Offering Range and Determination of the Price Per Share

     The offering range is based on an independent appraisal of the pro forma market value of the common stock by Keller & Company, Inc., an appraisal firm experienced in appraisals of savings banks. Keller & Company has estimated in its conversion appraisal that, as of February 27, 2004, the aggregate pro forma market value of the common stock ranged between $10,625,000 and $14,375,000 (with a mid-point of $12,500,000) (the "Estimated Value Range"). The appraisal was based in part upon our financial condition and operations and the effect of the additional capital raised by the sale of common stock in this offering. The $10.00 price per share was determined by our board of directors and is the price most commonly used in stock offerings involving conversions of mutual savings banks or associations. If the pro forma market value of the common stock changes to either below $10,625,000 or above $16,531,250, we will notify you and provide you with the opportunity to modify or cancel your order. See page 88.


Termination of the Offering

     The Subscription Offering will terminate at 12:00 p.m., Franklin time, on June ___, 2004. The Community Offering, if any, may terminate at any time without notice but no later than July ___, 2004, without approval by the Indiana Department of Financial Institutions.


Benefits to Management from the Offering

     The Bank's full-time employees will participate in an employee stock ownership plan, which is a form of retirement plan to which we plan to lend enough money for it to purchase 8% of our shares issued to investors. We also intend to implement a management recognition and retention plan (for 4% of the shares issued in the conversion) and a stock option plan (reserving 10% of the shares issued in the conversion) following completion of the conversion, which will benefit our directors, directors emeriti and officers, in addition to other employees. We intend to buy shares under the recognition and retention plan on the open market. If we award shares under the stock option plan out of our authorized but unissued shares of common stock, your ownership and voting interests would be diluted by 9.1%, assuming the sale of 1,250,000 shares. Assuming the sale of 1,062,500 shares, and giving no effect to the use of proceeds received from the exercise of stock options, net income per share would decrease by $.06 or 11.8%, and net income per share would decrease by $.04 or 10.8% if 1,437,500 shares are sold in the offering and the options are awarded from authorized but unissued shares under the stock option plan. If we award shares under the recognition and retention plan out of our authorized but unissued shares of common stock, your ownership and voting interests would be diluted by 3.8%, assuming the sale of 1,250,000 shares in the conversion. The management recognition and retention plan and stock option plan may not be adopted until at least six months after the conversion and are subject to shareholder approval and compliance with the regulations of the Federal Deposit Insurance Corporation. See pages 65 to 66.

     We also have entered into three-year employment contracts with Robert D. Heuchan, our President and Chief Executive Officer, and with David A. Coffey, our Chief Operating Officer, in connection with the conversion. The employment contracts provide for the payment of severance pay to Mr. Heuchan and Mr. Coffey in an amount up to three times their annual salary in the event their employment is terminated without cause following a change in control of Third Century Bancorp. See page 61.


Use of the Proceeds Raised from the Sale of Common Stock

     We will retain 50% of the net proceeds that remain after we pay expenses incurred in connection with the conversion and will use the other 50% of the net proceeds to purchase all of the capital stock to be issued by Mutual Savings Bank. We intend to use a portion of the proceeds that we will retain to make a loan to our employee stock ownership plan in the amount necessary to fund its purchase of 8% of the common stock to be issued to investors in the conversion. We will retain the balance of the net proceeds as a possible source of funds to increase our net worth, support future deposit growth, increase the amount of funds available for real estate-based and other lending, provide greater resources for possible branching and the expansion of customer services or for other general corporate purposes. On a short-term basis, both Third Century Bancorp and Mutual Savings Bank may invest the net proceeds that they retain in short- or intermediate-term investments. See pages to 19 to 20.

Our Business Strategy

     Our business strategy is to operate a well-capitalized, profitable and independent community savings bank dedicated to offering a variety of banking services with an emphasis on personal services. Our banking services include:

     o    Residential lending

     o    Commercial lending

     o    Consumer lending

     o    Deposit services

     o    Trust services


     We have sought to implement this strategy by:

     o    Pursuing opportunities to expand our asset and deposit bases

     o Increasing the origination of one- to four-family residential mortgage loans in our market area of Johnson County

     o    Increasing commercial and consumer lending in Johnson County

     o    Maintaining   levels  of   capital   well  in  excess  of   regulatory
          requirements

     We currently have not adopted a policy regarding the payment of dividends, if any, on our outstanding shares of common stock. If we do decide to pay dividends following completion of the conversion, the payment of dividends will depend on a number of factors. These factors include the amount of the net proceeds we retain in the conversion and the investment opportunities available for those proceeds. Other factors include the financial condition and results of operations of Third Century Bancorp and Mutual Savings Bank, tax considerations, statutory and regulatory limitations, capital requirements and general economic conditions. There can be no assurances that we will in fact pay dividends on the common stock, or that we will not in future periods reduce or eliminate any dividends that we elect to pay. See page 20.


Market for the Common Stock

     Keefe, Bruyette & Woods intends to apply for and maintain quotation for the common stock over-the-counter through the OTC "Electronic Bulletin Board." Since the size of the offering is relatively small, it is unlikely that an active and liquid trading market for the shares will develop and be maintained. The common stock may not be appropriate as a short-term investment. If you purchase shares, you may not be able to sell them when you want to at a price that is equal to or more than the price you paid. See page 21.


Important Risks in Owning Third Century Bancorp's Common Stock

     Before you decide to purchase stock in the offering, you should read the Risk Factors section on pages 11 to 15 of this document.


How You May Obtain Additional Information Regarding the Stock Offering

     If you have any questions regarding the stock offering or the conversion, please call the Stock Information Center at (317) 736-7492 Monday through Friday between ____ a.m. and ___ p.m. Franklin, Indiana time.

                                  RISK FACTORS

     Before investing in shares of the common stock offered by this Prospectus, prospective investors should consider carefully the matters presented below.

The Bank's Commercial Real Estate, Commercial Business, Construction and Consumer Loans Expose It to Increased Credit Risk

     At December 31, 2003, only $56.1 million, or 57.25%, of the Bank's total loans were one- to four-family real estate mortgage loans. As of that date, the Bank's portfolio of commercial real estate loans totaled $15.6 million, or 15.88%, of total loans; its portfolio of commercial business loans totaled $7.1 million, or 7.21%, of total loans; its portfolio of residential and commercial construction loans totaled $5.4 million, or 5.46%, of total loans; and its portfolio of consumer loans totaled $9.3 million, or 9.51%, of total loans. Commercial real estate, commercial business and construction loans generally involve a higher degree of credit risk compared to first mortgage loans on one- to four-family, owner-occupied residential properties because the repayment of the loans often depends on the successful business operations of the borrowers. Consumer lending also is generally considered to have a higher degree of credit risk than long-term financing of residential real estate because the loans are collateralized, if at all, with assets that may not provide an adequate source of payment of the loans due to depreciation, damage or loss. For further information concerning the risks associated with commercial real estate, commercial business, construction and consumer loans, see "Business of Mutual Savings Bank - Lending Activities" and "- Non-Performing and Problem Assets."


Changes in Interest Rates Could Adversely Affect Our Earnings

     Our ability to make a profit, like that of most financial institutions, substantially depends upon the Bank's net interest income, which is the difference between the interest income the Bank earns on interest-earning assets, such as mortgage loans, and the interest expense it pays on interest-bearing liabilities, such as deposits. Because interest rates on deposit liabilities generally re-price more quickly than the interest rates on fixed-rate loans, the Bank's net interest income generally improves during periods of declining interest rates and decreases during periods of rising interest rates. In an environment of decreasing interest rates, however, the average life of the loans in the Bank's portfolio may decrease as the result of borrowers refinancing their mortgage loans to reduce their borrowing costs. Under these circumstances, the Bank is subject to reinvestment risk to the extent that it is not able to reinvest such prepayments at rates which are comparable to the rates that the Bank previously earned on the prepaid loans or securities. Further, during periods of rapidly declining interest rates, the Bank's interest expense may adjust more slowly in the short term than its interest income because a majority of its deposit accounts consist of certificates of deposit that have fixed terms and generally higher interest rates than its other deposit products, while its adjustable-rate mortgage loans may adjust as frequently as every six months. See "Management's Discussion and Analysis of Financial Condition or Plan of Operation--Asset/Liability Management."


The  Future  Price  of Our  Stock  May Be Less  than the  Purchase  Price in the
Offering

     The shares of common stock offered by this Prospectus are not savings accounts or deposits, are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or any other governmental agency, and involve investment risk, including the possible loss of principal. Due to various factors, including certain risk factors discussed in this document, we cannot assure you that, following the conversion, the trading price of our common stock will be at or above the initial per share offering price. Publicly traded stocks, including stocks of financial institutions, have recently experienced substantial market price volatility. These market fluctuations may be unrelated to the operating performance of particular companies whose shares are traded. The purchase price of our common stock in the offering is based on the independent appraisal by Keller & Company. After our shares begin trading, the trading price of our common stock will be determined by the marketplace and may be influenced by many factors, including prevailing interest rates, investor perceptions and general industry and economic conditions.

     We have never issued common stock to the public. Consequently, there is no established market for the common stock. Even though Keefe Bruyette & Woods intends to apply for and maintain quotation of the common stock on the OTC "Electronic Bulletin Board," there can be no guarantee that an active trading market will develop and be maintained. If an active market does not develop, you may not be able to sell your shares promptly or perhaps at all, or sell your shares at a price equal to or above the price you paid for the shares. The common stock may not be appropriate as a short-term investment. See "Market for the Common Stock."

Competition in Our Primary Market Area May Limit Our Growth and Profitability

     The Bank faces strong competition in its primary market area from state and federal banks, a federal savings association, credit unions and certain nonbanking consumer lenders. The Bank also faces competition from mutual funds and brokerage and investment banking firms operating locally and elsewhere. Many of these competitors have substantially greater resources than are available to us and may offer services that we do not or cannot provide. This competitive environment for both loans and deposits may limit the Bank's ability to significantly increase its market share in its primary market area and to leverage quickly the net proceeds we receive in this offering. As a result, the Bank's return on equity in the near term is likely to be modest or could even decline from present levels because we likely would invest a large portion of the net proceeds of the offering in short- or intermediate-term investment securities. These types of investments generally carry a lower yield than residential mortgage loans. Any increase in the proportion of our assets consisting of these securities would adversely affect the Bank's asset yield and interest rate spread. See "Competition."


We Intend to Remain Independent Which May Mean You Will Not Receive a Premium for Your Common Stock

     We intend to remain independent for the foreseeable future. Because we do not plan on seeking possible acquirors, it is unlikely that we will be acquired in the foreseeable future. Accordingly, you should not purchase our common stock with any expectation that a takeover premium will be paid to you in the near term.


Our Stock Value May Suffer from Our Ability to Impede Potential Takeovers

     Provisions in our articles of incorporation and bylaws, the corporation law of the state of Indiana, the Indiana Financial Institutions Act, and certain federal regulations may make it difficult and expensive to pursue a tender offer, change in control or takeover attempt that our management opposes. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of our current board of directors or management, or the appointment of new directors to the board, more difficult. For example, our by-laws provide that directors must be residents of Johnson County or Bartholomew County, Indiana, must have maintained a deposit or loan relationship with us for at least nine months and, with respect to a non-employee director (or in the case of existing directors, prior to March ___, 2004), must have served as a member of a civic or community organization in Johnson County for at least 12 months in the five-year period prior to being nominated to the board. Our board may waive one or more of these requirements for new directors appointed in connection with the acquisition of another financial institution or the acquisition or opening of a new branch. Further restrictions include: restrictions on the acquisition of our equity securities and limitations on voting rights; certain provisions relating to meetings of shareholders; denial of cumulative voting by shareholders in the election of directors; the issuance of preferred stock and additional shares of common stock without shareholder approval; and super majority provisions for the approval of certain business combinations. In addition, our articles of incorporation provide for the classification of the terms of the members of the board of directors. The Indiana Business Corporation Law provides that the terms of initial directors of a corporation expire at the first shareholders' meeting at which directors are elected even if the corporation's articles of incorporation provide for a classified board. Therefore, at the first shareholders' meeting, shareholders will be voting on the election of five director nominees to serve terms ranging from one to three years. These provisions may adversely affect the trading price of our stock. See "Restrictions on Acquisition of Third Century Bancorp."


Expected  Voting  Control by  Directors  and  Officers  Could  Impede  Potential
Takeovers

     Our directors and executive officers intend to subscribe for 158,000 shares of common stock which, at the midpoint of the Estimated Valuation Range, would constitute 12.6% of the outstanding shares. These shares purchased by our management will count toward the minimum number of shares we must sell in this offering. When aggregated with the shares of common stock our executive officers and directors expect to acquire through the stock option plan and recognition and retention plan, subject to shareholder approval at the first shareholder meeting following the conversion, our executive officers and directors would own approximately 272,075 shares of common stock, or 20.56% of the outstanding shares at the midpoint of the Estimated Valuation Range (assuming that shares issued pursuant to the recognition and retention plan are acquired on the open market and shares issued pursuant to the stock option plan are issued from authorized but unissued shares). This ownership of common stock by our management could make it difficult to obtain majority support for shareholder proposals that are opposed by management. In addition, by voting these shares, our management could likely block the approval of transactions requiring the approval of 80% or more of the shareholders. Examples of transactions that could be blocked include certain business combinations or amendments to our articles of incorporation. See "Proposed Purchases by Directors and Executive Officers," "Executive Compensation and Related Transactions," "Description of Capital Stock," and "Restrictions on Acquisition of Third Century Bancorp."

The Implementation of Stock-based Employee Benefit Plans Will Increase Future Compensation Expense, Reduce Earnings and Cause Dilution

     If the conversion is completed and shareholders approve the recognition and retention plan and stock option plan, we intend to issue shares to our officers and other employees and our directors through these plans. It is anticipated that shares for the recognition and retention plan will be acquired on the open market. If the shares for the stock option plan are issued from our authorized but unissued stock, your voting control could be diluted by up to approximately 9.1% at the midpoint of the Estimated Valuation Range. We also have established an employee stock ownership plan for employees of the Bank. We plan to loan the employee stock ownership plan the amount it needs to purchase 8% of the shares issued to investors in the conversion. If insufficient shares are available after filling the subscriptions of Eligible Account Holders, the employee stock ownership plan may purchase all or some of its shares following the conversion in the open market or in private transactions. The subsequent purchase of shares in the open market or in private transactions rather than in the conversion is likely to increase the amount of the loan that we make to the employee stock ownership plan. These plans will increase our future costs of compensating our officers, employees and directors, thereby reducing our earnings. See "Pro Forma Data" and "Executive Compensation and Related Transactions."


A Delay in Completing the Conversion Could Significantly Increase Our Costs

     Although we expect to complete the conversion within the time periods indicated in this Prospectus, it is possible that adverse market, economic or other factors could significantly delay the completion of the conversion, which could significantly increase our conversion costs. In this case, however, you would have the right to modify or rescind your subscription and to have your subscription funds returned to you promptly, with interest. In the event that the conversion is not completed, the Bank will remain a mutual savings bank, and all subscription funds will be promptly returned to subscribers, with interest. See "The Conversion."


A Determination by the Internal Revenue Service that Subscription Rights Are Taxable Could Increase Your Taxable Income

     If the Internal Revenue Service were to determine that the subscription rights offered to you in connection with the conversion have an ascertainable value, your exercise of your subscription rights could result in the recognition of taxable income. In the opinion of Keller & Company, however, the subscription rights do not have an ascertainable fair market value. See "The Conversion -- Principal Effects of Conversion -- Tax Effects."


A Downturn in the Indiana Economy May Adversely Affect Our Earnings

     At December 31, 2003, substantially all of our real estate mortgage loans were secured by properties located in Indiana. A substantial portion of such loans is located in our primary market area of Johnson County. The local economic conditions in our market area have a significant impact on the ability of the borrowers to repay loans and the value of the collateral securing these loans. A significant decline in general economic conditions caused by inflation, recession, unemployment or other factors beyond our control would affect these local economic conditions. While we currently believe that the Bank's loans are adequately secured or reserved for, in the event that real estate prices in Johnson County substantially weaken or economic conditions in our primary market area deteriorate, reducing the value of properties securing the Bank's loans, it is possible both that some borrowers may default and that the value of the real estate collateral may be insufficient to fully secure the loans. In either event, the Bank may experience increased levels of delinquencies and related losses having an adverse impact on net income.


We Operate in a Highly Regulated Environment and May Be Adversely Affected by Changes in Law and Regulations

     The Bank is subject to extensive regulation, supervision and examination by the Department of Financial Institutions as its primary state regulator and by the Federal Deposit Insurance Corporation, which insures its deposits up to applicable limits and which is its primary federal regulator. The Bank is a member of the Federal Home Loan Bank of Indianapolis and is subject to certain limited regulation by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). As a bank holding company, Bancorp will also be subject to regulation and oversight by the Federal Reserve Board. See "Regulation." Such regulation and supervision govern the activities in which an institution can engage and are intended primarily for the protection of the insurance fund of the Federal Deposit Insurance Corporation and depositors. With a view to strengthening the banking industry, regulatory authorities have been granted extensive discretion in connection with their supervisory and enforcement activities. The assessments, filing fees and other costs associated with reports, examinations and other regulatory matters are significant, and increases in such costs may have an adverse effect on our results of operations.

     On November 12, 1999, President Clinton signed into law the Gramm-Leach-Bliley Financial Services Modernization Act of 1999 - federal legislation that modernizes the laws governing the financial services industry. The new law establishes a comprehensive framework to permit affiliations among commercial banks, insurance companies, securities firms and other financial service providers. As a result of this legislation, bank holding companies are permitted to engage in a wider variety of financial activities than permitted under prior law, particularly with respect to insurance and securities activities. To the extent the law permits banks, securities firms and insurance companies to affiliate, the financial services industry may experience further consolidation. This could result in a growing number of larger financial institutions that offer wider varieties of financial services than are currently offered by the Bank and that could aggressively compete in the markets currently served by the Bank. The law also increases commercial banks' access to loan funding by the Federal Home Loan Bank System, and includes new provisions in the privacy area, restricting the ability of financial institutions to share nonpublic personal customer information with third parties.

     On October 26, 2001, President Bush signed the USA Patriot Act of 2001 (the "Patriot Act"). The Patriot Act is intended to strengthen the ability of U.S. Law Enforcement to combat terrorism on a variety of fronts. The potential impact of the Patriot Act on financial institutions is significant and wide-ranging. The Patriot Act contains sweeping anti-money laundering and financial transparency laws and requires financial institutions to implement additional policies and procedures with respect to, or additional measures designed to address, any or all the following matters, among others: money laundering, suspicious activities and currency transaction reporting, and currency crimes.

     In July 30, 2002, President Bush signed into law the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"). The Sarbanes-Oxley Act represents a comprehensive revision of laws affecting corporate governance, accounting obligations and corporate reportings. The Sarbanes-Oxley Act is applicable to all companies with equity or debt securities registered under the Securities Exchange Act of 1934 (the "1934 Act"). In particular, the Sarbanes-Oxley Act establishes: (i) new requirements for audit committees, including independence, expertise, and responsibilities; (ii) additional responsibilities regarding financial statements for the Chief Executive Officer and Chief Financial Officer of the reporting company; (iii) new standards for auditors and regulation of audits; (iv) increased disclosure and reporting obligations for the reporting company and their directors and executive officers; and (v) new and increased civil and criminal penalties for violation of the securities laws. Management expects that significant additional efforts will be required in complying with the provisions of the Sarbanes-Oxley Act.

     The Fair and Accurate Credit Transactions Act of 2003 (the "FACT Act") was signed into law by President Bush on December 4, 2003. The FACT Act amends the Fair Credit Reporting Act and makes permanent certain federal preemptions that form the basis for a national credit reporting system. The FACT Act is also intended to (i) address identity theft, (ii) increase access to credit information, (iii) enhance the accuracy of credit reporting, (iv) facilitate the opt-out by consumers from certain marketing solicitations, (v) protect medical information, and (vi) promote financial literacy. The statute will affect credit reporting agencies (commonly referred to as "credit bureaus"), financial institutions, other users of credit reports and those who furnish information to credit bureaus. Management does not anticipate that this legislation will have a significant adverse effect on our business.

                     SELECTED CONSOLIDATED FINANCIAL DATA OF
                       MUTUAL SAVINGS BANK AND SUBSIDIARY

     The following selected consolidated financial data of Mutual Savings Bank is qualified in its entirety by, and should be read in conjunction with, the consolidated financial statements, including notes thereto, included elsewhere in this Prospectus.


                                                                              At December 31
                                                                        ----------------------------
                                                                             2003           2002
                                                                        ----------------------------
                                                                              (In Thousands)

Summary of Financial Condition Data:
Total assets ..........................................................   $ 106,561     $  96,509
Loans receivable ......................................................      98,010        80,220
Allowance for loan losses .............................................      (1,055)         (884)
                                                                          -----------------------
Net loans receivable ..................................................      96,955        79,336
Cash and cash equivalents .............................................       4,739         7,186
Securities to be held to maturity .....................................         689         6,124
FHLB advances .........................................................      19,500        10,500
Deposits ..............................................................      78,708        78,127
Retained Earnings-substantially restricted ............................       8,040         7,545

Summary of Operating Data:
Total interest income .................................................   $   6,012     $   5,840
Total interest expense ................................................       1,954         2,257
                                                                          -----------------------
   Net interest income ................................................       4,058         3,583
Provision for loan losses .............................................         200           140
                                                                          -----------------------
   Net interest income after provision for loan loss ..................       3,858         3,443
Noninterest income:
   Service charges on deposit accounts ................................         204           178
   Other service charges and fees .....................................         223           233
   Net gains on loan sales ............................................          72            49
   Other ..............................................................         225           282
                                                                          -----------------------
      Total noninterest income ........................................         724           742
                                                                          -----------------------
Noninterest expense:
   Salaries and employee benefits .....................................       2,122         1,788
   Net occupancy and equipment expense ................................         423           366
   Data processing fees ...............................................         345           289
   Service bureau conversion expense ..................................         117            --
   Other ..............................................................         749           730
                                                                          -----------------------
      Total noninterest expense .......................................       3,756         3,173
                                                                          -----------------------
Income before income taxes ............................................         826         1,012
Income tax expense ....................................................         331           402
                                                                          -----------------------
      Net income ......................................................   $     495     $     610
                                                                          =======================

Supplemental Data:
Interest rate spread during period ....................................        3.79%         3.13%
Net yield on interest-earning assets (1) ..............................        4.04          3.69
Return on assets (2) ..................................................        0.48          0.61
Return on equity (3) ..................................................        6.22          8.29
Equity to assets (4) ..................................................        7.54          7.82
Average interest-earning assets to average interest-bearing liabilities      112.82%       124.24%
Non-performing assets to total assets (4) .............................        0.40          0.30
Allowance for loan losses to total loans outstanding (4) ..............        1.08          1.10
Allowance for loan losses to non-performing loans (4) .................      245.92        532.53
Net charge-offs to average total loans outstanding ....................        0.03          0.03
Other expenses to average assets ......................................        3.63          3.18
Number of full service offices (4) ....................................           6             6
--------------------------
(1)  Net interest income divided by average interest-earning assets.
(2)  Net income divided by average total assets.
(3)  Net income divided by average total equity.
(4)  At end of period.
(5)  Other expenses divided by average assets.


             PROPOSED PURCHASES BY DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the intended purchases of common stock in the conversion by each director and executive officer of Mutual Savings Bank and their associates. All directors and executive officers will pay the same purchase price of $10.00 per share as all subscribers and will be subject to the same terms and conditions. In addition, directors and executive officers may not re-sell the shares of common stock that they purchase in the conversion for at least one year from the date of the conversion. All shares will be purchased for investment purposes and not for purposes of resale. The table assumes that 1,250,000 shares (the midpoint of the estimated value range) of the common stock will be sold at $10.00 per share. Shares purchased by management will count towards the minimum number of shares that we must sell in this offering.


                                                      Aggregate     Total Shares
                                                      Price of       Proposed to
                                                      Intended      be Subscribed     Percent of
Name                    Position                      Purchases        For (1)        Shares (2)
--------------------    ----------------------------  ---------     -------------     ----------

David A. Coffey         Chief Operating Officer,      $250,000          25,000            2.0%
                        Executive Vice
                        President and Director
Robert L Ellett         Director                      $250,000          25,000            2.0%
Debra K. Harlow         Chief Financial Officer       $ 50,000           5,000            0.4%
Robert D. Heuchan       President, Chief Executive    $250,000          25,000            2.0%
                        Officer and Director
Jerry D. Petro          Director                      $250,000          25,000            2.0%
Robert D. Schafstall    Director                      $250,000          25,000            2.0%
David B. Ditmars        Director Emeritus             $ 25,000           2,500            0.2%
Sterling M. Haltom      Director Emeritus             $250,000          25,000            2.0%
Robert G. Smith         Director Emeritus             $  2,000             500           0.04%
All Directors and
Executive Officers
   as a group (9 persons)(3)                                           158,000           12.6%
-------------------
(1)  Does not include  shares subject to stock options that may be granted under the stock option plan or shares that may be awarded  under the  recognition and retention plan.
(2)  Based upon the  midpoint  of the  Estimated  Valuation  Range of  1,250,000 shares.
(3)  Assuming that all shares awarded under the  recognition  and retention plan are  purchased on the open market and all shares  subject to stock  options are issued  from  authorized  but  unissued  shares,  and upon (i) the full vesting of the restricted stock awards to directors and executive  officers contemplated under the recognition and retention plan during the first year following  the  conversion  and (ii) the  exercise  in full of all  options expected to be granted to directors and executive  officers under the stock option plan during the first year following the  conversion,  all directors and executive  officers as a group would  beneficially  own 254,964  shares
     (22.67%),  272,075 shares (20.56%),  289,187 shares  (19.00%),  and 308,864 shares (17.65%) upon sales at the minimum, midpoint, maximum, and 15% above the maximum of the Estimated Valuation Range, respectively.  See "Executive
     Compensation  and Related  Transactions  -- Recognition And Retention Plan"
     and "-- Stock Option Plan."

                              THIRD CENTURY BANCORP

     Third Century Bancorp was formed on March 15, 2004, as an Indiana corporation to be the holding company for the Bank. Third Century Bancorp, which is referred to at times in this Prospectus as "Bancorp," has not engaged in any significant business to date and, for that reason, its financial statements are not included in this Prospectus. The holding company structure will provide increased flexibility in conducting future business activities related to the Bank. Prior to the closing of the conversion, Bancorp must receive the approval from the Federal Reserve Board to become a bank holding company through the acquisition of all of the common stock of the Bank to be issued upon completion of the conversion.

     As an Indiana corporation, Bancorp is authorized to engage in any activity that is permitted by the Indiana Business Corporation Law, as amended. The board of directors of Bancorp anticipates that, after completion of the conversion, Bancorp will conduct its business initially as a bank holding company and its activities will be limited to those permitted by Federal Reserve Board regulations. The holding company structure will provide Bancorp with greater flexibility than the Bank to diversify its business activities, either through newly-formed subsidiaries or through acquisitions. Neither the Bank nor Bancorp has any arrangements, discussions or agreements, written or oral, regarding any such business activities or acquisitions at this time. However, after the conversion Bancorp will be able to take advantage of favorable business or acquisition opportunities that may arise. The assets of Bancorp will initially consist of the common stock of the Bank and 50% of the net proceeds of the conversion.

     We intend to use a portion of the net proceeds of the conversion to make a loan to the employee stock ownership plan in the amount needed to allow the employee stock ownership plan to purchase 8% of the shares of common stock issued to investors in the conversion. We may also use such funds for general corporate purposes, including the payment of dividends and repurchases of shares of our common stock in the future, subject to regulatory restrictions on repurchases. Our activities will initially be funded from such net proceeds and through future dividends from the Bank, which are subject to certain limitations. See "Dividend Policy," "Regulation -- Dividend Limitations," "Use of Proceeds" and "The Conversion--Restriction on Repurchase of Stock by Bancorp."

     Our executive office is located at 80 East Jefferson Street, Franklin, Indiana, 46131. Its telephone number is (317) 736-7151.


                               MUTUAL SAVINGS BANK

     The Bank has been open in Franklin, Indiana for more than 114 years. The Bank was founded in 1890 as a mutual building and loan association under the name Mutual Building and Loan Association. In 1994, the Bank converted to a state-chartered savings bank and changed its name to the current name of Mutual Saving Bank. The Bank's main office continues to be in Franklin, Indiana. We believe that the Bank developed a solid reputation among its loyal customer base because of its commitment to personal service and its strong support of the local community. The Bank offers a variety of lending, deposit and other financial services to its retail and commercial customers.

     The Bank attracts deposits from the general public and primarily from residents of Johnson County. The Bank originates loans secured generally by one- to four-family residential real property in Johnson County and the surrounding counties. The Bank also offers commercial real estate loans, commercial business loans, construction loans and consumer loans. The Bank derives most of the funds for its lending from deposits of its customers consisting primarily of certificates of deposit, savings accounts and checking accounts.

     The Bank has attained its good capital position by focusing on residential real estate mortgages in Johnson County. At December 31, 2003, the Bank had total assets of $106.6 million deposits of $78.7 million and equity capital of $8.1 million. For the fiscal year ended December 31, 2003, the Bank had net income of $495,000, a return on assets of 0.48% and a return on equity of 6.22%.


                                   MARKET AREA

     The Bank's primary market area for both lending and deposits is Johnson County in central Indiana. The Bank's main office is located in Franklin, Indiana, and the Bank has five other offices in Franklin and at other locations in Johnson County. The Bank's offices in Franklin are on North Main Street and at the Franklin United Methodist Community (retirement community) and the Indiana Masonic Home (retirement community). The Bank also has offices in Trafalgar and Nineveh. As of June 30, 2003, the most recent date for which information is available, the Bank's share of deposits among Johnson County financial institutions was 6.45%.

     Franklin, the county seat of Johnson County, is approximately 20 miles south of Indianapolis. According to the U.S. Bureau of Census, Franklin had a population of 19,463, and Johnson County had a population of 115,209 at the time of the 2000 census.

     According to the Indiana Department of Workforce Development, the total work force in Johnson County was 66,130 as of November 2003. As of the same date, 63,800 persons were employed, resulting in an unemployment rate for Johnson County of approximately 3.5%. As of the same date, the unemployment rate for Indiana was 4.7%, and the nationwide unemployment rate was 5.9%.

     Johnson County's largest employer with approximately 750 employees, is Musicland/Best Buy, which distributes CDs. videos and cassettes. Johnson County's second largest employer with approximately 550 employees, is Mitsubishi Heavy Industry Climate Control, which manufactures air conditioning units.



                                 USE OF PROCEEDS

     We will retain 50% of the net proceeds that remain after we pay expenses incurred in connection with the conversion and will use the other 50% of the net proceeds to purchase all of the capital stock to be issued by the Bank. A portion of the net proceeds we retain will be loaned to our employee stock ownership plan to provide it with the amount needed to purchase of 8% of the shares sold to investors in the conversion. On a short-term basis, the balance of the net proceeds we retain initially may be invested in cash and short-term investments. We may also use the proceeds as a source of funds to pay dividends, if any, to shareholders or to repurchase shares of common stock, although we do not intend to repurchase shares for one year following the conversion.

     The Bank intends to use a portion of the net proceeds that it receives from us to support its lending activities and deposit growth. The Bank also may use a portion of the net proceeds to fund the purchase of up to 4% of our shares for the recognition and retention plan, which it anticipates will be adopted by its board following the conversion, subject to the approval of our shareholders. We anticipate that the Bank will use the remainder of the net proceeds it receives for general corporate purposes, including the possible repayment of Federal Home Loan Bank advances and future branch expansion. On an interim basis, we may use some of the net proceeds to invest in short- or intermediate-term U.S. government securities and other federal agency securities. See "Business of Mutual Savings Bank - Investments and Federal Home Loan Bank Stock." Neither Bancorp nor the Bank has any current intention to acquire any other financial institutions or other entities.

     The following table shows estimated gross and net proceeds based upon shares of common stock being sold in the conversion at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range.



                                                                                                              15% Above
                                Minimum    Percentage   Midpoint,     Percentage    Maximum,   Percentage      Maximum    Percentage
                               1,062,500       of       1,250,000        of        1,437,500       of         1,653,125      of
                                Shares       Gross        Shares        Gross        Shares      Gross          Shares      Gross
                                Sold at     Proceeds     Sold at       Proceeds      Sold at    Proceeds       Sold at     Proceeds
                               Price of        of        Price of         of        Price of       of          Price of       of
                                $10.00      $10,625       $10.00       $12,500       $10.00     $14,375        $10.00(1)    $16,531
------------------------------------------------------------------------------------------------------------------------------------
                                                                     (Dollars in Thousands)

Gross Proceeds                  $10,625      100.0%      $12,500        100.0%      $14,375      100.0%        $16,531      100.0%
Less:
Estimated Underwriting
   Commissions and
   Other Expenses (2)              (542)      (5.1%)        (578)        (4.6%)        (598)      (4.2%)          (630)      (4.2%)
                              ------------------------------------------------------------------------------------------------------
Estimated net conversion
   proceeds (2)                  10,083       94.9%       11,922         95.4%       13,777       95.8%         15,901       95.8%
Less:
Purchase of 100% of
   capital stock of Bank         (5,042)     (47.5%)      (5,961)       (47.7%)      (6,889)     (47.9%)        (7,951)     (47.9%)
Loan to employee stock
   ownership plan                  (850)      (8.0%)      (1,000)        (8.0%)      (1,150)      (8.0%)        (1,322)      (8.0%)
                              ------------------------------------------------------------------------------------------------------
Net proceeds retained by
   Third Century  Bancorp       $ 4,191       39.4%       $4,961         39.7%      $ 5,738       39.9%        $ 6,628       39.9%
                              ======================================================================================================
-----------------------------
(1)  As adjusted  to give  effect to an  increase in the number of shares  which could occur due to an increase in the  Estimated  Valuation  Range of up to
     15% to reflect  changes in market and  financial  conditions  following the commencement of the Subscription  Offering and the Community  Offering,  if
     any.
(2)  In calculating  estimated net conversion proceeds, it has been assumed that no sales will be made through selected dealers.


     The actual net proceeds may differ from the estimated net proceeds calculated above for various reasons, including variances in the actual amount of legal and accounting expenses incurred in connection with the conversion, commissions paid for any sales made through other dealers, and the actual number of shares of common stock sold in the conversion. Any variance in the actual net proceeds from the estimates provided in the table above is not expected to be material.

                                 DIVIDEND POLICY

     Upon conversion, our board of directors will have the authority to declare dividends on the common stock, subject to statutory and regulatory requirements. The board of directors may consider a policy of paying cash dividends on the common stock in the future. However, no decision has been made as to the amount or timing of any such dividends. The declaration and payment of dividends, if any, will depend upon a number of factors, including our then-current and projected consolidated operating results and financial condition, regulatory restrictions, future growth plans and such other factors as the board of directors deems relevant.

     After the conversion, the Bank will be the sole direct subsidiary of Bancorp. Initially, Bancorp will have no independent operations or other subsidiaries to generate income. Consequently, other than the net proceeds of the conversion that we will retain (after funding the loan to the employee stock ownership plan) and repayments of the employee stock ownership plan loan, our ability to accumulate earnings for the payment of cash dividends to our shareholders or possible repurchases of shares of common stock will depend upon the ability of the Bank to pay dividends to us.

     In connection with the conversion, the Bank will establish a liquidation account which will serve to protect Eligible Account Holders and Supplemental Eligible Account Holders in the unlikely event of a liquidation of the Bank. The Bank will not pay dividends to Bancorp to the extent the liquidation account would be impaired. The balance of the liquidation account will initially be $_____________ and will gradually decline. See "The Conversion -- Principal Effects of Conversion -- Effect on Liquidation Rights." In addition, the extent to which the Bank may pay dividends or make capital distributions is subject to other regulatory restrictions.

     Income of the Bank appropriated to bad debt reserves and deducted from gross income for federal income tax purposes is not available for payment of cash dividends or other distributions to Bancorp without the payment of federal income taxes by the Bank at the then-current income tax rate on the amount deemed distributed, which would include the amount of any federal income taxes attributable to the distribution. See "Taxation--Federal Taxation" and the Notes to Consolidated Financial Statements beginning on page F-9. We do not contemplate any distribution by the Bank that would result in a recapture of its bad debt reserve or otherwise create federal tax liabilities.

     Generally, there is no regulatory restriction on the payment of dividends by Bancorp. Under Federal Reserve Board supervisory policy, a bank holding company generally should not maintain its existing rate of cash dividends on common shares unless (i) the organization's net income available to common shareholders over the past year has been sufficient to fully fund the dividends and (ii) the prospective rate of earnings retention appears consistent with the organization's capital needs, asset quality, and overall financial condition. The Federal Deposit Insurance Corporation also has authority under current law to prohibit a bank from paying dividends if, in its opinion, the payment of dividends would constitute an unsafe or unsound practice in light of the financial condition of the Bank. Indiana law, however, would prohibit Bancorp from paying a dividend, if, after giving effect to the payment of that dividend, Bancorp would not be able to pay its debts as they become due in the usual course of business or Bancorp's total assets would be less than the sum of its total liabilities plus preferential rights of holders of preferred stock, if any. See "Regulation -- Regulatory Capital" and "-- Dividend Limitations."


                           MARKET FOR THE COMMON STOCK

     Bancorp has never issued common stock to the public. Consequently, there is no established market for the common stock. Keefe, Bruyette & Woods, Inc. intends to apply for and maintain quotation of the common stock over-the-counter on the OTC "Electronic Bulletin Board" upon the successful closing of the offering, and Bancorp intends to request that Keefe, Bruyette & Woods, Inc. undertake to match offers to buy and offers to sell the common stock. There can be no assurance that timely or accurate quotations will be available on the OTC "Electronic Bulletin Board."

     The existence of a public trading market will depend upon the presence in the market of both willing buyers and willing sellers at any given time. The presence of a sufficient number of buyers and sellers at any given time is a factor over which neither Bancorp nor any broker or dealer has control. Although the shares issued in the conversion are expected to be traded on the OTC "Electronic Bulletin Board," there can be no guarantee that an active or liquid trading market for the common stock will be developed and be maintained.
Further, the absence of an active and liquid trading market may make it difficult to sell the common stock and may have an adverse effect on the price of the common stock. Purchasers should consider the potentially illiquid and long-term nature of their investment in the shares offered hereby.

     The aggregate price of the common stock is based upon an independent appraisal of the pro forma market value of the common stock. However, there can be no assurance that an investor will be able to sell the common stock purchased in the conversion at or above $10.00 per share.


                                   COMPETITION

     The Bank originates most of its loans to and accepts most of its deposits from residents of Johnson County, Indiana, and the counties surrounding Johnson County. The Bank is subject to competition from various financial institutions, including state and federal banks and a federal savings association, and credit unions and certain nonbanking consumer lenders that provide similar services in those counties with significantly greater resources than are available to us. Fourteen banks, one savings association and two credit unions are located in Johnson County. We also compete with money market funds with respect to deposit accounts and with insurance companies with respect to individual retirement accounts.

     The primary factors influencing competition for deposits are interest rates, service and convenience of office locations. The Bank competes for loan originations primarily through the efficiency and quality of the services that it provides borrowers and through interest rates and loan fees charged. Competition is affected by, among other things, the general availability of lendable funds, general and local economic conditions, current interest rate levels, and other factors that we cannot readily predict.


                                 CAPITALIZATION

     The following table presents the historical capitalization of the Bank at December 31, 2003, and the pro forma consolidated capitalization of Bancorp as of that date, giving effect to the sale of common stock offered by this Prospectus based on the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, and subject to the other assumptions set forth below. The pro forma data set forth below may change significantly at the time Bancorp completes the conversion due to, among other factors, a change in the Estimated Valuation Range for the shares or a change in the current estimated expenses of the conversion. If the Estimated Valuation Range changes so that between 1,062,500 and 1,653,125 shares are not sold in the conversion, subscriptions will be returned to subscribers who do not affirmatively elect to continue their subscriptions during the offering at the revised Estimated Valuation Range.

                                                                     At December 31, 2003
                                                    ------------------------------------------------------
                                                                  Pro Forma Holding Company
                                                               Capitalization Based on Sale of
                                                    ------------------------------------------------------
                                                    1,062,500    1,250,000        1,437,500      1,653,125
                                                      Shares       Shares          Shares          Shares
                                                     Sold at      Sold at         Sold at         Sold at
                                       Bank          Price of     Price of        Price of        Price of
                                    Historical        $10.00       $10.00          $10.00          $10.00
                                    ----------------------------------------------------------------------
                                                       (In thousands, except share data)

Deposits (2) ..................       $78,708       $78,708       $78,708         $78,708        $78,708
Federal Home Loan Bank advances       $19,500       $19,500       $19,500         $19,500        $19,500
Equity Capital:
   Preferred stock, without par
      value, 2,000,000 shares
      authorized, none issued .      $     --       $    --       $    --         $    --        $    --
   Common stock, without par
      value, 20,000,000 shares
      authorized:
         sold in conversion (3)            --        10,083        11,922          13,777         15,901
      Equity capital (4) ......         8,040         8,040         8,040           8,040          8,040
   Common stock acquired by
      employee stock ownership
      plan (5) ................            --          (850)       (1,000)         (1,150)        (1,322)
   Common stock acquired by
      the recognition and
      retention plan (6) ......            --          (425)         (500)           (575)          (661)
Equity Capital ................      $  8,040       $16,848       $18,462         $20,092        $21,958

------------------------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Valuation Range of up to 15% to reflect changes in market and financial conditions following the commencement of the Subscription Offering and Community Offering, if any.
(2) Excludes accrued interest. Withdrawals from deposit accounts for the purchase of common stock are not reflected. Such withdrawals will reduce pro forma deposits by the amount thereof.
(3) The number of shares to be issued in the conversion may be increased or decreased based on market and financial conditions prior to the completion of the conversion. Assumes estimated expenses of $542,000, $578,000, $598,000 and $630,000 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range. See "Use of Proceeds."
(4) Equity capital is substantially restricted. See Notes to the Consolidated Financial Statements. See also "The Conversion -- Principal Effects of Conversion -- Effect on Liquidation Rights." Equity capital does not reflect the federal income tax consequences of the restoration to income of the Bank's special bad debt reserve for income tax purposes which would be required in the unlikely event of a liquidation or if a substantial portion of equity capital were otherwise used for a purpose other than absorption of bad debt losses and are required as to post-1987 reserves under a recently enacted law. See "Taxation -- Federal Taxation."
(5) Assumes purchases by the employee stock ownership plan of a number of shares equal to 8% of the shares sold in the conversion. The funds used to acquire the employee stock ownership plan shares will be borrowed from Bancorp. See "Use of Proceeds." The Bank intends to make contributions to the employee stock ownership plan sufficient to service and ultimately retire its debt. The common stock acquired by the employee stock ownership plan is reflected as a reduction of equity capital. See "Executive
     Compensation and Related Transactions of the Bank -- Employee Stock Ownership Plan and Trust."
(6) Assuming the receipt of shareholder approval, Bancorp intends to implement the recognition and retention plan. Assuming such implementation, the recognition and retention plan will purchase an amount of shares equal to 4% of the common stock sold in the conversion. Such shares may be purchased from authorized but unissued shares or on the open market. Bancorp currently intends that the recognition and retention plan will purchase the shares on the open market. Under the terms of the recognition and retention plan, assuming it is adopted within one year of the conversion, shares will vest at the rate of 20% per year. The common stock to be purchased by the recognition and retention plan represents unearned compensation and is, accordingly, reflected as a reduction to pro forma equity capital. As shares of the common stock granted pursuant to the recognition and retention plan vest, a corresponding reduction in the charge against capital will occur. In the event that authorized but unissued shares are acquired, the interests of existing shareholders will be diluted. Assuming that 1,250,000 shares of common stock are issued in the conversion, the midpoint of the estimated valuation range, and that all awards under the recognition and retention plan are from authorized but unissued shares, Bancorp estimates that the per share book value for the common stock would be diluted $.57 per share, or 3.9% on a pro forma basis as of December 31, 2003. The dilution would be $.61 per share (3.8%) and $.53 per share (3.8%) at the minimum and maximum levels, respectively, of the estimated valuation range on a pro forma basis as of December 31, 2003.


                                 PRO FORMA DATA

     We estimate that we will receive net conversion proceeds in an amount ranging from $10.1 million to $13.8 million. This estimate assumes that all shares of common stock are sold in the Subscription Offering. The following tables set forth the pro forma combined consolidated net income of Bancorp for the year ended December 31, 2003, as though the conversion offering had been consummated at the beginning of that period and the investable net proceeds had been invested at 1.25% for the year ended December 31, 2003. The actual net proceeds to Bancorp from the sale of common stock cannot be determined until the conversion is completed. Pro forma yield has been calculated assuming a yield based on one-year U.S. government securities. The pro forma after-tax return for Bancorp on a consolidated basis is assumed to be .75% for the year ended
December 31, 2003, after giving effect to (i) the yield on investable net proceeds from the conversion offering and (ii) adjusting for taxes using a federal statutory tax rate of 34% and a net state statutory income tax rate of 6%. Historical and per share amounts have been calculated by dividing historical amounts and pro forma amounts by the indicated number of shares of common stock, as adjusted to give effect to the shares purchased by the employee stock ownership plan, assuming that such number of shares had been outstanding during each of the entire periods.

     Book value represents the difference between the stated amount of consolidated assets and consolidated liabilities of Bancorp computed in accordance with generally accepted accounting principles. Book value does not necessarily reflect current market value of assets and liabilities, or the amounts, if any, that would be available for distribution to shareholders in the event of liquidation. See "The Conversion -- Principal Effects of Conversion -- Effect on Liquidation Rights." Book value also does not reflect the federal income tax consequences of the restoration to income of our special bad debt reserves for income tax purposes, which would be required in the unlikely event of liquidation or if a substantial portion of retained earnings were otherwise used for a purpose other than absorption of bad debt losses. See "Taxation -- Federal Taxation." Pro forma book value includes only net proceeds from the conversion offering as though it occurred as of the indicated dates and does not include earnings on the proceeds for the periods then ended.

     The pro forma book values at the dates indicated should not be considered as reflecting the potential trading value of Bancorp's stock. There can be no assurance that an investor will be able to sell the common stock purchased in the conversion at prices within the range of the pro forma book values of the common stock or at or above $10.00 per share. The pro forma net income derived from the assumptions set forth above should not be considered indicative of the actual results of operations of Bancorp that would have been attained for any period if the conversion had been actually consummated at the beginning of such periods and the assumptions regarding investment yields should not be considered indicative of the actual yield expected to be achieved during any future period. Actual conversion expenses may vary from the estimates set forth below. In addition, the following tables do not reflect withdrawals from deposit accounts for the purchase of common stock. Such withdrawals will reduce pro forma deposits by the amount thereof.

                                                       1,062,500      1,250,000       1,437,500       1,653,125
                                                        Shares         Shares          Shares          Shares
                                                        Sold at        Sold at         Sold at         Sold at
                                                        $10.00         $10.00          $10.00          $10.00
                                                       Per Share      Per Share       Per Share      Peer Share
                                                     ----------------------------------------------------------
                                                         Year           Year            Year            Year
                                                         ended          ended           ended           ended
                                                      12/31/2003     12/31/2003      12/31/2003      12/31/2003
                                                     ----------------------------------------------------------
                                                                  (In thousands, except share data)


Gross proceeds ..............................        $    10,625    $    12,500     $    14,375     $    16,531
Less offering expenses ......................               (542)          (578)           (598)           (630)
                                                     ----------------------------------------------------------
Estimated net conversion proceeds (2) .......             10,083         11,922          13,777          15,901
   Less:
      Common Stock acquired by ESOP (3) .....               (850)        (1,000)         (1,150)
      Common Stock acquired by the RRP (4) ..               (425)          (500)           (575)           (661)
                                                     ----------------------------------------------------------
Investable net proceeds .....................        $     8,808    $    10,422     $    12,052     $    13,918
                                                     ==========================================================

Consolidated net income:
   Historical ...............................        $       495    $       495     $       495     $       495
   Proforma income on investable
      net proceeds (5) ......................                 66             78              90             104
Pro forma ESOP adjustment (3) ...............                (34)           (40)            (46)            (53)
Pro forma RRP adjustment (4) ................                (51)           (60)            (69)            (79)
                                                     ----------------------------------------------------------
Pro forma net income ........................        $       476    $       473     $       470     $       467
                                                     ==========================================================

Consolidated net income per share (7):
   Historical ...............................        $      0.53    $      0.45     $      0.39     $      0.34
Pro forma income on investable
  net proceeds ..............................               0.07            0.07            0.07           0.07
Pro forma ESOP adjustment (3) ...............              (0.04)          (0.04)          (0.04)         (0.04)
Pro forma RRP adjustment (4) ................              (0.05)          (0.05)          (0.05)         (0.05)
                                                     ----------------------------------------------------------
Pro forma earnings per share ................        $      0.51    $      0.43     $      0.37     $      0.32
                                                     ==========================================================

Consolidated book value (6):
   Historical ...............................        $     8,040    $     8,040     $     8,040     $     8,040
Estimated net conversion proceeds (2) .......             10,083         11,922          13,777          15,901
   Less:
      Common Stock acquired by ESOP (3) .....               (850)        (1,000)         (1,150)         (1,322)
      Common Stock acquired by the RRP (4) ..               (425)          (500)           (575)           (661)
                                                     ----------------------------------------------------------
Pro forma book value ........................        $    16,848    $    18,462     $    20,092     $    21,958
                                                     ==========================================================

Consolidated book value per share (6)(8):
   Historical ...............................        $      7.57    $      6.43     $      5.59     $      4.86
Estimated net conversion proceeds ...........               9.49           9.54            9.58            9.62
   Less:
      Common Stock acquired by ESOP (3) .....              (0.80)         (0.80)          (0.80)          (0.80)
      Common Stock acquired by the RRP (4) ..              (0.40)         (0.40)          (0.40)          (0.40)
                                                     ----------------------------------------------------------
Pro forma book value per share ..............        $     15.86    $     14.77     $     13.97     $     13.28
                                                     ==========================================================
Offering price as a percentage of pro forma
   book value per share .....................              63.05%         67.70%          71.58%          75.30%
                                                     ==========================================================
Ratio of offering price to pro forma earnings
   per share ................................              19.61x         23.26x          27.03x          31.25x
                                                     ==========================================================
Number of shares used in calculating book
   value ....................................          1,062,500      1,250,000       1,437,500       1,653,125
Average unearned employee stock ownership
   shares ...................................            (82,167)       (96,667)       (111,167)       (127,842)
Average unearned recognition and retention
   shares ...................................            (38,250)       (45,000)        (51,750)        (59,513)
                                                     ----------------------------------------------------------
Number of shares used in calculating EPS (7)             942,083      1,108,333       1,274,583       1,465,770
                                                     ==========================================================

-----------------------------------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Valuation Range of up to 15% to reflect changes in market and financial conditions following commencement of the Subscription Offering and the Community Offering, if any.
(2) See "Use of Proceeds" for assumptions utilized to determine the investable net proceeds of the sale of common stock.
(3) It is assumed that 8% of the shares of common stock sold in the conversion will be purchased by the employee stock ownership plan. The funds used to acquire the employee stock ownership plan shares will be borrowed by the employee stock ownership plan from Bancorp (see "Use of Proceeds"). The Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the principal and interest requirements on the debt. The Bank's total annual expense in payment of the employee stock ownership plan debt is based upon 15 equal annual installments of principal with an assumed tax benefit of 40%. The pro forma net income assumes: (i) the Bank's total contributions are equivalent to the debt service requirement for the year; (ii) that 5,667, 6,667, 7,667 and 8,817 shares at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively, were committed to be released during the year ended December 31, 2003 at an average fair value of $10.00 per share in accordance with SOP 93-6; (iii) only the employee stock ownership plan shares committed to be released were considered outstanding for purposes of the net income per share calculations; and (iv) the effective tax rate applicable to the debt was 40%. Expense for the employee stock ownership plan will be based on the number of shares committed to be released to participants for the year at the average market value of the shares during the year. Accordingly, the Bank's total annual expense in payment of the employee stock ownership plan for such years may be higher than that discussed above. The loan to the employee stock ownership plan is reflected as a reduction of book value.
(4) Assuming the receipt of shareholder approval, Bancorp intends to implement the recognition and retention plan. Assuming such implementation, the recognition and retention plan will purchase an amount of shares equal to 4% of the common stock sold in the conversion, or 42,500, 50,000, 57,500 and 66,125 shares of common stock at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively, for issuance to directors and officers of Bancorp and the Bank. Such shares may be purchased from authorized but unissued shares or on the open market. Bancorp currently intends that the recognition and retention plan will purchase the shares on the open market, and the estimated net conversion proceeds have been reduced for the purchase of the shares in determining estimated proceeds available for investment. Under the terms of the recognition and retention plan, if it is adopted within one year of the conversion, shares will vest at the rate of 20% per year. A tax benefit of 40% has been assumed. The common stock to be purchased by the recognition and retention plan represents unearned compensation and is, accordingly, reflected as a reduction to pro forma book value. As shares of the common stock granted pursuant to the recognition and retention plan vest, a corresponding reduction in the charge against capital will occur. In the event that authorized but unissued shares are acquired by the recognition and retention plan, the interests of existing shareholders will be diluted. Assuming that 1,250,000 shares of common stock are issued in the conversion, the midpoint of the estimated valuation range, and that all awards under the recognition and retention plan are from authorized but unissued shares, Bancorp estimates that the per share book value for the common stock would be diluted $.57 per share, or 3.9% on a pro forma basis as of December 31, 2003. The dilution would be $.61 per share (3.8%) and $.53 per share (3.8%) at the minimum and maximum levels, respectively, of the estimated valuation range on a pro forma basis as of December 31, 2003.
(5) Assuming investable net proceeds had been invested since the beginning of the period at 1.25% for the year ended December 31, 2003 (the yield on one-year U.S. government securities) and an assumed effective tax rate of 40%.
(6) Book value represents the excess of assets over liabilities. The effect of the liquidation account is not reflected in these computations. (For additional information regarding the liquidation account, see "The Conversion --Principal Effects of Conversion -- Effect on Liquidation Rights.")
(7) The number of shares used in calculating net income per share was calculated using the indicated number of shares sold reduced by the assumed number of unearned employee stock ownership plan shares and unearned recognition and retention plan shares for the period.
(8) Assuming the receipt of shareholder approval, Bancorp intends to implement the stock option plan. Assuming such implementation, common stock in an aggregate amount equal to 10% of the shares sold in the conversion will be reserved for issuance by Bancorp upon the exercise of the stock options granted under the stock option plan. No effect has been given to the shares of common stock reserved for issuance under the stock option plan. Upon the exercise of stock options granted under the stock option plan, the interest of existing shareholders will be diluted. Bancorp estimates that the per share book value for the common stock would be diluted $.43 per share, or 2.9% on a pro forma basis as of December 31, 2003, assuming the sale of 1,250,000 shares in the conversion, the midpoint of the Estimated Valuation Range and the exercise of 125,000 options at an exercise price of $10.00 per share. This dilution further assumes that the shares will be issued from authorized, but unissued, shares. The dilution would be $.54 per share (3.4%) and $.35 per share (2.5%) at the minimum and maximum levels, respectively, of the Estimated Valuation Range on a pro forma basis as of December 31, 2003.

                          REGULATORY CAPITAL COMPLIANCE


     The following table compares the Bank's historical and pro forma regulatory capital levels as of December 31, 2003, to the Bank's capital requirements historically and after giving effect to the conversion.

                                                                      At December 31, 2003
                                                               Pro Forma Capital Based on Sale of
                                      ------------------------------------------------------------------------------------------
                                                        1,062,500 Shares  1,250,000 Shares  1,437,500 Shares  1,653,125 Shares
                                            Bank        Sold at Price of  Sold at Price of  Sold at Price of  Sold at Price of
                                         Historical           $10.00           $10.00            $10.00            $10.00
                                       Amount   Ratio    Amount   Ratio    Amount   Ratio    Amount   Ratio    Amount   Ratio
                                      ------------------------------------------------------------------------------------------
                                                                      (Dollars in thousands)
Equity capital based upon
   generally accepted
   accounting principles              $  8,040   7.5%    $11,807   10.7%   $12,501  11.2%   $13,204   11.8%   $14,008   12.4%
                                      ======================================================================================
Tier 1  to adjusted total assets
   Historical or pro forma            $  8,040   7.5%    $11,807   10.7%   $12,501  11.2%   $13,204   11.8%   $14,008   12.4%
   Required                              4,274   4.0%      4,425    4.0%     4,452   4.0%     4,481    4.0%     4,513    4.0%
                                      --------------------------------------------------------------------------------------
      Excess                          $  3,766   3.5%    $ 7,382    6.7%   $ 8,049   7.2%   $ 8,723    7.8%   $ 9,495    8.4%
                                      ======================================================================================

Tier 1 to adjusted risk wtd assets
   Historical or pro forma            $  8,040  10.6%    $11,807   15.4%   $12,501  16.3%   $13,204   17.2%   $14,008   18.2%
   Required                              3,038   4.0%      3,068    4.0%     3,068   4.0%     3,073    4.0%     3,078    4.0%
                                      --------------------------------------------------------------------------------------
      Excess                          $  5,002   6.6%    $ 8,739   11.4%   $ 9,433  12.3%   $10,131   13.2%   $10,930   14.2%
                                      ======================================================================================

Total risk-based capital (3):
   Historical or pro forma            $  8,991   11.8%   $12,758   16.6%   $12,702  16.6%   $13,292   17.3%   $13,967   18.2%
   Required                              6,076   8.0%      6,137    8.0%     6,136   8.0%     6,145    8.0%     6,156    8.0%
                                      --------------------------------------------------------------------------------------
      Excess                          $  2,915   3.8%    $ 6,621    8.6%   $ 6,566   8.6%   $ 7,147    9.3%   $ 7,811   10.2%
                                      ======================================================================================

-----------------------------------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Valuation Range of up to 15% and to reflect changes in market and financial conditions following commencement of the Subscription Offering and the Community Offering, if any.
(2) Tangible and core capital levels are shown as a percentage of total assets; risk-based capital levels are shown as a percentage of risk-weighted assets.
(3) Pro forma risk-based capital amounts and percentages assume net proceeds have been invested in 20% risk-weighted assets. Computations of ratios are based on historical adjusted total assets of $106,851,000 and risk-weighted assets of $75,956,000.

(4) Capital levels are increased for contribution of the net proceeds of the Offering not retained by Bancorp and reduced for charges to capital resulting from the employee stock ownership plan and recognition and retention plan. See notes (3) and (4) to the table in "Pro Forma Data" beginning on page 24.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                              OR PLAN OF OPERATION

                           FORWARD-LOOKING STATEMENTS

     This Prospectus contains forward-looking statements, which can be identified by the use of such words such as "estimate," "project," "believe," "intend," "anticipate," "plan," "seek," "expect" and words of similar meaning. These forward-looking statements include, but are not limited to:

     o    statements of our goals, intentions and expectations;

     o    statements  regarding  our  business  plans,  prospects,   growth  and
          operating strategies;

     o statements regarding the asset quality of our loan and investment portfolios; and

     o    estimates of our risks and future costs and benefits.

     These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

     The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

     o general economic conditions, either nationally or in our market area, that are worse than expected;

     o    competition among depository and other financial institutions;

     o inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments;

     o    adverse changes in the securities markets;

     o changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements;

     o our ability to enter new markets successfully and capitalize on growth opportunities;

     o    our ability to successfully integrate acquired entities;

     o    changes in consumer spending, borrowing and savings habits;

     o changes in accounting policies and practices, as may be adopted by the bank regulatory agencies and the Financial Accounting Standards Board; and

     o    changes in our organization, compensation and benefit plans.

     Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. Please see "Risk Factors" beginning on page 11.


General

     Third Century Bancorp ("Bancorp" or "we") was formed as an Indiana corporation on March 15, 2004, for the purpose of issuing common stock and owning all of the outstanding common stock of Mutual Savings Bank (the "Bank") to be issued in the conversion as a bank holding company. As a newly formed corporation, Third Century Bancorp has no operating history. All information in this section should be read in conjunction with the consolidated financial statements of the Bank and notes thereto included beginning on page F-1 of this document.

     The principal business of the Bank has historically consisted of attracting deposits from the general public and making loans secured by residential real estate. Our earnings are primarily dependent upon our net interest income, which is the difference between our interest income and interest expense. Interest income is a function of the balances of loans and investments outstanding during a given period and the yield earned on such loans and investments. Interest expense is a function of the amount of deposits and borrowings outstanding during the same period and interest rates paid on such deposits and borrowings. Our earnings are also affected by provisions for loan losses, service charges and other non-interest income, operating expenses and income taxes.

     We also are significantly affected by prevailing economic conditions, as well as government policies and regulations concerning, among other things, monetary and fiscal affairs, housing and financial institutions. See "Regulation." Deposit flows are influenced by a number of factors, including interest rates paid on competing investments, account maturities and level of personal income and savings within our market. In addition, deposit growth is affected by how customers perceive the stability of the financial services industry amid various current events such as regulatory changes, failures of other financial institutions and financing of the deposit insurance fund. Lending activities are influenced by the demand for and supply of housing lenders, the availability and cost of funds and various other items. Sources of funds for our lending activities include deposits, payments on loans, borrowings and income provided from operations.

Current Business Strategy

     Our business strategy is to operate a well-capitalized, profitable and independent community savings bank dedicated to offering a variety of banking services, including residential lending, commercial and consumer lending, deposit services and trust services, all of this with an emphasis on personal service. We have sought to implement this strategy by (i) pursuing opportunities to expand our asset base and deposit base, (ii) emphasizing the origination of one- to four-family residential mortgage loans in our market area and (iii) maintaining levels of capital well in excess of regulatory requirements. As outlined in other sections of this prospectus, the Bank meets all regulatory capital requirements. However, management believes that it is in the best long-term interest of the Bank to improve its capital position. This will better position the Bank to take advantage of market opportunities which may arise, or to expand into other markets. Additional capital will also assist in protecting the Bank from adverse consequences of a downturn in the economic environment.

     The highlights of our business strategy are as follows:

     o Growth. We intend to focus on continuing the growth of our business. Although no assurance can be made regarding future growth, we have grown at a steady rate over the last 10 years, including growth in assets from $52.7 million to $106.6 million and growth in deposits from $46.1 million to $78.7 million. Our management, which has overseen this growth, intends to continue to emphasize increasing our assets while maintaining our historical emphasis on conservative underwriting standards and the safe and sound operation of our business.

     o Origination of One- to Four-Family Residential Loans. We intend to continue to emphasize the origination of one- to four-family residential mortgage loans by expanding our range of products. Our primary lending activity is the origination of one- to four-family residential loans secured by property in our primary market area. As of December 31, 2003, substantially all of the loans in this category in our portfolio were secured by property located in Johnson County, Indiana, and the counties contiguous to Johnson County.

     o Consumer, Commercial and Commercial Real Estate Loans. We intend to continue our recent emphasis on originating higher-yielding consumer, commercial real estate and commercial loans. We believe that the yields that we earn on consumer, commercial real estate and commercial loans will increase our profitability, although there can be no assurances that they will do so. In the two years ended December 31, 2003, these loans have decreased $5.1 million, or 20.22%. As a percentage of total loans, consumer loans decreased from 16.31% to 9.51% and commercial loans decreased from 33.44% to 23.09% over that two-year period. The decline in these categories as a percent of our gross loans receivable is primarily due to the rapid growth of the mortgage portfolio during the same time period. The forty-year low in mortgage interest rates allowed consumers to pay off consumer debt with the refinancing of our their mortgages. The same trend occurred with commercial real estate loans. Consumer lending continues to be mostly real estate based; however, we offer vehicle and other consumer loans. The Bank is not involved in any indirect financing of any kind.

     o Capital Position. In recent years, the Bank, while exceeding regulatory capital requirements, has trended down in comparison to similar financial institutions in the state of Indiana. This is primarily attributable to the Bank's growth in total assets exceeding comparable growth in capital. We intend to continue to emphasize maintaining a strong capital position. At December 31, 2003, we exceeded all of our regulatory capital requirements. Assuming net proceeds at the midpoint of the Estimated Valuation Range, our pro forma equity to assets ratio (excluding 50% of net proceeds to be retained by Third Century Bancorp) at such date would have been 11.1%. Assuming net proceeds at the minimum, maximum and 15% above the maximum of the Estimated Valuation Range, our pro forma equity to assets ratio (excluding the proceeds to be retained by Third Century Bancorp) at such date would have been 10.6%, 11.6% and 12.2%, respectively. This increase in our equity capital, along with the likely increase in our expenses following the conversion, will likely cause our return on equity to decline, which could adversely affect the trading price of the shares of common stock.


Critical Accounting Policy

     Generally accepted accounting principles require management to apply significant judgment to certain accounting, reporting and disclosure matters. Management must use assumptions and estimates to apply those principles where actual measurement is not possible or practical. For a complete discussion of the Bank's significant accounting policy, see the notes to the consolidated financial statements (beginning on page F-9) and discussion throughout this prospectus. Below is a discussion of the Bank's critical accounting policy for determining the adequacy of the allowance for loan losses. This policy is critical because it is highly dependent upon subjective or complex judgments, assumptions and estimates. Changes in such estimates may have a significant impact on the Bank's financial statements. Management has reviewed the application of this policy with the Bank's Audit Committee.

     Allowance for Loan Losses. The allowance for loan losses represents management's estimate of probable losses inherent in the Bank's loan portfolios. In determining the appropriate amount of the allowance for loan losses, management makes numerous assumptions, estimates and assessments.

     The strategy also emphasizes diversification on an industry and customer level, regular credit quality reviews and quarterly management reviews of large credit exposures and loans experiencing deterioration of credit quality.

     The Bank's allowance consists of three components: probable losses estimated from individual reviews of specific loans, probable losses estimated from historical loss rates, and probable losses resulting from economic or other deterioration above and beyond what is reflected in the first two components of the allowance.

     Larger commercial loans that exhibit probable or observed credit weaknesses are subject to individual review. Where appropriate, reserves are allocated to individual loans based on management's estimate of the borrower's ability to repay the loan given the availability of collateral, other sources of cash flow and legal options available to the Bank. Included in the review of individual loans are those that are impaired as provided in SFAS No. 114, Accounting by Creditors for Impairment of a Loan. Any allowances for impaired loans are determined by the present value of expected future cash flows discounted at the loan's effective interest rate or fair value of the underlying collateral. The Bank evaluates the collectibility of both principal and interest when assessing the need for a loss accrual. Historical loss rates are applied to other commercial loans not subject to specific reserve allocations

     Homogenous smaller balance loans, such as consumer installment and residential mortgage loans are not individually risk graded. Reserves are established for each pool of loans based on the expected net charge-offs for one year. Loss rates are based on the average net charge-off history by loan category.

     Historical loss rates for commercial and consumer loans may be adjusted for significant factors that, in management's judgment, reflect the impact of any current conditions on loss recognition. Factors which management considers in the analysis include the effects of the national and local economies, trends in the nature and volume of loans (delinquencies, charge-offs and nonaccrual loans), changes in mix, asset quality trends, risk management and loan administration, changes in the internal lending policies and credit standards, collection practices and examination results from bank regulatory agencies and the Bank's internal loan review.

     An unallocated reserve is maintained to recognize the imprecision in estimating and measuring loss when evaluating reserves for individual loans or pools of loans. Allowances on individual loans are reviewed quarterly and historical loss rates are reviewed annually and adjusted as necessary based on changing borrower and/or collateral conditions and actual collection and charge-off experience.

     The Bank's primary market area for lending is Johnson County. When evaluating the adequacy of allowance, consideration is given to this regional geographic concentration and the closely associated effect changing economic conditions have on the Bank's customers.

     The Bank has not substantively changed any aspect to its overall approach in the determination of the allowance for loan losses. There have been no material changes in assumptions or estimation techniques as compared to prior periods that impacted the determination of the current period allowance.


Asset/Liability Management

     The Bank, like other financial institutions, is subject to interest rate risk to the extent that its interest-earning assets reprice differently than its interest-bearing liabilities. As part of its effort to monitor and manage interest rate risk, the Bank uses the net portfolio value ("NPV") methodology. The Bank utilizes the services of an outside consulting firm to assist management in the monitoring and management of its interest rate sensitivity.

     Generally, NPV is the difference between discounted present value of incoming cash flows on interest-earning assets and the present value of outgoing cash flows on interest-bearing liabilities. Interest rate risk is evaluated by stressing the balance sheet by applying hypothetical instantaneous parallel shifts in market interest rates of plus and minus 300 basis points (one basis point equals a .01%). Due to the current low level of market interest rates, the down 300 basis point case is temporarily limited to down 75 basis points. The resulting NPV's are compared with the NPV in a base case of no change in market rates. Management uses this information to determine what actions should be taken to maximize profits within the guidelines of an acceptable level of interest rate risk.

     If estimated changes in NPV exceed the guidelines established by the Board, management implements a program to adjust the Bank's asset and liability mix to bring interest rate risk within the Board's guidelines. The current Board approved limit is a two percent decrease in NPV relative to assets for a 300 basis point instantaneous change in interest rates. Presented below, as of December 31, 2003 and 2002, are analyses prepared by the outside consulting firm of the Bank's interest rate risk as measured by changes in NPV for instantaneous and sustained parallel shifts of +300/-75 basis point and +300/-100 basis point changes in market interest rates for 2003 and 2002, respectively.

                             2003                               2003
        2003         Net Portfolio Value               NPV as % of PV of Assets
     Change in       -------------------     2003      ------------------------
       Rates         $ Amount   $ Change   % Change      NPV Ratio     Change
   -------------     --------   --------   ---------    ---------      ------
     +300 bp*         $5,963    $(2,983)    -33.3%        5.90%        -2.69%
        0 bp           8,946                              8.08
      -75 bp           8,604       (342)     -3.8         7.67         -0.31


                             2002                               2002
        2002         Net Portfolio Value               NPV as % of PV of Assets
     Change in       -------------------     2002      ------------------------
       Rates         $ Amount   $ Change   % Change      NPV Ratio     Change
   -------------     --------   --------   ---------    ---------      ------
     +300 bp*         $8,540    $(1,017)     -10.6%        8.81%       -0.98%
        0 bp           9,557                               9.24
     -100 bp           8,357     (1,200)     -12.6         8.01        -1.16
----------------------------------
*Basis points.

     As with any method of measuring interest rate risk, certain shortcomings are inherent in the methods of analysis presented above. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rate. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable-rate loans, have features which restrict changes in interest rates on a short-term basis and over the life of the asset. Further, in the event of a change in interest rates, expected rates of prepayments on loans and early withdrawals from certificates could likely deviate significantly from those assumed in calculating the table.

     Based upon the December 31, 2003 estimation, the Bank's NPV would decrease by 2.69 percent of assets in the event of an immediate 300 basis point increase in interest rates and decrease 0.31 percent in the event of an immediate 75 basis point decrease in interest rates. Therefore, as of December 31, 2003, the Bank was not in compliance with its interest rate policy. This deviation was primarily due to a significant expansion of the Bank's mortgage portfolio last year as we seized an opportunity to grow due to the unprecedented refinancing of mortgages that occurred in response to record low interest rates. Management has implemented a program to bring the interest rate risk within established guidelines over time. This program includes:

     1. Selling a portion of its fixed-rate mortgages with maturities greater than twelve years to the secondary market; and,

     2. Borrowing long-term fixed-rate advances from the Federal Home Loan Bank of Indianapolis

     3.   Continuing the origination of variable, non-residential loans

     These routine actions by management help offset the interest rate risk associated with the Bank's fixed-rate mortgage portfolio. Management will continue to follow their strategy until the interest rate risk measurement for an immediate 300 basis point increase complies with the policy set forth by the Board.

     The data in the above table are based, in part, upon assumptions about the future behavior of borrowers, depositors and investors. While these assumptions are reasonable based upon past behavior, it is important to be mindful that any such projections are subject to error.

Average Balances and Interest Rates and Yields

     The following table presents the Bank's interest-earnings assets and interest-bearing liabilities and the yields and rates on such balances for 2003 and 2002 at December 31, 2003 and the average daily balances of each category of the Bank's interest-earning assets and interest-bearing liabilities, the interest earned or paid on those balances and the average yields earned and interest rates paid on such balances. Such yields and costs are determined by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.




                                              At December 31,                        Year Ended December 31,
                                            ----------------------------------------------------------------------------------
                                                   2003                       2003                          2002
                                            ----------------------------------------------------------------------------------
                                                                            Interest    Average            Interest    Average
                                                        Yield/    Average    Earned/    Yield/    Average   Earned/     Yield/
                                            Balance      Rate     Balance     Paid       Rate     Balance    Paid        Rate
                                            ----------------------------------------------------------------------------------
                                                                              (Dollars in thousands)

Assets
  Interest-earning assets:
    Interest-bearing deposits ........      $  3,959     0.95%   $  4,854    $   37      0.76     $ 7,643   $   99       1.30%
    Securities held to maturity ......           689     1.43       3,599        62      1.72       6,901      197       2.85
    Loans receivable .................        98,010     5.99      91,268     5,877      6.44      81,920    5,512       6.73

Stock in FHLB of Indianapolis ........           975     5.80         771        36      4.67         550       33       6.00
                                            --------             --------    ------               -------   ------

    Total interest-earning assets ....       103,633     5.70     100,492     6,012      5.98      97,014    5,841       6.02
                                                                             ------                         ------
Non-interest earning assets,
  net of allowance for loan
  losses .............................         2,928                2,902                           2,858
                                            --------             --------                         -------
    Total assets .....................      $106,561             $103,394                         $99,872
                                            ========             ========                         =======

Liabilities and retained earnings:
  Interest-bearing liabilities
    Savings deposits .................      $ 35,779     0.50    $ 36,798    $  236      0.64     $35,713   $  392       1.10
  Interest-bearing demand deposits ...           310     0.31         400         2      0.50         110        1       0.91

    Certificates of deposit ..........        35,940     2.69      36,633     1,109      3.03      36,982    1,587       4.29

    FHLB advances ....................        19,500     3.79      15,244       607      3.98       5,280      277       5.25
                                            --------             --------    ------               -------   ------
    Total interest-bearing liabilities        91,529     1.93      89,075     1,954      2.19      78,085    2,257       2.89
                                                                             ------                         ------

Other liabilities ....................         6,992                6,361                          14,424
                                            --------             --------                         -------
Total liabilities ....................        98,521               95,436                          92,509

Retained earnings ....................         8,040                7,958                           7,363
                                            --------             --------                         -------
  Total liabilities and retained
    earnings .........................      $106,561             $103,394                         $99,872
                                            ========             ========                         =======
Net earning assets ...................      $ 12,104             $ 11,417                         $18,929
                                            ========             ========                         =======

Net interest income ..................                                       $4,058                         $3,584
                                                                             ======                         ======
Interest rate spread .................                   3.77%                           3.79%                           3.13%
                                                         ====                            ====                            ====
Net yield on average earning assets ..                                                   4.04%                           3.69%
                                                                                         ====                            ====
Interest-earning assets to
  interest-bearing liabilities .......        113.22%                                  112.82%                         124.24%



Interest Rate Spread


     The Bank's results of operations have been determined primarily by net interest income and, to a lesser extent, non-interest income and non-interest expenses. Net interest income is determined by the interest rate spread between the yields earned on interest-earning assets and the rates paid on interest-bearing liabilities and by the relative amounts of interest-earning assets and interest-bearing liabilities.

     The following table sets forth the weighted average effective interest rate earned by the Bank on its loan and investment portfolios and other interest-earning assets, the weighted average effective cost of the Bank's deposits and borrowings, the interest rate spread of the Bank, and the net yield on weighted average interest-earning assets for the periods and as of the date shown. Average balances are based on average daily balances.


                                                          At December 31,    Year Ended December 31,
                                                          ---------------    -----------------------
                                                              2003              2003       2002
                                                          ------------------------------------------
Weighted average interest rate earned on:
   Interest-bearing deposits ........................         0.95%             0.76%      1.30%
   Securities to be held to maturity ................         1.43              1.72       2.85
   Loans receivable .................................         5.99              6.44       6.73
   FHLB Stock .......................................         5.80              4.67       6.00
      Total interest-earning assets .................         5.70              5.98       6.02

Weighted average interest rate cost of
   Savings, NOW and money market ....................         0.50              0.64       1.10
   Interest-bearing demand deposits .................         0.31              0.50       0.91
   Certificates .....................................         2.69              3.03       4.29
   FHLB advances ....................................         3.79              3.98       5.25
      Total interest-bearing liabilities ............         1.93              2.19       2.89

Interest rate spread ................................         3.77              3.79       3.13
Net yield on weighted average interest-earning assets         N/A               4.04       3.69


     The following table describes the extent to which changes in interest rates and changes in volume of interest-related assets and liabilities have affected the Bank's interest income and expense during the periods indicated. For each category of interest-earning asset and interest-bearing liability, information is provided on changes attributable to (1) changes in rate (changes in rate multiplied by old volume) and (2) changes in volume (changes in volume multiplied by old rate). Changes attributable to both rate and volume which cannot be segregated have been allocated proportionally to the change due to volume and the change due to rate.

                                      Increase (Decrease) in Net Interest Income
                                      ------------------------------------------
                                                                   Total
                                          Due to       Due to       Net
                                           Rate        Volume      Change
                                      ------------------------------------------
                                                       (In thousands)
Year ended December 31, 2003,
  compared to year ended
  December 31, 2002
   Interest-earning assets:
      Interest-earning deposits           $  (33)      $ (29)      $ (62)
      Securities to be held
        to maturity                          (61)        (74)       (135)
      Loans receivable                      (244)        609         365
      FHLB stock                              (8)         11           3
                                          -------------------------------
         Total                              (346)        517         171

   Interest-bearing liabilities:
      Savings deposits                      (170)         12        (158)
      Interest-bearing demand deposits        (1)          2           1
      Certificates of deposits              (461)        (15)       (476)
      FHLB advances                          (81)        411         330
                                          -------------------------------
         Total                              (713)        410        (303)
                                          -------------------------------

Net change in net interest income         $  367       $ 107       $ 474
                                          ==============================


Financial Condition at December 31, 2003 Compared to Financial Condition at December 31, 2002

     Total assets increased $10.1 million at December 31, 2003 from December 31, 2002. The increase was primarily a result of an increase in net loans of $17.6 million, or 22.20%, offset by decreases in cash and cash equivalents of $2.4 million and decreases in investments of $5.4 million.

     Average assets increased from $99.9 million for 2002, to $103.4 million for 2003, an increase of 3.53%. Average interest-earning assets represented 97.19% and 97.14% of average assets for 2003 and 2002 respectively. During 2003, average loans increased $9.3 million. Average interest-earning assets as a percentage of average interest-earning liabilities were 112.82% and 124.24% for 2003 and 2002 respectively. This decrease was largely a result of the rapid growth of the borrowings in proportion to the slower growth of the mortgage portfolio.

     Investment Securities. Total securities decreased approximately $5.4 million from December 31, 2002 to December 31, 2003 which represents a decrease of 88.76%. The reduction was the result of scheduled maturities and repayments, with the proceeds from these maturities and repayments used to assist in funding the growth in loans. Historically, the Bank has not maintained a significant investment portfolio due to its high percentage of loans to deposits.

     Loans and Allowance for Loan Losses. Average loans increased $9.3 million or 11.41% during 2003. The growth in loans was funded primarily by increased average borrowings of $10.0 million. Average loans were $91.3 million for 2003 and $81.9 million for 2002. The average yield on loans was 6.44% for 2003 and 6.73% for 2002, a decrease of 29 basis points.

     The majority of loan growth was within the category of one- to four-family residential loans. This growth was driven by the continued low rate interest environment and the related refinancing of loans. During 2002, the Bank began to retain all originated mortgages. At that time, the Bank's interest rate risk rate was relatively low based on the policy guidelines set by the Board. The Bank experienced strong growth in its fixed-rate mortgage portfolio during the last quarter of 2002. The Bank's Asset Liability Committee re-examined the interest rate risk position of the Bank as of December 31, 2002 and found it remained well within Board policy guidelines. The Asset Liability Committee continued to monitor its ability to offset the interest rate risk associated with newly originated fixed-rate mortgages with the interest rate risk associated with newly borrowed funds from the Federal Home Loan Bank of Indianapolis. In March 2003, the Asset Liability Committee decided to sell all newly originated fixed-rate mortgages with maturities of twenty years or more to the secondary market and offer ten-year and twelve-year fixed rate mortgages in an attempt to shorten the average weighted maturity of the Bank's fixed-rate mortgage portfolio. In May 2003, the Asset Liability Committee reviewed the interest rate risk measurement for the first quarter of 2003 and noted the Bank's increased sensitivity to an instantaneous 300 basis point change in rates. The Asset Liability Committee decided to sell all newly originated fixed-rate mortgages with maturities greater than twelve years effective June 2003. The Asset Liability Committee has continued the strategy of selling these fixed-rate mortgages to the secondary market and borrowing wholesale funds from the Federal Home Loan Bank of Indianapolis to reduce the Bank's interest rate risk in a rising rate environment.

     The allowance for loan losses as a percentage of gross loans decreased to 1.08% at December 31, 2003 from 1.10% a year earlier. The ratio of the allowance for loan losses to non-performing loans was 245.92% at December 31, 2003 compared to 532.53% at December 31, 2002. In 2003, the Bank continued to increase the amount of allowance for loan losses to assure adequate reserves as the Bank continues its loan portfolio diversification into commercial real estate, other commercial, and consumer lending.

     Deposits. Deposits increased $600,000 from $78.1 million to $78.7 million during 2003. Average total deposits increased $1.0 million to $73.8 million for 2003 contrasted to $72.8 million for 2002.

     Borrowed Funds. Borrowed funds increased $10.0 million from December 31, 2002 to December 31, 2003. Management continued to fund a portion of the Bank's loan growth with advances from the FHLB of Indianapolis. Average borrowed funds increased to $15.2 million for the year ended December 31, 2003 compared to $5.3 million for the year ended December 31, 2002. During 2002 and 2003, the Bank offered higher rates on certificates of deposit with a five-year maturity to offset the interest rate risk associated with its mortgage portfolio. The Bank received little response from its customer base due to a forty-year low in interest rates. Management exercised its next option by offsetting the interest rate risk associated with the mortgage growth with borrowed funds from FHLB of Indianapolis.

     The Bank does not have any additional long-term commitments beyond the FHLB advances.

     Equity Capital. Equity capital increased $500,000 to $8.0 million at December 31, 2003 compared to $7.5 million at December 31,2002. The increase was due to net income during the period.

Comparison of Operating Results for Years Ended December 31, 2003 and 2002


     General. Net income for 2003 decreased $115,000, or 18.85%, to $495,000 compared to $610,000 for 2002. Return on average assets for 2003 and 2002 was ..48%, and .61%, respectively. Return on average equity was 6.22% for 2003 and 8.29% for 2002.

     Interest Income. The Bank's total interest income was $6.0 million for 2003 compared to $5.8 million for 2002. Increased volume, primarily on loans, accounted for $517,000 of the increase and was offset by decreases resulting from lower interest rates totaling $346,000 with the majority of this decrease relating to declining yields on loans. Average earning assets increased $3.5 million from $97.0 million to $100.5 million from 2002 to 2003. The increase in average earning assets was accompanied by a decrease in average yields to 5.98% in 2003 from 6.02% in 2002. The yield on loans decreased from 6.73% for 2002 to 6.44% for 2003 and this decrease in the yield on loans accounted for the majority of the total decrease in yield on earning assets.

     Interest Expense. Interest expense decreased $303,000 during 2003 compared to 2002. Average interest-bearing liabilities increased to $89.1 million for 2003 from $78.1 million for 2002, with advances from the FHLB accounting for approximately $10.0 million of this increase as the Bank utilized these advances to fund loan growth. The decrease in interest expense was primarily a result of a decrease in the average cost of interest-bearing liabilities due to declining rates. The average cost of interest-bearing liabilities decreased from 2.89% for 2002 to 2.19% for 2003. Declining rates accounted for $713,000 of the decrease and was offset by an increase of $410,000 due to volume increases of interest-bearing liabilities.

     Net Interest Income. Net interest income increased approximately $475,000 for 2003 to approximately $4.1 million compared to $3.6 million for 2002. As previously discussed, the increase was primarily due to increased volumes on interest bearing assets and decreased rates on interest bearing liabilities. There is no assurance that the Bank can continue to increase the volume of interest-earning assets in the future to the extent attained during 2003 and this may negatively affect net interest income. The Bank's interest spread for 2003 was 3.79% compared to 3.13% for 2002.

     Provision for Loan Losses. The Bank's provision for loan losses for 2003 was $200,000 compared to $140,000 for 2002. The increase in the provision for 2003 was based on management's analysis of the adequacy of the allowance for loan losses, total net charge offs of $29,000, the level of the allowance and other factors including the size, condition and components of the loan portfolio, economic conditions, trends national and local bankruptcies as well as other qualitative factors. In recent years, the Bank has significantly increased the loan loss provision and the Bank continues its loan portfolio diversification into commercial real estate, other commercial and consumer loans.

     Non-interest Income. Non-interest income remained relatively level from 2002 to 2003. However, there were several fluctuations within the overall classification of non-interest income and the more significant of those are discussed below.

     Service Charges. Service charges on deposit accounts increased to $204,000 for 2003 from $178,000 for 2002 which represents an increase of 14.61%. This increase was a result of continued growth in the number of fee-oriented checking accounts. The Bank also implemented a revised service charge schedule in 2003, which is responsible for a large portion of the increase.

     Fiduciary Activities. Income from fiduciary activities decreased $45,000 from $126,000 for the year ended 2002 to $81,000 for the year ended 2003 which represents a decrease of 35.71%. In 2002, the Bank served as trustee for a large estate and received fees from this estate of approximately $56,000 which was included in non-interest income. Management views 2003 as a more typical year for trust fee income.

     Gains on Loan Sales. Gains on the sales of loans increased $23,000 from $49,000 in 2002 to $72,000 in 2003. This increase resulted from higher volumes of loan sales throughout 2003 due to the management's decision in June 2003 to sell all newly originated fixed-rate mortgages with maturities greater than twelve years.

     Non-interest Expense. Non-interest expense increased $583,000 from $3.2 million in 2002 to $3.8 million in 2003 which represents an increase of 18.4%. The significant fluctuations in non-interest expense included salaries and employee benefits, data processing and conversion costs and income tax expense.

     Salaries and Employee Benefits. Salaries and benefits increased $334,000 to $2.1 million for 2003 compared to $1.8 million for 2002 which represents an increase of 18.7%. This increase was the result of several factors: The Bank's merit and other increases to employees as of January 1, 2003 totaled $61,500 for 2003; the Bank hired a mortgage originator and a commercial loan originator; two part-time employees began working full-time schedules due to the mortgage refinancing volume and the data-processing conversion, respectively; the Bank increased its matching of employees' 401k contributions from 100% on the first 6% of gross salaries to 100% on the first 8% of gross salaries; health insurance premiums paid by the Bank increased by $22,728 (or 14.1%); pensions costs increased by $19,661 (or 23.6%); and the Bank paid more in commissions to its mortgage loan originators due to increased volume of originations during 2003.

     Data Processing and Conversion Expense. Data processing and conversion costs increased $173,000, or 60.0%, in 2003 compared to 2002. During 2003, management evaluated the Bank's data processing needs and made a change in core processors. Expenses related to this conversion totaled $117,000 in 2003. There were no conversion related costs in 2002. Data processing costs increased
$56,000 in 2003 from $289,000 to $345,000 in connection with the system conversion. It is anticipated that these costs will decrease in 2004 as the conversion was completed in the fourth quarter of 2003.

     Income Tax Expense. Income tax expense was $331,000 for 2003 compared to $402,000 for 2002. The level of tax expense was consistent with the level of taxable income in each year. The effective tax rate was 40.1%, and 39.7% for 2003 and 2002 respectively.

Liquidity and Capital Resources

     Liquidity refers to the ability of a financial institution to generate sufficient cash to fund current loan demand, meet savings deposit withdrawals and pay operating expenses. Mutual Savings Bank's primary sources of funds are deposits, borrowings from the FHLB, proceeds from principal and interest payments on loans and proceeds from maturing securities. While FHLB advances and maturities and scheduled amortization of loans are a predictable source of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions, competition and the restructuring of the thrift industry.

     The primary investing activity of the Bank is the origination of loans. During 2003 and 2002, the Bank originated one- to four-family mortgage loans in the amounts of $26.4 million, and $17.0 million, respectively. The Bank originated consumer loans of $5.5 million and $6.4 million, commercial loans of $10.0 million and $10.5 million, land loans of $878,000 and $269,000, and construction loans of $2.0 million and $1.2 million during these periods. Loan repayments and other deductions were $27.0 million and $29.4 million during the respective years.

     During 2003 and 2002, the Bank purchased securities (including mortgage-backed securities) in the amounts of $711,000 and $12.4 million, respectively. No securities were purchased after March 21, 2003. Maturities and repayments of securities were $6.0 million in 2003 and $6.3 million in 2002. During 2003, deposits grew approximately $581,000. FHLB advances increased $9.0 million and $5.5 million during 2003 and 2002, respectively.

     The Bank had outstanding loan commitments of $212,000 and unused lines of credit of $4.5 million at December 31, 2003. We anticipate that the Bank will have sufficient funds from loan repayments and access to FHLB advances if needed to meet its current commitments. Certificates of deposit scheduled to mature in one year or less at December 31, 2003 totaled $23.0 million. Our management believes that a significant portion of such deposits will remain with the Bank based upon historical deposit flow data and the Bank's competitive pricing in its market area, although there can be no guarantee that this will be the case.

     Liquidity management is both a daily and long-term function of the Bank's management strategy. In the event that the Bank should require funds beyond its ability to generate them internally, additional funds are available through the use of FHLB advances. The Bank regularly monitors its interest rate spread position to determine the appropriate mix between retail and wholesale funds available to fund its loan activities. From time-to-time, the Bank offers higher cost deposit products to generate funds for loans. The Bank also relies on advances from the FHLB of Indianapolis to fund its lending activities when the cost of alternative sources of funds makes it prudent to do so. The Bank will continue to monitor its interest rate spread position and mix of deposits and alternative sources of funds. FHLB advances were $19.5 million at December 31, 2003. The Bank had approximately $56.9 million in eligible assets available as collateral for advances from the FHLB of Indianapolis as of December 31, 2003. Based on the Bank's blanket collateral agreements, advances from the FHLB of Indianapolis must be collateralized by 145% of eligible assets. Therefore, the Bank's eligible collateral would have supported approximately $39.5 million in advances from the FHLB of Indianapolis as of December 31, 2003. The Bank's Board of Directors has by resolution limited the amount of authorized borrowings to $40.0 million at December 31, 2003. As liquidity needs present themselves, the Board of Directors may elect to increase the amount of authorized borrowings from the FHLB through a Board resolution.

     The following is a summary of cash flows for the Bank, which are of three major types. Cash flows from operating activities consist primarily of net income generated by cash. Investing activities generate cash flows through the origination and principal collection on loans as well as purchases and sales of securities. Investing activities will generally result in negative cash flows when the Bank is experiencing loan growth. Cash flows from financing activities include savings deposits, withdrawals and maturities and changes in borrowings. The following table summarizes cash flows for each of the years ended December 31, 2003 and 2002.

                                                                Year Ended December 31,
                                                                ------------------------
                                                                    2003           2002
                                                                ------------------------
                                                                      (In thousands)

Operating Activities                                            $    922       $     730
Investing Activities:
   Purchase of held-to-maturity securities                          (711)        (12,373)
   Proceeds from maturities to held-to-maturity securities         6,037           6,335
   Net change in loans                                           (17,819)         (5,982)
   Purchases of premises and equipment                               (73)           (494)
   Purchase of FHLB stock                                           (425)             --
                                                                -------------------------
   Net cash used by investing activities                          (12,991)       (12,514)
                                                                -------------------------

Financing Activities:
         Net change in demand deposits, money market,
            NOW and savings accounts                                  364          2,315
   Net changes in certificates deposit                                217         (2,929)
   Proceeds from FHLB advances                                     12,000          6,500
   Payments on FHLB advances                                       (3,000)        (1,000)
   Other                                                               41             19
                                                                -------------------------
   Net cash provided by financing activities                        9,622          4,905
                                                                -------------------------

Net decrease in cash and cash equivalents                       $ (2,447)      $  (6,879)
                                                                =========================

     During 2003, operating activities provided $922,000 of cash flows with $495,000 of this representing net income from operations. The remainder of the $922,000 was provided by certain "non-cash" items which in effect did not require a cash outlay in 2003 but reduced net income from operations such as depreciation and amortization expenses and the provision for loan losses. Investing activities resulted in negative cash flows of $13.0 million primarily due to the net originations of loans. Investment security maturities, net of new purchases, provide $5.3 million of investing cash flows. During 2003, financing activities provided $9.6 million of cash flows for the Bank. These financing cash flows were primarily generated by additional net borrowings from the FHLB of $9.0 million. Increases in deposits provided approximately $581,000 of cash flows during 2003.

     During 2002, operating activities provided $730,000 of cash flows with $610,000 representing net income from operations. Investing activities resulted in negative cash flows of $12.5 million with $6.0 million representing the net increases in loans and $6.0 million representing net investment increases. Additionally during 2002, the Bank invested approximately $494,000 for purchases of premises and equipment primarily related to the Bank's Loan Center. Financing activities provided cash flows of $4.9 million primarily as a result of net additional borrowings from the FHLB of $5.5 million. Deposits that were withdrawn from the Bank resulted in negative cash flows of $614,000 during 2002.

     The following table provides the minimum regulatory capital requirements and our capital ratios as of December 31, 2003.


                                                                At December 31, 2003
                                               ----------------------------------------------------
                                                                         Bank's Capital Levels
                                                                      -----------------------------
                                               Minimum Requirement
                                               -------------------                         Amount
Capital Standard                               Ratio    Amount        Ratio     Amount    of Excess
---------------------------------------------------------------------------------------------------
                                                            (Dollars in thousands)

Tier I Capital to Risk-Weighted Assets          4.0%    $3,038        10.6%    $8,040      $5,002
Total Risk-Based to Risk-Weighted Assets        8.0      6,076        11.8      8,991       2,915
Tier I Leverage Assets                          4.0      4,274         7.5      8,040       3,766


     As of December 31, 2003, management is not aware of any current recommendations by regulatory authorities which, if they were to be implemented, would have, or are reasonably likely to have, a material adverse effect on the Bank's liquidity, capital resources, or results of operations.


Current Accounting Issues

     In May 2003, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS 150 establishes standards for classification and measurement in the statement of financial position of certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability. The FASB's Staff Position 150-3 deferred indefinitely the guidance in SFAS No. 150 on certain mandatorily redeemable noncontrolling interests.

     In January of 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51, and in December 2003 the FASB deferred certain effective dates of
Interpretation No. 46. For all variable interest entities other than special purpose entities, the revised Interpretation is effective for periods ending after March 15, 2004. For variable interest entities meeting the definition of special purpose entities under earlier accounting rules, the Interpretation remains effective for periods ending after December 31, 2003. The Interpretation requires the consolidation of entities in which an enterprise absorbs a majority of the entity's expected losses, receives a majority of the entity's expected residual returns, or both, as a result of ownership, contractual or other financial interests in the entity. Currently, entities are generally consolidated by an enterprise when it has a controlling interest through ownership of a majority voting interest in the entity. In December 2003 the FASB deferred certain effective dates for Interpretation No. 46. For all variable interest entities other than special purpose entities, the revised Interpretation is effective for periods ending after March 15, 2004. For variable interest entities meeting the definition of special purpose entities under earlier accounting rules, the Interpretation remains effective for periods ending after December 31, 2003. Bancorp has determined that it has no such instruments.

     In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. This statement clarifies reporting of contracts as either derivatives or hybrid instruments. Bancorp has determined that it has no such instruments.

     In November 2002, FASB Interpretation No. 45 ("FIN 45"), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others was issued. FIN 45 requires the disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The most significant FIN45 instruments of the Company are standby letters of credit. Bancorp has determined that its standby letters of credit obligations under FIN 45 are not material for disclosure.

Impact of Inflation

     The consolidated financial statements presented herein have been prepared in accordance with generally accepted accounting principles. These principles require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation.

     Our primary assets and liabilities are monetary in nature. As a result, interest rates have a more significant impact on our performance than the effects of general levels of inflation. Interest rates, however, do not necessarily move in the same direction or with the same magnitude as the price of goods and services, since such prices are affected by inflation. In a period of rapidly rising interest rates, the liquidity and maturities structures of our assets and liabilities are critical to the maintenance of acceptable performance levels.

     The principal effect of inflation, as distinct from levels of interest rates, on earnings is in the area of noninterest expense. Such expense items as employee compensation, employee benefits and occupancy and equipment costs may be subject to increases as a result of inflation. An additional effect of inflation is the possible increase in the dollar value of the collateral securing loans that we have made. We are unable to determine the extent, if any, to which properties securing our loans have appreciated in dollar value due to inflation.


                         BUSINESS OF MUTUAL SAVINGS BANK

General

     The Bank was originally organized in 1890 as the Mutual Building and Loan Association. In 1994, the Bank became an Indiana savings bank and changed its name to "Mutual Savings Bank." The Bank currently conducts its business from six offices in Johnson County, Indiana. Its main office and three other offices are in Franklin and it also has offices in Trafalgar and Nineveh. The Bank's principal business consists of attracting deposits from the general public, originating long-term, fixed-rate loans secured primarily by first mortgage liens on one- to four-family real estate and other commercial and consumer loans. Its deposit accounts are insured up to applicable limits by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation.

     The Bank is one of the oldest continuously operating financial institutions headquartered in Johnson County, Indiana. We believe that the Bank has developed a solid reputation among its loyal customer base because of its commitment to personal service and its strong support of the local community. The Bank offers a number of financial services, including: (i) one- to four-family residential real estate loans; (ii) consumer loans, including home equity loans, lines of credit and automobile loans; (iii) commercial real estate loans; (iv) real estate construction loans; (v) commercial loans; (vi) multi-family residential loans; (vii) certificates of deposit; (viii) savings accounts, including passbook accounts; (ix) money market saving accounts; (x) negotiable order of withdrawal accounts; (xi) business checking; (xii) merchant services; (xiii) online banking; and (xiv) trust services.


Lending Activities

     The Bank has historically concentrated its lending activities on the origination of loans secured by first mortgage liens for the purchase, construction or refinancing of one- to four-family residential real property. One- to four-family residential mortgage loans continue to be the major focus of its loan origination activities, representing 57.25% of its total loan portfolio at December 31, 2003. The Bank also offers commercial real estate loans, real estate construction loans and consumer loans. Mortgage loans secured by commercial real estate totaled approximately 15.88% of the Bank's total loan portfolio at December 31, 2003, while real estate construction loans totaled approximately 3% and consumer loans totaled approximately 9.51% of its total loans at December 31, 2003. To a limited extent, the Bank also offers multi-family and commercial loans.

     Under Indiana law, the total loans and extensions of credit by an Indiana-chartered savings bank to a borrower outstanding at one time and not fully secured may not exceed 15% of such bank's capital and unimpaired surplus. At December 31, 2003, 15% of the Bank's capital and unimpaired surplus was $1.2 million. Assuming we sell shares at the maximum of the Estimated Valuation Range, this amount would increase to $2.2 million. An additional amount up to 10% of our capital and unimpaired surplus may be loaned to the same borrower if such loan is fully secured by readily marketable collateral having a market value, as determined by reliable and continuously available price quotations, at least equal to the amount of such additional loans outstanding.

     Loan Portfolio Data. The following table sets forth the composition of the Bank's loan portfolio by loan type and security type as of the dates indicated, including a reconciliation of gross loans receivable after consideration of the allowance for loan losses and loans in process.


                                                                    At December 31,
                                               --------------------------------------------------------
                                                         2003                           2002
                                               --------------------------------------------------------
                                               Percent           Percent
                                               Amount            of Total    Amount            of Total
                                               --------------------------------------------------------
                                                                       (Dollars in thousands)

TYPE OF LOAN
Real estate mortgage loans:
   Land ................................      $ 4,234               4.32%   $ 2,561               3.19%
   One- to four-family .................       56,133              57.25     41,011              51.10
   Multi-family ........................          363               0.37        386               0.48
   Commercial ..........................       15,567              15.88     13,562              16.90
Construction ...........................        5,352               5.46      4,755               5.92
Consumer loans:
   Home equity .........................        3,413               3.48      3,100               3.86
   Automobiles .........................        2,483               2.53      2,835               3.53
   Lines of credit .....................        3,102               3.16      2,924               3.64
   Other ...............................          329               0.34        212               0.27
Commercial loans .......................        7,076               7.21      8,914              11.11
                                              ---------------------------------------------------------
      Gross loans receivable ...........      $98,052             100.00%   $80,260             100.00%
                                              =========================================================

TYPE OF SECURITY
Land ...................................      $ 4,234               4.32%   $ 2,561               3.19%
One- to four-family ....................       62,548              63.79     46,318              57.71
Multi-family ...........................          363               0.37        386               0.48
Commercial real estate .................       15,567              15.88     13,562              16.90
Automobiles ............................        2,483               2.53      2,835               3.53
Other security .........................       11,245              11.47     11,994              14.95
Unsecured ..............................        1,612               1.64      2,604               3.24
                                              ---------------------------------------------------------
    Gross loans receivable .............      $98,052             100.00%   $80,260             100.00%
                                              ---------------------------------------------------------

Deduct:
   Deferred loan fees ..................           42                                            40
   Allowance for loan losses ...........        1,055                                           884
                                              -------                                    ----------
      Net loans receivable .............      $96,955                                    $   79,336
                                              =======                                    ==========

Mortgage loans:
   Adjustable-rate .....................      $23,448                                    $   23,780
   Fixed-rate ..........................       52,849                                        33,739
                                              -------                                    ----------
      Total ............................      $76,297                                    $   57,519
                                              =======                                    ==========

     The following table sets forth certain information at December 31, 2003, regarding the dollar amount of loans maturing in the Bank's loan portfolio based on the contractual terms to maturity. Demand loans having no stated schedule of repayments and no stated maturity and overdrafts are reported as due in one year or less. This schedule does not reflect the effects of possible prepayments or enforcement of due-on-sale clauses. Management expects prepayments will cause actual maturities to be shorter.


                                                                    Due During Years Ended December 31,
                                  Balance       ------------------------------------------------------------------------
                               Outstanding at                 2005         2007         2009        2014         2024
                                December 31,                   to           to           to          to           and
                                    2003        2004          2006         2008         2013        2023       following
------------------------------------------------------------------------------------------------------------------------

Real estate mortgage loans:
   Land ....................      $ 4,234      $ 1,536          889      $    24      $   338      $ 1,447      $    --
   One- to four-family loans       56,133            2          110          551        7,918       33,675       13,877
   Multi-family loans ......          363           --            9           --           --          354
   Commercial loans ........       15,567          733        1,531          154        1,229       11,676          244
Construction loans .........        5,352        4,210          516           --          626           --           --

Consumer loans:
   Home equity loans .......        3,413          133          240          193        2,847           --           --
   Automobiles .............        2,483           69          952        1,300          139           23           --
   Lines of credit .........        3,102        2,946           76           80           --           --           --
   Other consumer loans ....          329          250           25           34           20           --           --
Commercial loans ...........        7,076        2,930        1,144          520          518        1,071          893
                                  -------------------------------------------------------------------------------------
      Total ................      $98,052      $12,809      $ 5,492      $ 2,855      $13,635      $48,246      $15,014
                                  =====================================================================================

     The following table sets forth as of December 31, 2003, the dollar amounts of all loans due after one year that have fixed interest rates or adjustable rates.

                                                            Due after December 31, 2004
                                                ----------------------------------------------
                                                Fixed Rates       Variable Rates        Total
                                                ----------------------------------------------
Real estate mortgage loans:
   Land ..........................               $  1,868           $   830            $ 2,698
   One- to four-family loans......                 47,615             8,516             56,131
   Multi-family loans ............                     --               363                363
   Commercial loans ..............                  2,842            11,992             14,834
Construction loans ...............                    663               479              1,142

Consumer loans:
   Home equity loans .............                     --             3,280              3,280
   Automobiles ...................                  2,414                --              2,414
   Lines of credit ...............                    140                16                156
   Other consumer loans ..........                     79                --                 79

Commercial loans .................                  2,519             1,626              4,146
                                                 ---------------------------------------------

    Total .......................                $ 58,141           $27,102            $85,243
                                                 =============================================

     One- to Four-Family Residential Loans. The Bank's primary lending activity consists of the origination of one- to four-family residential mortgage loans secured by property located in its primary market area. The Bank generally does not originate one- to four-family residential mortgage loans if the ratio of the loan amount to the lesser of the current cost or appraised value of the property exceeds 95%. The Bank generally requires private mortgage insurance on loans with a loan-to-value ratio in excess of 80%. The cost of such insurance is factored into the annual percentage rate on such loans. All properties also have title and, to the extent applicable, flood insurance.

     The Bank also offers second mortgages on one- to four-family residential properties at a fixed rate. Second mortgages are generally written for up to 80% of the available equity (the appraised value of the property less any first mortgage amount).

     The Bank's current underwriting criteria for one- to four-family residential loans focus on the collateral securing the loan, income, debt-to-income ratio, stability of earnings and credit history of a potential borrower, in making credit decisions. The Bank also has incorporated uniform underwriting criteria based on the Federal Home Loan Mortgage Corporation lending criteria, recognizing that the sale of mortgage loans has become an important tool in liquidity and interest rate risk management. The Bank originates fixed-rate loans which provide for the payment of principal and interest over a period of up to 30 years.

     In addition, the Bank offers offer loans that are fixed for the first one, three, five or seven years and then have an adjustable rate for subsequent years. The adjustable-rate mortgage loans that it originates provide for a maximum interest rate adjustment of 2% over a one-year period and a maximum adjustment of 5% over the life of the loan. The Bank's residential adjustable-rate mortgages are amortized for terms up to 30 years. Although the Bank would generally prefer to originate mortgage loans that have adjustable rather than fixed interest rates, the current low-interest rate environment has reduced borrower demand for adjustable-rate mortgage loans. The Bank also offers fixed-rate second mortgages.

     All of the fixed-rate loans that the Bank originates for sale are written to FHLMC standards. The Bank generally sells any owner-occupied mortgages that are for terms of more than 12 years. It retains the servicing rights on the loans that it sells.

     Adjustable-rate mortgage loans decrease the risk associated with changes in interest rates by periodically repricing but involve other risks because, as interest rates increase, the underlying payments by the borrower also increase, thus increasing the potential for default by the borrower. At the same time, the marketability of the underlying collateral may be adversely affected by higher interest rates. Upward adjustment of the contractual interest rate is also limited by the maximum periodic and lifetime interest rate adjustment permitted by the loan documents, and, therefore, is potentially limited in effectiveness during periods of rapidly rising interest rates. The Bank retains all adjustable-rate mortgage loans that its originates and, at December 31, 2003, approximately 15.17% of its one- to four-family residential loans had adjustable rates of interest.

     All of the one- to four-family residential mortgage loans that the Bank originates include "due-on-sale" clauses, which give it the right to declare a loan immediately due and payable in the event that, among other things, the borrower sells or otherwise disposes of the real property subject to the mortgage and the loan is not repaid. However, the Bank occasionally permits assumptions of existing residential mortgage loans on a case-by-case basis.

     At December 31, 2003, approximately $56.1 million, or 57.25% of the Bank's portfolio of loans, consisted of one- to four-family residential loans. Approximately $70,000, or .12% of total one- to four-family residential loans, were included in nonperforming assets as of that date. See "-- Nonperforming and Problem Assets."

     Commercial Real Estate Loans. Our commercial real estate loans are secured by churches, office buildings and other commercial properties ($14.8 million), agricultural properties ($784,000) and apartments consisting of five or more units ($363,000). The Bank originates commercial real estate loans with terms no greater than 20 years. The Bank generally requires a loan-to-value ratio of no more than 80% on commercial real estate loans. The Bank originates both fixed-rate and adjustable-rate commercial loans.

     Commercial real estate loans generally are larger than one- to four-family residential loans and involve a greater degree of risk. Commercial real estate loans often involve large loan balances to single borrowers or groups of related borrowers. Payments on these loans depend to a large degree on results of operations and management of the properties and may be affected to a greater extent by adverse conditions in the real estate market or the economy in general. Accordingly, the nature of the loans makes them more difficult for management to monitor and evaluate. In addition, balloon loans may involve a greater degree of risk to the extent the borrower is unable to obtain financing or cannot repay the loan when the loan matures or a balloon payment is due.

     At December 31, 2003, approximately $15.6 million, or 15.88% of the Bank's total loan portfolio, consisted of commercial real estate loans. On the same date, no commercial real estate loans were included in nonperforming assets.

     At December 31, 2003, approximately $363,000, or 0.37%, of the Bank's total loan portfolio, consisted of mortgage loans secured by multi-family dwellings. Multi-family residential real estate loans generally are secured by multi-family rental properties, such as walk-up apartments. At December 31, 2003, there were no multi-family loans included in nonperforming assets.

     Multi-family loans, like commercial real estate loans, involve greater risk than do residential loans and carry larger loan balances This increased credit risk is a result of several factors, including the concentration of principal in a limited number of loans and borrowers, the effects of general economic conditions on income producing properties, and the increased difficulty of evaluating and monitoring these types of loans. Furthermore, the repayment of loans secured by multi-family real estate typically depends upon the successful operation of the related real estate property. If the cash flow from the project is reduced, the borrower's ability to repay the loan may be impaired. Also, the loans-to-one-borrower limitation limits the Bank's ability to make loans to developers of apartment complexes and other multi-family units.

     Construction Loans. The Bank offers construction loans to individuals for the purpose of constructing one- to four-family residences, but only where the borrower commits to permanent financing on the finished project with the Bank or another qualified lender. During the construction phase, the loan agreement requires monthly interest payments by the borrower on the amount drawn on the loan. When the construction of the residence is completed, the construction rider terminates and the loan converts into a one- to four-family residential mortgage loan.

     The Bank also offers construction loans to builders or developers who are on the Bank's approved list for the construction of residential properties on a speculative basis (i.e., before the builder/developer obtains a commitment from a buyer), or for the construction of commercial or multi-family properties. In such cases, the Bank typically structures the loan as a short-term loan with a fixed interest rate, with interest payable quarterly. Construction loans to builders or developers typically have a higher interest rate than residential construction loans to individuals unless the Bank has the long-term commitment for financing. The Bank also offers construction loans to businesses and organizations for the purpose of constructing business-related facilities, including, but not limited to, the new construction and remodeling of small office buildings and church facilities. At December 31, 2003, approximately 3.0 million or 3.00% of the Bank's total loan portfolio consisted of residential construction loans and $2.4 million or 2.40% of its total loan portfolio consisted of commercial construction loans. At December 31, 2003, there were construction loans in the aggregate of $359,000 included in nonperforming assets.

     The maximum loan-to-value ratio for a construction loan is based upon the nature of the construction project. For example, a construction loan to an individual for the construction of a one- to four-family residence may be written with a maximum loan-to-value ratio of 95%, while a construction loan for a commercial project may be written with a maximum loan-to-value ratio of 80%. Inspections generally are made prior to any disbursement under a construction loan, and the Bank normally charges a commitment fee for construction loans.

     While providing the Bank with a comparable, and in some cases higher yield than conventional mortgage loans, construction loans sometimes involve a higher level of risk. For example, if a project is not completed and the borrower defaults, the Bank may have to hire another contractor to complete the project at a higher cost. Also, a project may be completed, but may not be salable, resulting in the borrower defaulting and the Bank's taking title to the project.

     Consumer Loans. The Bank's consumer loans consist primarily of variable- and fixed-rate home equity loans ($3.4 million representing 3.48% of our total loan portfolio) and lines of credit ($3.1 million representing 3.16% of our total loan portfolio) and automobile loans ($2.5 million representing 2.53% of our total loan portfolio). Consumer loans tend to have shorter terms and higher yields than permanent residential mortgage loans. At December 31, 2003, the Bank's consumer loans aggregated approximately $9.3 million, or 9.51%, of its total loan portfolio.

     Home equity lines of credit are generally written for up to 80% of the appraised value less any first mortgage amount. The Bank generally will write automobile loans for up to 100% of the acquisition price for a new automobile and the lower of the purchase price or the trade-in value for a used automobile. The repayment schedule of loans covering both new and used vehicles is consistent with the expected life and normal depreciation of the vehicle.

     Consumer loans may entail greater risk than residential mortgage loans, particularly in the case of consumer loans that are unsecured or are secured by rapidly depreciable assets, such as automobiles. Further, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance. In addition, consumer loan collections depend on the borrower's continuing financial stability, and thus are more likely to be affected by adverse personal circumstances. Furthermore, the application of various federal and state laws, including bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans. See "-- Nonperforming and Problem Assets."

     Commercial Loans. The Bank offers commercial loans, which consist primarily of loans to businesses that are secured by assets other than real estate, with examples of such assets being equipment, inventory and receivables. In some cases the loans are unsecured. As of December 31, 2003, commercial loans amounted to $7.1 million, or 7.21%, of the Bank's total loan portfolio. Commercial loans tend to bear somewhat greater risk than residential mortgage loans, depending on the ability of the underlying enterprise to repay the loan. As of December 31, 2003, no commercial loans were included in nonperforming assets.

     The following table shows the Bank's loan origination, purchase and repayment activity for during the periods indicated.

                                                  Year Ended December 31,
                                                  -----------------------
                                                    2003         2002
                                                  -----------------------
                                                      (In thousands)
Loans Originated:
  Real estate mortgage loans:
     Land ..................................      $   878      $   269
     One- to four-family loans .............       26,429       16,986
     Commercial loans ......................        6,384        4,745
     Construction loans ....................        2,045        1,187
  Consumer loans:
     Home equity and home improvement loans         1,668        1,779
     Other consumer loans ..................        3,809        4,616
  Commercial loans .........................        3,643        5,737
                                                  --------------------
     Total originations ....................       44,856       35,319

Reductions:
   Principal loan repayments ...............       27,065       29,473
   Transfers from loans to real estate owned           --           16
                                                  --------------------
       Total reductions ....................       27,065       29,489

Decrease in other items ....................          172          109
                                                  --------------------

Net increase ...............................      $17,619      $ 5,721
                                                  ====================

     Origination and Other Fees. The Bank realizes income from origination fees, late charges, checking account service charges and fees for other miscellaneous services. Late charges are generally assessed if payment is not received within a specified number of days after it is due. The grace period depends on the individual loan documents.

Non-Performing and Problem Assets


     The Bank reviews loans on a regular basis and loans are placed on a non-accrual status when the loans become contractually past due ninety days or more. The Bank's policy is that all earned but uncollected interest on all loans be reviewed monthly to determine if any portion thereof should be classified as uncollectible for any loan past due less than 90 days. The Bank sends a written notice when loans are 30 days past due and send a letter or make verbal contact when loans are 60 days past due. Loans that reach 90 days past due are brought before the Asset Classification Committee. The Asset Classification Committee discusses all delinquent loans at its monthly meetings and decides what additional actions should be taken with respect to each delinquent loan. Management is authorized to commence foreclosure proceedings for any loan upon making a determination that it is prudent to do so. All loans for which foreclosure proceedings have been commenced are placed on non-accrual status.

     Non-performing assets. At December 31, 2003, $429,000, or 0.40% of the Bank's total assets, were non-performing assets (loans delinquent more than 90 days, non-accruing loans and foreclosed assets) compared to $286,000, or 0.30%, of our total assets at December 31, 2002.

     The table below sets forth the amounts and categories of our non-performing assets.

                                                    At December 31,
                                                ----------------------

                                                  2003           2002
                                                ----------------------
                                                (Dollars in thousands)
Non-performing assets:
   Non-performing loans .................       $   429          $166
   Foreclosed assets ....................            --           120
                                                ---------------------
      Total non-performing assets .......       $   429          $286
                                                =====================

Non-performing loans to total loans .....          0.44%         0.21%

Non-performing assets to total assets ...          0.40%         0.30%


     At December 31, 2003, the Bank held loans delinquent from 30 to 89 days totaling $1.2 million.

     The following table reflects the amount of loans in a delinquent status as of the dates indicated:


                                                At December 31, 2003                               At December 31, 2002
                                      ----------------------------------------------------------------------------------------------
                                         30-89 Days               90 Days or More          30-89 Days              90 Days or More
                                      ----------------------------------------------------------------------------------------------
                                                 Principal                  Principal                Principal            Principal
                                       Number    Balance of     Number      Balance of   Number      Balance of  Number   Balance of
                                      of Loans     Loans       of Loans      Loans      of Loans      Loans     of Loans    Loans
                                      ----------------------------------------------------------------------------------------------
                                                                        (Dollars in thousands)
Real estate mortgage loans
   One- to four-family loans ..          15       $  846            2       $   70            9       $  295         1       $   12
   Multi-family loans .........           1            9           --           --            1           14        --           --
   Construction loans .........           1          130            1          359            2          313         1          104
Home equity and home
   improvement loans ..........           9          102           --           --            2           25        --           --
Other consumer loans ..........           6           42           --           --            1            5        --
Commercial loans ..............           4           92           --           --            5          479         2           50
                                      ----------------------------------------------------------------------------------------------
   Total ......................          36       $1,221            3       $  429           20       $1,131         4       $  166
                                      ==============================================================================================
Delinquent loans to total loans        1.98%        1.24%        0.17%        0.44%        1.15%        1.41%     0.23%        0.21%




     Classified assets. The Bank's Asset Classification Policy provides for the classification of loans and other assets such as debt and equity securities considered to be of lesser quality as "substandard," "doubtful" or "loss" assets. An asset is considered "substandard" if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. "Substandard" assets include those characterized by the "distinct possibility" that the institution will sustain "some loss" if the deficiencies are not corrected. Assets classified as "doubtful" have all of the weaknesses inherent in those classified "substandard," with the added characteristic that the weaknesses present make "collection or liquidation in full," on the basis of currently existing facts, conditions, and values, "highly questionable and improbable." Assets classified as "loss" are those considered "uncollectible" and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted.

     An insured institution is required to establish general allowances for loan losses in an amount deemed prudent by management for loans classified substandard or doubtful, as well as for other problem loans. General allowances represent loss allowances which have been established to recognize the inherent risk associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies problem assets as "loss," it is required either to establish a specific allowance for losses equal to 100% of the amount of the asset so classified or to charge off such amount.

     At December 31, 2003 and 2002, the aggregate amount of the Bank's classified assets, and of its general and specific loss allowances were as follows:

                                               Year Ended December 31,
                                               -----------------------
                                                 2003         2002
                                                ------------------
                                                  (In thousands)

Substandard assets ...............              $1,950      $  246
Doubtful assets ..................                  30          --
Loss assets ......................                  14          12
                                                ===================
   Total classified assets........              $1,994      $  258

General loss allowance ...........              $  692      $  779
Specific loss allowances .........                 363         105
                                                ------------------
   Total allowances ..............              $1,055      $  884
                                                ===================

     Assets that do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are required to be designated "special mention" by management. At December 31, 2003 and 2002, the Bank classified $828,000 and $1.1 million of loans as "special mention." The "special mention" classification refers to assets that do not currently expose the Bank to a significant degree of risk but do possess credit deficiencies or potential weakness deserving management's close attention. There is a significant increase in the number of substandard assets as shown above for the years 2002 and 2003. The significant increase from 2002 to 2003 can be attributed to several factors, including the unusually low amount of substandard assets for 2002, and the addition of two commercial loans which had balances of $232,677 and $242,609. Another factor was the addition of one borrower in December 2003. This borrower had loans totaling $931,296 which counted toward the 2003 substandard asset total. As of December 31, 2003, this borrower had no loans in which any payment was past due over 30 days.

     The above table shows one loan in the amount of $14,000 and one loan in the amount of $12,000 for the years 2003 and 2002, respectively, classified in the "loss" category. Even though these loans were classified as "loss," neither had been charged off as of their respective year end dates. While management recognized the probability of a charge-off on both loans in their entire amounts, the circumstances to warrant the actual charge to the loan loss provision had not yet occurred.

     The Bank regularly reviews its loan portfolio to determine whether any loans require classification in accordance with applicable regulations. Not all of the Bank's classified assets constitute non-performing assets.

Allowance for Loan Losses


     The allowance for loan losses is maintained through the provision for loan losses, which is charged to earnings. The provision for loan losses is determined in conjunction with management's review and evaluation of current economic conditions (including those of our lending area), changes in the character and size of the loan portfolio, loan delinquencies (current status as well as past and anticipated trends) and adequacy of collateral securing loan delinquencies, historical and estimated net charge-offs, and other pertinent information derived from a review of the loan portfolio. In management's opinion, the Bank's allowance for loan losses is adequate to absorb anticipated future losses from loans at December 31, 2003. However, there can be no assurance that regulators, when reviewing the Bank's loan portfolio in the future, will not require increases in its allowances for loan losses or that changes in economic conditions will not adversely affect its loan portfolio.

     Summary of Loan Loss Experience. The following table analyzes changes in the allowance for loan losses during the years ended December 31, 2003 and 2002.

                                                                      Year Ended December 31,
                                                                      -----------------------
                                                                         2003          2002
                                                                      -----------------------
                                                                           (In thousands)

Balance at beginning of period ...................................      $  884       $  772
Charge-offs:
   One- to four-family mortgage loans ............................          23           14
   Consumer loans ................................................           8           19
   Commercial loans ..............................................          --           19
                                                                        -------------------
      Total charge-offs ..........................................          31           52

Recoveries:
   One- to four-family mortgage loans ............................          --           --
   Consumer loans ................................................           2           14
   Commercial loans ..............................................          --           10
                                                                        -------------------
      Total recoveries ...........................................           2           24

Provision for losses on loans ....................................         200          140
                                                                        -------------------

Balance end of period ............................................      $1,055       $  884
                                                                        ===================

Allowance for loan losses as a percent of total  loans outstanding        1.08%        1.10%

Ratio of net charge-offs to average loans outstanding ............        0.03%        0.03%

     Allocation of Allowance for Loan Losses. The following table presents an analysis of the allocation of the Bank's allowance for loan losses at the dates indicated.

                                                                 At December 31,
                                               ------------------------------------------------------
                                                      2003                         2002
                                               ------------------------------------------------------
                                                              Percent of                 Percent of
                                                             loans in each              loans in each
                                                              category to                category to
                                               Amount         total loans    Amount      total loans
                                               ------------------------------------------------------
                                                                       (Dollars in thousands)
Balance at end of period applicable to:
   Land .................................      $   --             0.00%      $   13           1.47%
   Real estate mortgage loans
       One- to four-family ..............         122            11.56           83           9.39
       Commercial .......................         372            35.26          311          35.18
   Construction loans ...................         102             9.67            9           1.02
   Home equity and home improvement loans           1             0.09           --
   Other consumer loans .................         148            14.03          113          12.78
   Commercial loans .....................          64             6.07            5           0.57
   Unallocated ..........................         246            23.32          350          39.59
                                               ---------------------------------------------------
            Total .......................      $1,055           100.00%      $  884         100.00%
                                               ====================================================

Other Sources of Revenue

     Trust Services. The Bank's Trust Department provides agency services, trust services, guardianships and estate services to individuals and families. The Trust Department establishes and manages trusts, administers estates, establishes power of attorney arrangements and offers individual retirement accounts in addition to other products and services. As of December 31, 2003, the Trust Department had 189 accounts representing $6.3 million, including funeral trusts. For the year ended December 31, 2003, revenues generated by the Trust Department totaled $81,000.

     Credit Card Underwriting. The Bank also issues the Mutual Savings Bank Credit Card, which are personal unsecured lines of credit in amounts from $2,500 to $50,000. The annual percentage rate is 9.90%. There is no annual fee.

     Other Fees. The Bank also realizes income from checking account service charges, safe deposit fees and fees for other miscellaneous services.

Investments and Federal Home Loan Bank Stock


     The Bank's investment policy is designed primarily to maximize the yield on the investment portfolio subject to minimal liquidity risk, default risk, interest rate risk, and prudent asset/liability management. The Bank has retained an investment advisor registered with the Securities and Exchange Commission to provide it with investment and financial advice including recommendations regarding risk strategies and risk assessment, investment purchases and sales, and dealer selection.

     The Bank's investment portfolio consists of U.S. government agency securities, state and municipal bonds and Federal Home Loan Bank stock. At December 31, 2003, approximately $1.2 million or 11% of its total assets, consisted of such investments. All of the Bank's securities, except for Federal Home Loan Bank stock, were classified as held to maturity at December 31, 2003.

     The following table sets forth the carrying value and market value of the Bank's investments at the dates indicated.

                                                        At December 31,
                                            ------------------------------------------
                                                    2003                  2002
                                            ------------------------------------------
                                            Amortized    Fair     Amortized     Fair
                                               Cost      Value       Cost       Value
                                            ------------------------------------------
                                                          (In thousands)
Held to Maturity:
   Agency securities .............           $   201    $  202      $2,902      $2,925
   State and municipal ..........                 --        --         600         604
   Mortgage-backed securities ...                 --        --       1,713       1,699
   Corporate obligations ........                488       488         909         911
FHLB stock (1) ..................                975       975         550         550
                                             -----------------------------------------

Total investment securities .....            $ 1,664    $1,665      $6,674      $6,689
                                             =========================================

---------------------

(1) Market value is based on the price at which the stock may be resold to the FHLB of Indianapolis.

     Investment securities, excluding Federal Home Loan Bank stock, which has no stated maturity, all mature within one year of December 31, 2003.

     Management intends to government securities, other U.S. agency securities and equity securities. See "Use of Proceeds."

Sources of Funds


     General. Deposits have traditionally been the Bank's primary source of funds for use in lending and investment activities. In addition to deposits, the Bank derives funds from scheduled loan payments, loan prepayments, retained earnings and income on earning assets. While scheduled loan payments and income on earning assets are relatively stable sources of funds, deposit inflows and outflows can vary widely and are influenced by prevailing interest rates, market conditions and levels of competition. The Bank can use borrowings from the Federal Home Loan Bank of Indianapolis in the short-term to compensate for reductions in deposits or deposit inflows at less than projected levels. The Bank occasionally borrows on a longer-term basis, for example to assist in asset/liability management.

     Deposits. The Bank attracts deposits principally from within Johnson County through the offering of a broad selection of deposit instruments including fixed-rate certificates of deposit, NOW and other transaction accounts, and savings accounts. The Bank does not actively solicit or advertise for deposits outside of Johnson County. Substantially all of its depositors are residents of Johnson County. Deposit account terms vary, with the principal differences being the minimum balance required, the amount of time the funds remain on deposit and the interest rate. The Bank does not pay a fee for any deposits it receives.

     The Bank establishes the interest rates paid, maturity terms, service fees and withdrawal penalties on a periodic basis. Determination of rates and terms are predicated on funds acquisition and liquidity requirements, rates paid by competitors, growth goals, and applicable regulations. The Bank relies, in part, on customer service and long-standing relationships with customers to attract and retain its deposits. The Bank also closely prices its deposits in relation to rates offered by its competitors.

     The flow of deposits is influenced significantly by general economic conditions, changes in money market and prevailing interest rates and competition. The variety of deposit accounts the Bank offers has allowed it to be competitive in obtaining funds and to respond with flexibility to changes in consumer demand. The Bank has become more susceptible to short-term fluctuations in deposit flows as customers have become more interest rate conscious. The Bank manages the pricing of its deposits in keeping with its asset/liability management and profitability objectives. Based on its experience, the Bank's management believes that the Bank's passbook, NOW, money market savings and non-interest-bearing checking accounts are relatively stable sources of deposits. However, the Bank's ability to attract and maintain certificates of deposit, and the rates paid on these deposits, has been and will continue to be significantly affected by market conditions.

     An analysis of the Bank's deposit accounts by type, maturity, and rate at December 31, 2003, is as follows:

                                                  Balance at                           Weighted
                                                 December 31,          %  of            Average
Type of Account                                     2003              Deposits            Rate
-----------------------------------------------------------------------------------------------
Withdrawable:
   Non-interest bearing demand .....              $ 6,679                8.49%           0.00%
   Interest bearing demand .........                  310                0.39            0.31
   Savings, NOW and money market ...               35,779               45.46            0.50
                                                  -------               -----            -----
      Total Withdrawable ...........               42,768               54.34            0.44

Certificates (original terms):
   91-day ..........................                  823                1.05            1.30
   182-day .........................                2,587                3.29            1.44
   Short-term ......................                   33                0.04            5.14
   12 month ........................                6,415                8.15            2.01
   15 month ........................                3,169                4.03            2.01
   18 month ........................                3,796                4.82            2.51
   24 month ........................                4,834                6.14            3.10
   30 month ........................                6,106                7.76            2.99
   36 month ........................                2,407                3.06            3.85
   42 month ........................                2,203                2.80            3.11
   48 month ........................                   43                0.05            4.68
   60 month ........................                  806                1.02            4.71
   IRA .............................                2,718                3.45            2.41
                                                  -------               ------
       Total certificates ..........               35,940               45.66%           2.69%
                                                  -------               ------

Total Deposits .....................              $78,708              100.00%           1.47%
                                                  =======              =======

     The following table sets forth by various interest rate categories the composition of the Bank's term deposits at the dates indicated.

                                                          At December 31,
                                                      -----------------------
                                                      2003              2002
                                                      -----------------------
                                                          (In thousands)

1.00% to 1.99% ..................................     $ 12,656       $ 4,939
2.00% to 2.99% ..................................       11,038        11,517
3.00% to 3.99% ..................................        7,063         8,783
4.00% to 4.99% ..................................        3,307         5,513
5.00% to 5.99% ..................................        1,238         2,862
6.00% to 8.00% ..................................          638         2,109
                                                      --------       -------
         Total ..................................     $ 35,940       $35,723
                                                      ========       =======

     The following table represents, by various interest rate categories, the amounts of term deposits maturing during each of the three years following December 31, 2003, and the total amount maturing thereafter. Matured certificates that have not been renewed as of December 31, 2003, have been allocated based on certain rollover assumptions.


                                                           Amounts at December 31, 2003
                                                --------------------------------------------------
                                                One Year        Two         Three     Greater Than
                                                or Less        Years        Years     Three Years
                                                --------------------------------------------------
                                                                  (In thousands)

1.00% to 1.99% ............................     $ 9,239       $3,236          181      $    --
2.00% to 2.99% ............................       7,892        2,465          591           90
3.00% to 3.99% ............................       3,992        2,156          374          541
4.00% to 4.99% ............................       1,215          702          336        1,054
5.00% to 5.99% ............................         277          250          176          535
6.00% to 8.00% ............................         382          256           --           --
                                                ----------------------------------------------
    Total .................................     $22,997       $9,065       $1,658      $ 2,220
                                                ==============================================

     The following table indicates the amount of the Bank's certificates of deposit of $100,000 or more by time remaining until maturity as of December 31, 2003.

                                                            At December 31, 2003
                                                            --------------------
                                                               (In thousands)
Maturity Period
   Three months or less ............................                $2,123
   Greater than three month through six months .....                   932
   Greater than six months through twelve months....                 1,456
   Over twelve months ..............................                 2,330
                                                                    ------
      Total ........................................                $6,841
                                                                    ======

                                                                Year Ended December 31,
                                                                ------------------------
                                                                   2003           2002
                                                                ------------------------
                                                                    (In thousands)

Beginning Balance ........................................      $ 35,723       $ 38,652
   Net deposits (withdrawals) before interest credited....          (899)        (4,514)
   Interest credited .....................................         1,116          1,585
                                                                -----------------------
   Net increase in deposits ..............................           217         (2,929)
                                                                ------------------------
Ending Balance ...........................................      $ 35,940       $ 35,723
                                                                ========================

     In the unlikely event that the Bank's liquidation occurs after the conversion, all claims of creditors (including those of deposit account holders, to the extent of their deposit balances) would be paid first and followed by distribution of the liquidation account to certain deposit account holders, with any assets remaining thereafter distributed to Bancorp as the sole shareholder of the Bank's capital stock. See "The Conversion -- Principal Effects of Conversion -- Effect on Liquidation Rights."


     Borrowings. The Bank focuses on generating high quality loans and then seeks the best source of funding from deposits, investments or borrowings. At December 31, 2003, the Bank had $19.5 million in borrowings from the Federal
Home Loan Bank of Indianapolis. The Bank had approximately $57 million in eligible assets available as collateral for advances from the Federal Home Loan Bank of Indianapolis as of December 31, 2003. Based on the Bank's blanket collateral agreements, advances from the Federal Home Loan Bank of Indianapolis must be collateralized by 145% of eligible assets. Therefore, the Bank's eligible collateral would have supported approximately $37.5 million in advances from the Federal Home Loan Bank of Indianapolis as of December 31, 2003. The Bank's Board of Directors has adopted a resolution that limits the amount of authorized borrowings. As of December 31, 2003, authorized borrowings were limited by that resolution to $40 million. The Bank's does not anticipate any difficulty in obtaining advances appropriate to meet our requirements in the future.

     The following table presents certain information relating to the Bank's borrowings at or for the years ended December 31, 2003 and 2002.

                                                         Year Ended December 31,
                                                         -----------------------
                                                           2003           2002
                                                         -----------------------
                                                             (In thousands)
FHLB Advances:
   Outstanding at end of period ........................  $19,500       $10,500
   Average balance outstanding for period ..............   15,244         5,280
   Maximum amount outstanding at any month-end
            during the period ..........................   19,500        10,500
   Weighted average interest rate during the period.....     3.98%         5.25%
   Weighted average interest rate at end of period......     3.79%         4.38%



                                                                   Amounts at December 31, 2003
                                                      --------------------------------------------------------
                                                                                                        2008
                                                        2004        2005       2006         2007     thru 2012
                                                       -------------------------------------------------------
                                                                          (In thousands)

1.00% to 1.99%...................................      $2,000      $   --      $   --      $   --      $   --
2.00% to 2.99%...................................          --         500         500         500          --
3.00% to 3.99%...................................          --         500       1,500       2,500       5,000
4.00% to 4.99%...................................          --          --          --          --       2,500
5.00% to 5.99%...................................       1,000       1,000          --          --       2,000
Above 5.99%......................................          --          --          --          --          --
                                                       ------------------------------------------------------
 Total                                                 $3,000      $2,000      $2,000      $3,000      $9,500
                                                       ======================================================


Properties


     The Bank conducts its business from its main office at 80 East Jefferson Street, Franklin, Indiana 46131. In addition to its main office, it has three other offices in Franklin: on North Main Street, at the Franklin United Methodist Community (retirement community) and the Indiana Masonic Home (retirement community). It also has an office in Trafalgar and an office in Nineveh. All of its offices are in Johnson County. The Bank owns its main office, its office on North Main Street in Franklin and its Trafalgar office and it leases its other offices.

     The Bank currently operates three automatic teller machines, with one ATM located at its office on North Main Street in Franklin and one located at each of its offices in Trafalgar and Nineveh. The Bank's ATMs participate in the STAR(R) network.

     The following table provides certain information with respect to the Bank's offices as of December 31, 2003:


                                                                                             Net Book
                                                                                              Value
                                          Owned    Lease                                   of Property,     Approximate
Description                                or    Expiration   Year          Total           Furniture         Square
and Address                              Leased     Date     Opened        Deposits         & Fixtures        Footage
------------------------------------------------------------------------------------------------------------------------
Main Office
   80 East Jefferson Street              Owned        N/A       1890      $38,014,582      $   704,296         18,000
Main Street Office
         1124 North Main Street          Owned        N/A       1995      $14,534,055      $   906,944          4,800
Methodist Community
         1070 West Jefferson Street      Leased      2004(1)    1997      $10,420,864      $    22,020            770
Indiana Masonic Home
         690 South State Street          Leased      2004(2)    2001      $ 1,409,988      $     7,378            184
Trafalgar Office
         2 Trafalgar Square              Owned        N/A       1993      $ 8,192,329      $   367,421          2,400
Nineveh Office
         7459 South Nineveh Road         Leased      2007(3)    2001      $ 6,136,266      $    73,756          1,300

---------------------------------

(1)  The lease is for a period of five years beginning on January 1, 2000.

(2) The original lease term ended December 31, 2002, and the Bank has options to renew the lease for additional two-year periods.

(3)  The lease is for a term of five years commencing on January 1, 2002.

     The Bank's management believes that the Bank's properties are in good condition and are suitable and adequate for continuing to conduct its business as it is now being conducted.

     The Bank owns the computer and data processing equipment that it uses for transaction processing, loan origination, and accounting. The net book value of this equipment was approximately $106,000 at December 31, 2003. The Bank also has contracted for the data processing and reporting services of Intrieve Incorporated in Cincinnati, Ohio. The cost of these data processing services is approximately $27,000 per month.

Service Corporation Subsidiary


     The Bank's service corporation subsidiary, Mutual Financial Services, Inc. ("Mutual Financial Services"), was organized in 1991 and has historically engaged in mortgage life insurance sales and servicing. Mutual Financial Services purchased its insurance business from Robert D. Heuchan, the President and Chief Executive Officer of the Bank. All of the Bank's loan officers who solicit and sell mortgage loans have limited agent licenses issued by the Indiana Department of Insurance. The Bank sells mortgage insurance products in affiliation with American General Financial Group, Inc. Mr. Heuchan receives a $100 monthly management fee for the services he provides for Mutual Financial Services.

     All of the Bank's directors serve as directors of Mutual Financial Services and the executive officers of Mutual Financial Services are as follows:

         Robert L. Ellett       Chairman
         Robert D. Heuchan      President and Secretary
         Pamela J. Spencer      Treasurer

Employees


     As of December 31, 2003, the Bank employed 42 persons on a full-time basis and four persons on a part-time basis. None of its employees is represented by a collective bargaining group. Management considers employee relations to be good.

     The Bank's employee benefits for full-time employees include, among other things, the Financial Institutions Retirement Fund defined benefit pension plan and the Financial Institutions Thrift Plan 401(k) plan, both of which are sponsored by Pentegra Group. Other benefits include medical, dental, and short-term and long-term disability insurance.

     Employee benefits are considered by management to be competitive with those offered by other financial institutions and major employers in our area. See "Executive Compensation and Related Transactions."

Legal Proceedings


     Although the Bank is involved, from time to time, in various legal proceedings in the normal course of business, there are no material legal proceedings to which the Bank presently is a party or to which any of its property is subject.

                                   MANAGEMENT


Directors and Executive Officers of Third Century Bancorp

     The board of directors of Bancorp consists of the same individuals who serve as directors of the Bank. Bancorp's articles of incorporation and by-laws require that directors be divided into three classes, as nearly equal in number as possible. Each class of directors serves for a three-year period, with approximately one-third of the directors elected each year. Bancorp's officers will be elected annually by its board of directors and will serve at the board's discretion. The terms of the present directors expire at Bancorp's first shareholders' meeting, which is anticipated to be held in April ___, 2005. At that meeting, it is anticipated that the directors will be nominated to serve for the following terms: the terms of David A. Coffey and Jerry D. Petro will expire in 2006; the term of Robert D. Heuchan will expire in 2007; and the terms of Robert L. Ellett and Robert D. Schafstall will expire in 2008.

     The executive officers of Bancorp are identified below. The executive officers of Bancorp are elected annually by Bancorp's board of directors.


   Name                    Position with Third Century Bancorp
   -----------------       -----------------------------------------------------
   Robert D. Heuchan       President and Chief Executive Officer
   David A. Coffey         Executive Vice President and Chief Operating Officer
   Debra K. Harlow         Chief Financial Officer


Directors of Mutual Savings Bank


     The Bank's board of directors currently consists of five persons. Each director holds office for a term of three years, and approximately one-third of the board is elected at each annual meeting of the Bank's members. There are no arrangements or understandings between the Bank and any person pursuant to which that person has been selected a director. Each of the Bank directors also serves as a director of Mutual Financial Services.

     The Bank's board of directors met 15 times during the fiscal year ended December 31, 2003. No director attended fewer than 75% of the meetings of the board of directors held while he served as a director and the meetings of committees on which he served.

     Listed below are the directors of the Bank:

                               Director of
                             Mutual Savings     Expiration
Director                        Bank Since        of Term          Position with Mutual Savings Bank
-----------------------------------------------   -------          ---------------------------------
David A. Coffey                 1999               2006             Chief Operating Officer, Executive
                                                                       Vice President and Director
Robert L. Ellett                1987               2005             Chairman
Robert D. Heuchan               1991               2007             President, Chief Executive Officer,
                                                                       Vice Chairman and Director
Jerry D. Petro                  1997               2006             Director
Robert D. Schafstall            1999               2005             Director

     Presented  below is certain  information  concerning  the  directors of the
Bank:

     David A. Coffey (age 41) has served as Chief Operating Officer of the Bank since 1998 and as a director of the Bank since 1999. He also has served as Executive Vice President of the Bank since 1999. He was a Senior Vice President prior to being named Executive Vice President. Mr. Coffey is a graduate of Franklin College.

     Robert L. Ellett (age 64) has served as Chairman of the board of directors of the Bank since 1999 and as a director of the Bank since 1987. Mr. Ellett also serves Chairman of Mutual Financial Services. He was the General Manager of Rytex Company, a stationery products company, until his retirement in December 2001.

     Robert D. Heuchan (age 50) has served as the President, Chief Executive Officer and director of the Bank since 1991. He has served on the Bank Board of Directors since 1991 and has served as Vice Chairman of the Board since 1999. He also has been President of Mutual Financial Services since its formation in 1991. Mr. Heuchan is a graduate of Franklin College and has an MBA from the University of Indianapolis.

     Jerry D. Petro (age 58) has served as a director of the Bank since 1997. He is the owner and President of J.D. Petro & Associates, Inc., which sells protective coatings in Indiana, and R.T.I. L.L.C., which sells protective coatings in Kentucky. He also is the owner and President of R.T.I., which sells chemical and architectural coatings; Petro's Water Conditioning of Johnson County; Petro Group, Inc., a manufacturer of buildings for light industrial use; and Petro Group, L.L.C., which leases office space.

     Robert D. Schafstall (age 60) has served as a director of the Bank since 1999. Since 1972, he has been the Franklin City judge and an attorney in the law firm of Cutsinger and Schafstall.

     Three former directors of the Bank, David B. Ditmars, Sterling M. Haltom and Robert G. Smith, serve as directors emeritus. They attend Board of Director meetings and certain committee meetings but do not vote on matters.

Executive Officers of Mutual Savings Bank Who Are Not Directors


     Presented below is certain information regarding the executive officer of the Bank who is not a director:

         Name                   Position
         ---------------        -----------------------
         Debra K. Harlow        Chief Financial Officer

     Debra K. Harlow (age 52) has served as Chief Financial Officer since January 1, 2004. Prior to that time she had served as, EDP Coordinator.

Committees of the Boards of Directors of Mutual Savings Bank and Third Century Bancorp

     Bancorp has one standing committee, the Audit Committee. The members of the Audit Committee are Robert L. Ellett, Jerry D. Petro and Robert D. Schafstall. Emeritus Director Robert G. Smith also attends meetings of the Audit Committee. The Audit Committee oversees the Bank's internal and external auditors and monitors the Bank's compliance with regulations.

     The Bank has the following committees:

     Asset Classification Committee              Executive Committee
     ------------------------------              -------------------
      Sterling M. Haltom, Chairman                 Robert L. Ellett
      Robert L. Ellett, Alternate                   Jerry D. Petro
       Jerry D. Petro, Alternate                 Robert D. Schafstall
     Robert D. Schafstall, Alternate

            Audit Committee                         Loan Committee
            ---------------                         --------------
        Jerry D. Petro, Chairman                   Robert L. Ellett
           Robert L. Ellett                         Jerry D. Petro
         Robert D. Schafstall                   Robert D. Schafstall
           Robert G. Smith

          Compensation Committee                    Trust Committee
          ----------------------                    ---------------
        Robert L. Ellett, Chairman           Robert D. Schafstall, Chairman
             Jerry D. Petro                         David B. Ditmars
          Robert D. Schafstall

     The Asset Classification Committee reviews the monthly past due and problem loans and monthly loan review report and the quarterly review of loans to one borrower. The Audit Committee conducts a quarterly review of the internal audit program of the Bank and meetings with the Bank's external auditors no less frequently that annually. The Bank's internal auditor and Accounting Department manager also attend Audit Committee meetings. The Compensation Committee meets annually to review salary and bonus recommendations for officers and staff and to set the salary and bonus for the Bank's President. The Executive Committee provides the outside board members with a manner in which to meet in private session concerning management and other issues of the Bank on an as needed basis. The Loan Committee meets as needed to review and approve those loans as outlined in the Bank's Loan Policy. Lending personnel from the Bank also attend the meetings. The Trust Committee meets at least quarterly or on an as needed basis to review trust accounts and policies as outlined in the Bank's Trust Policy. The Trust Department Manager, Pamela J. Spencer, the Bank's President, Robert D. Heuchan, and the Bank's Executive Vice President, David A. Coffey, also attend the Trust Department meetings.

                 EXECUTIVE COMPENSATION AND RELATED TRANSACTIONS

Compensation of Named Executive Officer

     The following table sets forth information as to annual, long-term and other compensation for services in all capacities to the Bank's President and Chief Executive Officer and for the Bank's Chief Operating Officer for the fiscal year ended December 31, 2003. The Bank did not have any other executive officers who earned over $100,000 in salary and bonuses during that fiscal year.

                                                Summary Compensation Table
                                                                  Annual Compensation
Name and                                                   --------------------------------              All Other
Principal Position                         Year            Salary ($) (1)      Bonus ($)(2)            Compensation
------------------                         ----            --------------      ------------            ------------
Robert D. Heuchan,
   President and Chief
   Executive Officer                       2003             $100,000 (1)           $30,000               $21,040(2)
David A. Coffey,
         Chief Operating Officer           2003             $ 83,500 (1)           $20,000               $17,366 (3)

---------------------------

(1) For 2004, Mr. Heuchan's salary is $120,000 and Mr. Coffey's salary is $100,000.


(2) Consists of director fees in the amount of $12,900, matching contributions under the Thrift Plan in the amount of $6,340 and $1,800 in fees from Mutual Financial Services.

(3) Consists of director fees in the amount of $12,000, matching contributions under the Thrift Plan in the amount of $5,266 and $100 in fees from Mutual Financial Services..

     The value of perquisites and other personal benefits received by Mr. Heuchan and Mr. Coffey did not exceed the disclosure threshold of the lesser of $50,000 or 10% of total annual salary and bonus.

Employment Contracts

     We have entered into three-year employment contracts with Robert D. Heuchan and with David A. Coffey. The contracts become effective as of the effective date of the conversion and extend annually for an additional one-year term to maintain their three-year term if our board of directors determines to so extend them, unless notice not to extend is properly given by either party to the contract. Mr. Heuchan and Mr. Coffey receive an initial salary under the contract equal to their current salary, subject to increases approved by the board of directors. Each contract also provides, among other things, for participation in other fringe benefits and benefit plans available to our employees.

     Mr. Heuchan or Mr. Coffey may terminate his employment upon sixty days' written notice to us. We may discharge Mr. Heuchan or Mr. Coffey for cause (as defined in the contract) at any time or in certain specified events. If we terminate Mr. Heuchan's or Mr. Coffey's employment for other than cause or if either of them terminates his own employment for cause (as defined in the contract), he will receive his base compensation under the contract for an additional three years if the termination follows a change of control in Bancorp (as defined below), or for the remaining term of the contract if the termination does not follow a change of control. In addition, during such period, Mr. Heuchan and Mr. Coffey will continue to participate in our group insurance plans and retirement plans, or receive comparable benefits. Moreover, within a period of three months after such termination following a change of control, each of them will have the right to cause us to purchase any stock options he holds for a price equal to the fair market value (as defined in the contact) of the shares subject to such options minus their option price. If the payments provided for in the contract, together with any other payments made to Mr. Heuchan or Mr. Coffey, are deemed to be payments in violation of the "golden parachute" rules of the Internal Revenue Code, such payments will be reduced to the largest amount which would not cause us to lose a tax deduction for such payments under those rules. As of the date hereof, the cash compensation which would be paid under the contracts to Mr. Heuchan and Mr. Coffey if the contracts were terminated either after a change of control of Bancorp, without cause by us, or for cause by either Mr. Heuchan or Coffey, would be $360,000 for Mr. Heuchan and $300,000 for Mr. Coffey. For purposes of these employment contracts, a change of control of Bancorp is generally an acquisition of control, as defined in regulations issued under the Change in Bank Control Act and the Bank Holding Company Act.

     The employment contracts provide us with protection of our confidential business information and protection from competition by Mr. Heuchan and Mr. Coffey should either of them voluntarily terminate their employment without cause or be terminated by us for cause.


Compensation of Directors

     All of our Bank directors are entitled to receive monthly director fees for their services. The Chairman receives $1,050 per month, the Vice Chairman receives $975 per month and each of the other directors receives $900 per month. Directors also receive $200 for each board meeting attended and $100 for each committee meeting attended. Emeritus directors receive $450 per month and non-employee directors receive $100 for each committee meeting attended. Aggregate fees paid to our directors for the year ended December 31, 2003, were $70,000 and the aggregate fees paid to our emeritus directors were $14,900. Directors of Bancorp are paid $500 for each quarterly Board meeting attended.

     Each director of Mutual Financial Services receives a quarterly director fee of $25. In addition to the quarterly fee, Mr. Heuchan also receives a monthly management fee in the amount of $100. The Board of Mutual Financial Services meets quarterly.


Benefits

     Insurance Plans. Our directors, officers and employees are provided with medical, vision and dental insurance under group plans sponsored by the Indiana Financial Institutions Group Insurance Trust and short-term and long-term disability insurance and accidental death insurance under group plans sponsored by the GE Group Life Assurance Company.

     Pension  Plan.  Our  full-time  employees  are  included  in the  Financial
Institutions Retirement Fund, which is a noncontributory multiple employer comprehensive pension plan sponsored by Pentegra Group. Separate actuarial valuations are not made for individual employer members of the pension plan. Our employees are eligible to participate in the plan once they have completed one year of service for us and attained age 21, if they complete 1,000 hours of service in a calendar year. An employee's pension benefits are 100% vested after five years of service.

     The pension plan provides for monthly or lump sum retirement benefits determined as a percentage of the employee's average salary for the employee's highest five consecutive years of salary multiplied by the employee's years of service. Salary includes base annual salary as of each January 1, exclusive of overtime, bonuses, fees and other special payments. Early retirement, disability, and death benefits are also payable under the pension plan, depending upon the participant's age and years of service. We expensed $121,500 for the pension plan during the fiscal year ended December 31, 2003.

     The estimated base annual retirement benefits presented on a straight-line basis payable at normal retirement age (65) under the pension plan to persons in specified salary and years of service classifications are as follows (benefits noted in the table are not subject to any offset).

                               Pension Plan Table

                           Years of Service at Age 65
--------------------------------------------------------------------------------
Remuneration      15            20            25            30            35
--------------------------------------------------------------------------------
$125,000      $ 37,500      $ 50,000      $ 62,500      $ 75,000      $ 87,500
 150,000        45,000        60,000        75,000        90,000       105,000
 175,000        52,500        70,000        87,500       105,000       122,500
 200,000        60,000        80,000       100,000       120,000       140,000
 225,000        67,500        90,000       112,500       135,000       157,500
 250,000        75,000       100,000       125,000       150,000       175,000
 300,000        90,000       120,000       150,000       180,000       210,000
 400,000       120,000       160,000       200,000       240,000       280,000
 450,000       135,000       180,000       225,000       270,000       315,000
 500,000       150,000       200,000       250,000       300,000       350,000

     Benefits are currently subject to maximum Internal Revenue Code limitations of $160,000 per year. Robert D. Heuchan and David A. Coffey are the only named executive officers covered by the Bank's Retirement Plan. Years of service for pension plan purposes of named executive officers are as follows: Mr. Heuchan - 14 and Mr. Coffey- 5.

     Thrift Plan. Employees also participate in a 401(k) called the "Financial Institutions Thrift Plan" and sponsored by Pentegra Group. The thrift plan is a contributory multiple employer tax-exempt trust and savings plan. Participants may elect to make monthly contributions up to 50% of their salary. We make a matching contribution of 100% of the employee's contribution that does not exceed 8% of salary. All employee and employer contributions under the plan are fully vested. During the fiscal year ended December 31, 2003, we made contributions aggregating $58,337 to this plan, of which $6,340 were allocable to Mr. Heuchan and $5,266 were allocable to Mr. Coffey.

     Currently, participants may invest their accounts under the thrift plan in and among several funds with varying investment characteristics including equity funds, government bond funds and money market funds. We intend to add, as an investment option, an employer stock fund, in which participants may invest all or a portion of their account balances primarily in Bancorp common stock, within the limitations set forth in the plan document. In connection with the conversion, a participant's ability to invest in the employer stock fund may be based on his or her status as an Eligible Account Holder or Supplemental Eligible Account Holder in the conversion. Regardless of the source of funds,
Eligible Account Holders and Supplemental Eligible Account Holders will be subject to the restrictions that otherwise apply to the purchase of common stock in the conversion. See "The Conversion -- Limitations on Common Stock Purchases."

     Generally, distributions from the thrift plan may commence upon a participant's separation from service for any reason. However, participants may request in-service distributions from the thrift plan in the form of hardship withdrawals and loans. The normal distribution is a lump sum upon termination of employment, but other payment options may be elected. Distributions from the thrift plan are generally subject to federal and state income taxes and distributions made before a participant attains age 59 1/2 may also be subject to a federal excise tax.

     Bonus Program. During each of the years ended December 31, 2003 and 2002, the Bank has paid discretionary cash bonuses to its officers and other employees pursuant to a bonus program adopted by the board of directors. The bonus program provides that cash bonuses are paid to the Bank's officers and other employees in the discretion of the board of directors based the officer's or employee's responsibilities, the performance of the Bank and the officer's or employee's performance. For the year ended December 31, 2003, the Bank paid an aggregate of $101,640 in cash bonuses under the bonus program.


Employee Stock Ownership Plan and Trust

     We have established for eligible employees of the Bank an employee stock ownership plan effective July 1, 2004, subject to the conversion to stock form. Employees who have completed at least one year of service with the Bank and who have attained age 21 are eligible to participate. (An employee completes a year of service when he or she is credited with 1,000 hours of service with the Bank within a certain consecutive 12-month period of time.) Employees who already meet the employee stock ownership plan's eligibility requirements on July 1, 2004 will automatically become participants in the employee stock ownership plan at that time. Otherwise, they must wait until the following July 1 or January 1 after they become eligible to participate.

     As part of the conversion, we intend to loan to the employee stock ownership plan the amount the employee stock purchase plans needs to purchase a number of shares equal to 8% of the common stock to be sold in the conversion. The employee stock ownership plan will purchase the shares in the subscription offering to the extent that sufficient shares remain available after the purchase of shares by Eligible Account Holders. If insufficient shares are available for the purchase of 8% of the shares to be sold in the conversion, the employee stock ownership plan will purchase shares following the conversion in the open market or in private transactions to the extent that shares are available for purchase on reasonable terms. The purchase price of shares purchased in the open market or private transactions is likely to exceed the $10 per share price to be paid in the conversion and, therefore, the purchase of shares in the open market or private transactions would increase the amount of the loan that we would need to make to the employee stock purchase plan. Collateral for the loan to the employee stock ownership plan will be the common stock purchased by the employee stock ownership plan. The loan will be repaid principally from our discretionary contributions to the employee stock ownership plan over a period of 15 years. The initial interest rate for the loan will be the prime rate on the date the loan is executed. Shares purchased by the employee stock ownership plan will be held in a suspense account for allocation among participant accounts as the loan is repaid.

     Contributions to the employee stock ownership plan and shares released from the suspense accounts in an amount proportional to the repayment of the employee stock ownership plan loan will be allocated among employee stock ownership plan participant accounts based on each participant's compensation. Benefits generally become 100% vested after five years of credited service. Participants in the employee stock ownership plan will receive credit for service prior to the effective date of the employee stock ownership plan. Prior to the completion of five years of credited service, a participant who terminates employment for reasons other than death, retirement, or disability will not receive any benefits under the employee stock ownership plan. Forfeitures will first be used to reinstate forfeitures for any re-employed Participants, and the remaining forfeitures, if any, will be reallocated among the remaining accounts of eligible participating employees as soon as possible after the end of the year in which the forfeitures occur.

     Upon death, early, normal or deferred retirement, disability, or severance from employment, a participant, beneficiary or surviving spouse, where applicable, may receive his benefits in cash or stock, with fractional shares of stock payable in cash. The employee stock ownership plan provides for Bancorp to issue a put option to any participant, beneficiary or surviving spouse who receives a distribution of common stock. The option permits the participant (or beneficiary or surviving spouse, if applicable) to sell the common stock to Bancorp at any time during two option periods, as defined in the employee stock ownership plan, at the then fair market value of the common stock.

     If any recipient of shares of stock from the employee stock ownership plan decides to sell all or a portion of his or her stock, the recipient must notify the Trustee in writing if an offer to purchase the stock is received. The Trustee will have the right to purchase the stock for the Fund before any other potential buyer. However, this right will lapse within 14 days after the Trustee receives notice of the offer. If the Trustee does, in fact, buy the stock, the price paid will not be less than the fair market value of the stock or the price offered by another potential buyer (that is not the Bank or Third Century Bancorp) in a good faith, bona fide offer, whichever price is greater. The Trustee's right of first refusal ends if the stock becomes publicly traded.

     Our contributions to the employee stock ownership plan are not fixed, so benefits payable under the employee stock ownership plan cannot be estimated. In 1993, the American Institute of Certified Public Accountants issued Statement of Position 93-6, which requires us to record compensation expense in an amount equal to the fair market value of the shares released from the suspense account.

     In connection with the establishment of the employee stock ownership plan, Bancorp has established a committee of Bank employees to administer the employee stock ownership plan. HomeFederal Bank will serve as corporate trustee of the employee stock ownership plan. The employee stock ownership plan committee may instruct the trustee regarding investment of funds contributed to the employee stock ownership plan. The employee stock ownership plan trustee, subject to its fiduciary duty, must vote all allocated shares held in the employee stock ownership plan in accordance with the instructions of participating employees or, if applicable, their beneficiaries. Under the employee stock ownership plan, subject to its fiduciary duty, nondirected shares, and shares held in the suspense account, will be voted in proportion to the instructions it has received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended. In all other cases, the employee stock ownership plan committee is authorized to vote shares of stock held in the employee stock ownership plan.


Stock Option Plan

     At a meeting of Bancorp's shareholders to be held at least six months after the completion of the conversion, the board of directors intends to submit for shareholder approval the stock option plan for directors, officers and key employees of the Bank and Bancorp. If approved by the shareholders and as of the date of such approval, common stock in an aggregate amount equal to 10% of the shares issued in the conversion will be reserved for issuance by Bancorp upon the exercise of the stock options granted under the stock option plan. Assuming the sale of 1,250,000 shares in the conversion, an aggregate of 125,000 shares would be reserved for issuance under the stock option plan. No options would be granted under the stock option plan until the date on which shareholder approval is received. At that time, it is anticipated that options for the following number of shares will be granted to the following directors, executive officers and employees of the Bank and Bancorp:

                                       Percentage of Shares
         Optionee                      Issued in Conversion
         ------------------------      --------------------
         Robert D. Heuchan                    1.33%
         Other Executive Officers             1.53%
         Other Directors                      3.00%
         All other employees                  2.79%
               Total                          8.65%

     It is anticipated that these options would be granted for terms of 10 years (in the case of incentive options) or 10 years and one day (in the case of non-qualified options), and at an option price per share equal to the fair market value of the shares on the date of the grant of the stock options. If the stock option plan is adopted within one year following the conversion, options will become exercisable at a rate of 20% at the end of each twelve (12) months of service with us after the date of grant, subject to early vesting in the event of death or disability, or a change in control of Bancorp. Options granted under the stock option plan are adjusted for capital changes such as stock splits and stock dividends. Unless Bancorp decides to call an earlier special meeting of shareholders, the date of grant of these options is expected to be the date of Bancorp's annual meeting of shareholders to be held at least six months after the conversion.

     The stock option plan will be administered by a committee of non-employee members of Bancorp's board of directors. Options granted under the stock option plan to employees could be "incentive" stock options designed to result in a beneficial tax treatment to the employee but no tax deduction to Bancorp. Non-qualified stock options could also be granted under the stock option plan and will be granted to the non-employee directors who receive grants of stock options. In the event an option recipient terminated his or her employment or service as an employee or director, the options would terminate during certain specified periods.


Recognition and Retention Plan

     At a meeting of Bancorp's shareholders to be held at least six months after the completion of the conversion, the board of directors also intends to submit the recognition and retention plan for shareholder approval. The recognition and retention plan will provide our directors and officers with an ownership interest in Bancorp in a manner designed to encourage them to continue their service with us. The Bank will contribute funds to the recognition and retention plan from time to time to enable it to acquire an aggregate amount of common stock equal to up to 4% of the shares of common stock sold in the conversion, either directly from Bancorp or on the open market. Four percent of the shares sold in the conversion would amount to 42,500 shares, 50,000 shares, 57,500 shares or 66,125 shares at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively. In the event that additional authorized but unissued shares would be acquired by the recognition and retention plan after the conversion, the interests of existing shareholders would be diluted. Our executive officers and directors will be awarded common stock under the recognition and retention plan without having to pay cash for the shares.

     No awards under the recognition and retention plan would be made until the date the recognition and retention plan is approved by Bancorp's shareholders. At that time, it is anticipated that awards of the following number of shares would be made to the following directors and executive officers of Bancorp and the Bank:

                                                   Percentage of Shares
                                                  Issued in Conversion to
                                                    Be Awarded Under
         Recipient of Awards                   Recognition and Retention Plan
         -------------------------             ------------------------------
         Robert D. Heuchan                              1.00%
         Other Executive Officers                       1.07%
         Other Directors                                1.20%
         All other employees                            0.50%
              Total                                     3.77%

     Awards would be nontransferable and nonassignable, and during the lifetime of the recipient could only be earned by and made to him or her. If the recognition and retention plan is adopted within one year of the conversion, the shares which are subject to an award would vest and be earned by the recipient at a rate of 20% of the shares awarded at the end of each full twelve (12) months of service with us after the date of grant of the award. Awards are adjusted for capital changes such as stock dividends and stock splits. Notwithstanding the foregoing, awards would be 100% vested upon termination of employment or service due to death or disability and upon a change in control of Bancorp. Assuming the recognition and retention plan is adopted within one year of the conversion, if an executive officer's or director's employment and/or service were to terminate for other reasons, the grantee would forfeit any nonvested award. If employment or service is terminated for cause (as would be defined in the recognition and retention plan), or if conduct would have justified termination or removal for cause, shares not already delivered under the recognition and retention plan, whether or not vested, could be forfeited by resolution of the board of directors of Bancorp.

     When shares become vested and could actually be distributed in accordance with the recognition and retention plan, the participants would also receive amounts equal to accrued dividends and other earnings or distributions payable with respect thereto. When shares become vested under the recognition and retention plan, the participant will recognize income equal to the fair market value of the common stock earned, determined as of the date of vesting, unless the recipient makes an election under Section 83(b) of the Internal Revenue Code to be taxed earlier. The amount of income recognized by the participant would be a deductible expense for tax purposes for Bancorp.


Transactions With Certain Related Persons

     We follow a policy of offering to our directors, officers, and employees real estate mortgage loans secured by their principal residence and other loans. These loans are made in the ordinary course of business with the same collateral, interest rates and underwriting criteria as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectibility or present other unfavorable features. All such loans at December 31, 2003 were secured by the principal residences of directors and executive officers, except that Mr. Ellett has a loan secured by rental real estate and a loan secured by commercial real estate and Mr. Petro has two loans secured by commercial real estate and a loan secured by a commercial vehicle.

     Current law requires that all loans or extensions of credit to executive officers, directors, and principal shareholders be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, the Bank's lending to each of its executive officers for loans other than the purchase of a residence is limited to an amount equal to the greater of $25,000 or 2.5 percent of the Bank's capital and unimpaired surplus, but not to exceed $100,000. Our policy regarding loans to directors and all employees meets the requirements of current law. All loans to our officers, directors and employees are and have been approved by a majority of the disinterested members of the board of directors.

     The law firm of Cutsinger and Schafstall, of which Director Robert D. Schafstall is a partner, serves as counsel to the Bank in connection with loan delinquencies and related matters. The Bank expects to continue to use the service of this law firm for such matters following the conversion.


                                   REGULATION

Bank Holding Company Regulation

     Bancorp will become registered as a bank holding company and will be subject to the regulations of the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended. Bank holding companies are required to file periodic reports with, and are subject to periodic examination by, the Federal Reserve Board. The Federal Reserve Board has issued regulations under the Bank Holding Company Act requiring a bank holding company to serve as a source of financial and managerial strength to its subsidiary banks. It is the policy of the Federal Reserve Board that, pursuant to this requirement, a bank holding company should stand ready to use its resources to provide adequate capital funds to its subsidiary banks during periods of financial stress or adversity. Additionally, under the Federal Deposit Insurance Corporation Improvement Act of 1991, a bank holding company is required to guarantee the compliance of any insured depository institution subsidiary that may become "undercapitalized" (as defined in the statute) with the terms of any capital restoration plan filed by such subsidiary with its appropriate federal banking agency up to the lesser of
(i) an amount equal to 5% of the institution's total assets at the time the institution became undercapitalized, or (ii) the amount that is necessary (or would have been necessary) to bring the institution into compliance with all applicable capital standards as of the time the institution fails to comply with such capital restoration plan. Under the Bank Holding Company Act, the Federal Reserve Board has the authority to require a bank holding company to terminate any activity or relinquish control of a nonbank subsidiary (other than a nonbank subsidiary of a bank) upon the Federal Reserve Board's determination that such activity or control constitutes a serious risk to the financial soundness and stability of any bank subsidiary of the bank holding company.

     Bancorp will be prohibited by the Bank Holding Company Act from acquiring direct or indirect control of more than 5% of the outstanding shares of any class of voting stock or substantially all of the assets of any bank or merging or consolidating with another bank holding company without prior approval of the Federal Reserve Board. Additionally, Bancorp will be prohibited by the Bank Holding Company Act from engaging in or from acquiring ownership or control of more than 5% of the outstanding shares of any class of voting stock of any company engaged in a nonbanking business unless such business is determined by the Federal Reserve Board to be so closely related to banking as to be a proper incident thereto.


Capital Adequacy Guidelines for Bank Holding Companies

     The Federal Reserve Board is the federal regulatory and examining authority for bank holding companies. The Federal Reserve Board has adopted capital adequacy guidelines for bank holding companies.

     Bank holding companies are required to comply with the Federal Reserve Board's risk-based capital guidelines which require a minimum ratio of total capital to risk-weighted assets (including certain off-balance sheet activities such as standby letters of credit) of 8%. At least half of the total required capital must be "Tier I capital," consisting principally of common stockholders' equity, noncumulative perpetual preferred stock, a limited amount of cumulative perpetual preferred stock and minority interests in the equity accounts of consolidated subsidiaries, less certain goodwill items. The remainder ("Tier II capital") may consist of a limited amount of subordinated debt and intermediate-term preferred stock, certain hybrid capital instruments and other debt securities, cumulative perpetual preferred stock, and a limited amount of the general loan loss allowance. In addition to the risk-based capital guidelines, the Federal Reserve Board has adopted a Tier I (leverage) capital ratio under which a bank holding company must maintain a minimum level of Tier I capital to average total consolidated assets of 3% in the case of bank holding companies which have the highest regulatory examination ratings and are not contemplating significant growth or expansion. All other bank holding companies are expected to maintain a ratio of at least 1% to 2% above the stated minimum.


Bank Regulation

     The Bank is organized under the laws of Indiana and as such is subject to the supervision of the Department of Financial Institutions, whose examiners conduct periodic examinations of state banks. We are not a member of the Federal Reserve System, so our principal federal regulator is the Federal Deposit Insurance Corporation, which also conducts periodic examinations of us. Our deposits continue to be insured by the Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation and are subject to Federal Deposit Insurance Corporation's rules and regulations respecting the insurance of deposits. See "-- Insurance of Deposits."

     Both federal and state law extensively regulate various aspects of the banking business such as reserve requirements, truth-in-lending and truth-in-savings disclosure, equal credit opportunity, fair credit reporting, trading in securities and other aspects of banking operations. Current federal law also requires banks, among other things, to make deposited funds available within specified time periods.

     Insured state-chartered banks are prohibited under the Federal Deposit Insurance Corporation Improvement Act from engaging as principal in activities that are not permitted for national banks, unless: (i) the Federal Deposit Insurance Corporation determines that the activity would pose no significant risk to the appropriate deposit insurance fund, and (ii) the bank is, and continues to be, in compliance with all applicable capital standards.


Federal Home Loan Bank System

     We are a member of the Federal Home Loan Bank System, which consists of 12 regional banks. The Federal Home Loan Bank System provides a central credit facility primarily for member savings and loan associations and savings banks and other member financial institutions. At December 31, 2003, our investment in stock of the Federal Home Loan Bank of Indianapolis was $975,000. For the year ended December 31, 2003, dividends paid to us by the Federal Home Loan Bank of Indianapolis totaled $35,647.

     All 12 Federal Home Loan Banks are required by law to provide funds to establish affordable housing programs through direct loans or interest subsidies on advances to members to be used for lending at subsidized interest rates for low- and moderate-income, owner-occupied housing projects, affordable rental housing, and certain other community projects. These contributions and obligations could adversely affect the value of the Federal Home Loan Bank stock in the future. A reduction in the value of such stock may result in a corresponding reduction in our capital.

     The Federal Home Loan Bank of Indianapolis serves as a reserve or central bank for member institutions within its assigned region. It is funded primarily from proceeds derived from the sale of consolidated obligations of the Federal Home Loan Bank System. It makes advances to members in accordance with policies and procedures established by the Federal Home Loan Bank and the Board of Directors of the Federal Home Loan Bank of Indianapolis.

     All Federal Home Loan Bank advances must be fully secured by sufficient collateral as determined by the Federal Home Loan Bank. Eligible collateral includes first mortgage loans less than 60 days delinquent or securities evidencing interests therein, securities (including mortgage-backed securities) issued, insured or guaranteed by the federal government or any agency thereof, Federal Home Loan Bank deposits and, to a limited extent, real estate with readily ascertainable value in which a perfected security interest may be obtained. Other forms of collateral may be accepted as over collateralization or, under certain circumstances, to renew outstanding advances. All long-term advances are required to provide funds for residential home financing and the Federal Home Loan Bank has established standards of community service that members must meet to maintain access to long-term advances.

     Interest rates charged for advances vary depending upon maturity, the cost of funds to the Federal Home Loan Bank of Indianapolis and the purpose of the borrowing.


Insurance of Deposits

     Deposit Insurance. The Federal Deposit Insurance Corporation is an independent federal agency that insures the deposits, up to prescribed statutory limits, of banks and thrifts and safeguards the safety and soundness of the banking and thrift industries. The Federal Deposit Insurance Corporation administers two separate insurance funds, the Bank Insurance Fund for commercial banks and state savings banks and the Savings Association Insurance Fund for savings institutions and banks that have acquired deposits from savings institutions or that previously were savings institutions.

     Assessments. The Federal Deposit Insurance Corporation is authorized to establish separate annual assessment rates for deposit insurance for members of the Bank Insurance Fund and members of the Savings Association Insurance Fund. The Federal Deposit Insurance Corporation may increase assessment rates for either fund if necessary to restore the fund's ratio of reserves to insured deposits to the target level within a reasonable time and may decrease such rates if such target level has been met. The Federal Deposit Insurance Corporation has established a risk-based assessment system for both Savings Association Insurance Fund and Bank Insurance Fund members. Under this system, assessments vary depending on the risk the institution poses to its deposit insurance fund. Such risk level is determined based on the institution's capital level and the Federal Deposit Insurance Corporation's level of supervisory concern about the institution. In addition to the assessment for deposit insurance, insured institutions are required to pay on bonds issued in the late 1980s by the Financing Corporation, which is a federally-chartered corporation that was organized to provide some of the financing to resolve the thrift crisis in the 1980s. By law, payments on Financing Corporation obligations have been shared equally between Bank Insurance Fund members and Savings Association Insurance Fund members since January 1, 2000.

     Although Congress has considered merging the Savings Association Insurance Fund and the Bank Insurance Fund, unless and until that occurs, savings banks with Savings Association Insurance Fund deposits may not transfer deposits into the Bank Insurance Fund system without paying various exit and entrance fees. Such exit and entrance fees need not be paid if a Savings Association Insurance Fund institution converts to a bank charter or merges with a bank, as long as the resulting bank continues to pay applicable insurance assessments to the Savings Association Insurance Fund, and as long as certain other conditions are met. Therefore, although the Bank converted to a state savings bank in 1994, its deposits continue to be insured by the Savings Association Insurance Fund.


Regulatory Capital

     The Federal Deposit Insurance Corporation has adopted risk-based capital ratio guidelines to which the Bank generally is subject. The guidelines establish a systematic analytical framework that makes regulatory capital requirements more sensitive to differences in risk profiles among banking organizations. Risk-based capital ratios are determined by allocating assets and specified off-balance sheet commitments to four risk weighted categories, with higher levels of capital being required for the categories perceived as representing greater risk.

     Like the capital guidelines established by the Federal Reserve Board for Bancorp, these guidelines divide a bank's capital into two tiers. The first tier ("Tier I") includes common equity, certain non-cumulative perpetual preferred stock (excluding auction rate issues) and minority interests in equity accounts of consolidated subsidiaries, less goodwill and certain other intangible assets (except mortgage servicing rights and purchased credit card relationships, subject to certain limitations). Supplementary ("Tier II") capital includes, among other items, cumulative perpetual and long-term limited-life preferred stock, mandatory convertible securities, certain hybrid capital instruments, term subordinated debt and the allowance for loan and lease losses, subject to certain limitations, less required deductions. Banks are required to maintain a total risk-based capital ratio of 8.0%, of which 4% must be Tier I capital. The Federal Deposit Insurance Corporation may, however, set higher capital requirements when a bank's particular circumstances warrant. Banks experiencing or anticipating significant growth are expected to maintain capital ratios, including tangible capital positions, well above the minimum levels.

     In addition, the Federal Deposit Insurance Corporation established guidelines prescribing a minimum Tier I leverage ratio (Tier I capital to adjusted total assets as specified in the guidelines). These guidelines provide for a minimum Tier I leverage ratio of 3% for banks that meet certain specified criteria, including that they have the highest regulatory rating and are not experiencing or anticipating significant growth. All other banks are required to maintain a Tier I leverage ratio of 3% plus an additional cushion of at least 100 to 200 basis points.


Prompt Corrective Regulatory Action

     The Federal Deposit Insurance Corporation Improvement Act requires, among other things, federal bank regulatory authorities to take "prompt corrective action" with respect to banks that do not meet minimum capital requirements. For these purposes, the Federal Deposit Insurance Corporation Improvement Act establishes five capital tiers: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized. At December 31, 2003, the Bank was categorized as "well capitalized," meaning that its total risk-based capital ratio exceeded 10%, its Tier I risk-based capital ratio exceeded 6%, its leverage ratio exceeded 5%, and it was not subject to a regulatory order, agreement or directive to meet and maintain a specific capital level for any capital measure.

     The Federal Deposit Insurance Corporation may order savings banks that have insufficient capital to take corrective actions. For example, a savings bank that is categorized as "undercapitalized" would be subject to growth limitations and would be required to submit a capital restoration plan, and a holding company that controls such a savings bank would be required to guarantee that the savings bank complies with the restoration plan. "Significantly undercapitalized" savings banks would be subject to additional restrictions. Savings banks deemed by the Federal Deposit Insurance Corporation to be "critically undercapitalized" would be subject to the appointment of a receiver or conservator.


Dividend Limitations

     Under Federal Reserve Board supervisory policy, a bank holding company generally should not maintain its existing rate of cash dividends on common shares unless (i) the organization's net income available to common shareholders over the past year has been sufficient to fully fund the dividends and (ii) the prospective rate of earnings retention appears consistent with the organization's capital needs, asset quality, and overall financial condition. The Federal Deposit Insurance Corporation also has authority under the Financial Institutions Supervisory Act to prohibit a bank from paying dividends if, in its opinion, the payment of dividends would constitute an unsafe or unsound practice in light of the financial condition of the bank. Under Indiana law, Bancorp is precluded from paying cash dividends if, after giving effect to such dividends, Bancorp would be unable to pay its debts as they become due or Bancorp's total assets would be less than its liabilities and obligations to preferential shareholders.

     Pursuant to the plan of conversion, the Bank will establish a liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders. See "The Conversion -- Principal Effects of Conversion." The Bank will not be permitted to pay dividends to Bancorp if its net worth would be reduced below the amount required for the liquidation account.

     Under Indiana law, the Bank may pay dividends without the approval of the Department of Financial Institutions so long as its capital is unimpaired and those dividends in any calendar year do not exceed its net profits for that year plus its retained net profits for the previous two years. Dividends may not exceed undivided profits on hand (less losses, bad debts and expenses). Additional stringent regulatory requirements affecting dividend payments by the Bank, however, are established by the prompt corrective action provisions of the Federal Deposit Insurance Corporation Improvement Act, which are discussed above. The Bank's capital levels at December 31, 2003 exceeded the criteria established to be designated as a "well capitalized" institution. Such institutions are required to have a total risk-based capital ratio of 10% or greater, a Tier I risk-based capital ratio of 6% or greater and a leverage ratio of 5% or greater.


Repurchase Limitations

     Regulations promulgated by the Federal Reserve Board provide that a bank holding company must file written notice with the Federal Reserve Board prior to any repurchase of its equity securities if the gross consideration for the purchase, when aggregated with the net consideration paid by the bank holding company for all repurchases during the preceding 12 months, is equal to 10% or more of the holding company's consolidated net worth. This notice requirement is not applicable, however, to a bank holding company that exceeds the thresholds established for a well capitalized bank and that satisfies certain other regulatory requirements.

     Under Indiana law, Bancorp will be precluded from repurchasing its equity securities if, after giving effect to such repurchase, Bancorp would be unable to pay its debts as they become due or Bancorp's assets would be less than its liabilities and obligations to preferential shareholders.


Loans-to-One Borrower

     Under Indiana law, the total loans and extension of credit by an Indiana-chartered savings bank to a bo rrower outstanding at one time and not fully secured may not exceed 15% of such bank's capital and unimpaired surplus. An additional amount up to 10% of the bank's capital and unimpaired surplus may be loaned to the same borrower if such loan is fully secured by readily marketable collateral having a market value, as determined by reliable and continuously available price quotations, at least equal to the amount of such additional loans outstanding.

     As of December 31, 2003, the principal amount of the largest aggregate amount of loans which the Bank had to any one borrower was approximately $894,828. The Bank had no loans outstanding which management believes violate the applicable loans-to-one borrower limits. The Bank does not believe that the loans-to-one borrower limits will have a significant impact on its business, operations and earnings following the conversion.


Limitations on Rates Paid for Deposits

     Regulations promulgated by the Federal Deposit Insurance Corporation pursuant to the Federal Deposit Insurance Corporation Improvement Act place limitations on the ability of insured depository institutions to accept, renew or roll over deposits by offering rates of interest which are significantly higher than the prevailing rates of interest on deposits offered by other insured depository institutions having the same type of charter in such depository institution's normal market area. Under these regulations, "well-capitalized" depository institutions may accept, renew or roll such deposits over without restriction, "adequately capitalized" depository institutions may accept, renew or roll such deposits over with a waiver from the Federal Deposit Insurance Corporation (subject to certain restrictions on payments of rates) and "undercapitalized" depository institutions may not accept, renew or roll such deposits over. The regulations contemplate that the definitions of "well capitalized," "adequately capitalized" and "undercapitalized" will be the same as the definition adopted by the agencies to implement the corrective action provisions of the Federal Deposit Insurance Corporation Improvement Act. The Bank does not believe that these regulations will have a materially adverse effect on its current operations.


Federal Reserve System

     Federal Reserve Board regulations require savings institutions and savings banks to maintain reserves against their transaction accounts (primarily negotiable order of withdrawal accounts) and certain nonpersonal time deposits. The reserve requirements are subject to adjustment by the Federal Reserve Board. As of December 31, 2003, the Bank was in compliance with the applicable reserve requirements of the Federal Reserve Board.


Additional Limitations on Activities

     Federal Deposit Insurance Corporation law and regulations generally provide that the Bank may not engage as principal in any type of activity, or in any activity in an amount, not permitted for national banks, or directly acquire or retain any equity investment of a type or in an amount not permitted for national banks. The Federal Deposit Insurance Corporation has authority to grant exceptions from these prohibitions (other than with respect to non-service corporation equity investments) if it determines no significant risk to the insurance fund is posed by the amount of the investment or the activity to be engaged in, and if the Bank is and continues to be in compliance with fully phased-in capital standards. National banks are generally not permitted to hold equity investments other than shares of service corporations and certain federal agency securities. Moreover, the activities in which service corporations are permitted to engage are limited to those of service corporations for national banks.


Other Indiana Regulations

     As an Indiana-chartered savings bank, the Bank derives its authority from, and is regulated by, the Dep artment of Financial Institutions. The Department of Financial Institutions has the right to promulgate rules and regulations necessary for the supervision and regulation of Indiana-chartered savings banks under its jurisdiction and for the protection of the public investing in such institutions. The regulatory authority of the Department of Financial
Institutions includes, but is not limited to, the establishment of reserve requirements; the regulation of the payment of dividends; the regulation of stock repurchases, the regulation of incorporators, shareholders, directors, officers and employees; the establishment of permitted types of withdrawable accounts and types of contracts for savings programs, loans and investments; and the regulation of the conduct and management of savings banks, chartering and branching of institutions, mergers, conversions and conflicts of interest.

     The Department of Financial Institutions generally conducts regular annual examinations of Indiana-chartered savings banks such as the Bank. The purpose of such examination is to assure that institutions are being operated in compliance with applicable Indiana law and regulations and in a safe and sound manner. In addition, the Department of Financial Institutions is required to conduct an examination of any institution as often as it deems necessary. The Department of Financial Institutions has the power to issue cease and desist orders if any person or institution is engaging in, or has engaged in, any unsafe or unsound practice in the conduct of its business or has or is violating any other law, rule or regulation and, as to officers and directors of an Indiana savings bank, breached his fiduciary duty as an officer or director.

     With the approval of the Department of Financial Institutions, a savings bank may merge or consolidate with another savings bank, a state bank, a national bank, or a federal or state savings association. In considering whether to approve or disapprove such a merger or consolidation, the Department of Financial Institutions is to consider the following factors: (i) whether the institutions are operated in a safe, sound and prudent manner; (ii) whether the financial conditions of any of the institutions will jeopardize the financial stability of the other institutions; (iii) whether the proposed merger or consolidation will result in an institution that has inadequate capital, unsatisfactory management or poor earnings prospects; (iv) whether the management or other principals of the resulting institution are qualified by character and financial responsibility to control and operate in a legal and proper manner the resulting institution; (v) whether the interests of the depositors and creditors of the institutions and the public generally will be jeopardized by the transaction; and (vi) whether the institutions furnish all of the information the Department of Financial Institutions requires in reaching its decision.

     Acquisitions of control of the Bank by a bank or bank holding company would require the prior approval of the Department of Financial Institutions. Control is defined as the power, directly or indirectly, (i) to vote 25.0% or more of the voting stock of an Indiana-chartered savings bank or (ii) to exercise a controlling influence over the management or policies of a savings bank.


Safety and Soundness Standards

     In 1995, the federal banking agencies adopted final safety and soundness standards for all insured depository institutions. The standards, which were issued in the form of guidelines rather than regulations, relate to internal controls, information systems, internal audit systems, loan underwriting and documentation, compensation and interest rate exposure. In general, the standards are designed to assist the federal banking agencies in identifying and addressing problems at insured depository institutions before capital becomes impaired. If an institution fails to meet these standards, the appropriate federal banking agency may require the institution to submit a compliance plan. Failure to submit a compliance plan may result in enforcement proceedings.


Transactions with Affiliates

     The Bank is subject to Sections 22(h), 23A and 23B of the Federal Reserve Act, which restrict financial transactions between banks and affiliated companies. The statute limits credit transactions between a bank and its executive officers and its affiliates, prescribes terms and conditions for bank affiliate transactions deemed to be consistent with safe and sound banking practices, and restricts the types of collateral security permitted in connection with a bank's extension of credit to an affiliate.


Federal Securities Law

     The shares of common stock of Bancorp will be registered with the Securities and Exchange Commission under the 1934 Act. Bancorp will be subject to the information, proxy solicitation, insider trading restrictions and other requirements of the 1934 Act and the rules of the Securities and Exchange Commission issued under the 1934 Act. After three years following the Bank's conversion to stock form, if Bancorp has fewer than 300 shareholders, it may deregister its shares under the 1934 Act and cease to be subject to the foregoing requirements.

     Shares of common stock held by persons who are affiliates of Bancorp may not be resold without registration unless sold in accordance with the resale restrictions of Rule 144 under the Securities Act of 1933 as amended (the "1933 Act"). If Bancorp meets the current public information requirements under Rule 144, each affiliate of Bancorp who complies with the other conditions of Rule 144 (including those that require the affiliate's sale to be aggregated with those of certain other persons) would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (i) 1% of the outstanding shares of Bancorp or (ii) the average weekly volume of trading in such shares during the preceding four calendar weeks.


Community Reinvestment Act Matters

     Federal law requires disclosures of depository institutions' ratings under the Community Reinvestment Act of 1977. The disclosure includes both a four-unit descriptive rating -- outstanding, satisfactory, needs to improve, and substantial noncompliance -- and a written evaluation of each institution's performance. Each Federal Home Loan Bank is required to establish standards of community investment or service that its members must maintain for continued access to long-term advances from the Federal Home Loan Banks. The standards take into account a member's performance under the Community Reinvestment Act and its record of lending to first-time home buyers. The examiners have determined that the Bank has a satisfactory record of meeting community credit needs.

                                    TAXATION

Federal Taxation

     Historically, savings institutions, such as the Bank, have been permitted to compute bad debt deductions using either the bank experience method or the percentage of taxable income method. However, for years beginning after December 31, 1995, no savings institution could use the percentage of taxable income method of computing its allowable bad debt deduction for tax purposes. Instead, all savings institutions are required to compute their allowable deduction using the experience method. As a result of the repeal of the percentage of taxable income method, reserves taken after 1987 using the percentage of taxable income method generally must be included in future taxable income over a six-year period, although a two-year delay may be permitted for associations meeting a residential mortgage loan origination test. We do not have any reserves taken after 1987 that must be recaptured. However, our pre-1988 reserve, for which no deferred taxes have been recorded, must be recaptured into income if (i) the Bank no longer qualifies as a bank under the Internal Revenue Code, or (ii) it pays out excess dividends or distributions. Although we do have some reserves from before 1988, we are not required to recapture these reserves.

     Depending on the composition of its items of income and expense, a savings institution may be subject to the alternative minimum tax. A savings institution must pay an alternative minimum tax on the amount (if any) by which 20% of alternative minimum taxable income, as reduced by an exemption varying with alternative minimum taxable income, exceeds the regular tax due. Alternative minimum taxable income equals regular taxable income increased or decreased by certain tax preferences and adjustments, including depreciation deductions in excess of that allowable for alternative minimum tax purposes, tax-exempt interest on most private activity bonds issued after August 7, 1986 (reduced by any related interest expense disallowed for regular tax purposes), the amount of the bad debt reserve deduction claimed in excess of the deduction based on the experience method and 75% of the excess of adjusted current earnings over alternative minimum taxable income (before this adjustment and before any alternative tax net operating loss). Alternative minimum taxable income may be reduced only up to 90% by net operating loss carryovers, but alternative minimum tax paid can be credited against regular tax due in later years.

     For federal income tax purposes, we have been reporting our income and expenses on the accrual method of accounting. Our federal income tax returns have not been audited in recent years.


State Taxation

     The Bank is subject to Indiana's Financial Institutions Tax, which is imposed at a flat rate of 8.5% on "adjusted gross income." "Adjusted gross income," for purposes of the Financial Institutions Tax, begins with taxable income as defined by Section 63 of the Internal Revenue Code and, thus, incorporates federal tax law to the extent that it affects the computation of taxable income. Federal taxable income is then adjusted by several Indiana modifications. Other applicable state taxes include generally applicable sales and use taxes and real and personal property taxes. The Bank's state income tax returns have not been audited in recent years.

     For further information relating to the tax consequences of the conversion, see "The Conversion -- Principal Effects of Conversion -- Tax Effects."


                                 THE CONVERSION

     The boards of directors of the Bank and Bancorp and the Indiana Department of Financial Institutions (the "DFI") have approved the plan of conversion subject to approval of the plan of conversion by our members at a special meeting of members and subject to the satisfaction of certain other conditions imposed by the DFI. The approval of the plan of conversion by the Indiana DFI does not constitute a recommendation or endorsement of the plan of conversion by the DFI.


General

     On February 12, 2004, our board of directors adopted a plan of conversion pursuant to which we will convert from an Indiana mutual savings bank to an Indiana stock savings bank and become a wholly owned subsidiary of Bancorp. The conversion will include adoption of the proposed Articles of Stock Charter
Conversion and Code of By-Laws that will authorize our issuance of capital stock. Under the plan of conversion, our capital stock is being sold to Bancorp and the common stock of Bancorp is being offered to our customers and, if necessary, to the general public, with a preference given to residents of Johnson County, Indiana.

     We have mailed a proxy statement to each person eligible to vote at the special meeting. The proxy statement contains information concerning the business purposes of the conversion and the effects of the plan of conversion and the conversion with respect to voting rights, liquidation rights, continuation of our business and of existing savings accounts, Federal Deposit Insurance Corporation insurance and loans. The proxy statement also describes the manner in which the plan of conversion may be amended or terminated.


Reasons for Conversion

     As a  stock  institution,  we  will  be  structured  in the  form  used  by commercial banks, most business entities, and most savings institutions. Converting to the stock form is intended to have a positive effect on our future growth and performance by: (i) affording our depositors, other customers and employees the opportunity to become shareholders of Bancorp and thereby participate more directly in both the Bank's and Bancorp's future; (ii) providing Bancorp with the flexibility, if deemed appropriate, to engage in new banking-related activities, to improve the breadth of services offered by the Bank, and potentially to expand through mergers and acquisitions by permitting the offering of equity participations to the shareholders of acquired companies;
(iii)  providing  substantially  increased  net worth  and  equity  capital  for investment  in  our  business,  thus  enabling  management  to  pursue  new  and additional lending and investment  opportunities and to expand  operations;  and
(iv) providing future access to capital markets through the sale of stock of Bancorp in order to generate additional capital to accommodate or promote future growth. We believe that the increased capital and operating flexibility will enhance our competitiveness with other types of financial services organizations. Although our current members will, upon conversion, lose the voting and liquidation rights they presently have as members (except to the limited extent of their rights in the liquidation account established in the conversion), they are being offered a priority right to purchase shares in the conversion and thereby obtain voting and liquidation rights in Bancorp.

     The net proceeds to us from the sale of common stock offered hereby, after retention by Bancorp of 50% of the net proceeds, will increase our net worth and thus provide an even stronger capital base to support our lending and investment activities. This increase in our net worth, when combined with the extra expenses we will incur as a publicly-traded company, will also, however, likely cause our return on equity to decrease in comparison with our performance in previous years. The conversion also will provide us with new opportunities to attract and retain talented and experienced personnel through offering stock incentive programs.

     Our board of directors believes that the conversion to a holding company structure is the best way to enable us to diversify our business activities should we choose to do so. Currently, there are no plans, written or oral, for Bancorp to engage in any material activities apart from holding our shares of stock, although the board may determine to expand Bancorp's activities after the conversion.

     The preferred stock and additional common stock of Bancorp being authorized in the conversion will be available for future acquisitions (although Bancorp has no current discussions, arrangements or agreements, written or oral, with respect to any acquisition) and for issuance and sale to raise additional equity capital, subject to market conditions and generally without shareholder approval. Bancorp's ability to raise additional funds through the sale of debt securities to the public or institutional investors also should be enhanced by the increase in its equity capital base provided by the conversion. Although Bancorp currently has no plans with respect to future issuances of equity or debt securities, the more flexible operating structure provided by Bancorp and the stock form of ownership is expected to assist us in competing aggressively with other financial institutions in our market area.

     The conversion also will permit our members who subscribe for shares of common stock to become shareholders of Bancorp, thereby allowing members to indirectly own stock in the financial organization in which they maintain deposit accounts. Such ownership may encourage shareholders to promote us to others, thereby further contributing to our growth.


Principal Effects of Conversion

     General. Each savings depositor in a mutual savings bank such as the Bank has both a savings account and a pro rata ownership in the net worth of that institution, based upon the balance in his or her savings account, which has no tangible market value separate from the savings account. Any other depositor who opens a savings account obtains a pro rata interest in the net worth of the savings bank without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all of the balance in the account but nothing for his or her ownership interest, which is lost to the extent that the balance in the account is reduced. As a result, depositors normally can only realize the value of their ownership in the unlikely event that the mutual bank is liquidated. In such event, the depositors of record at that time, as owners, would share pro rata in any residual retained earnings (any remaining net worth) after other claims are paid.

     Upon conversion to stock form, the ownership of our net worth will be represented by the outstanding shares of stock that will be owned by Bancorp. Certificates representing ownership of the common stock of Bancorp will be issued and shareholders will be able to transfer these certificates with no effect on any account the seller may hold with us.

     Continuity. While the conversion is being accomplished, we will continue without interruption our normal business of accepting deposits and making loans. After the conversion, we will continue to provide services for account holders and borrowers under current policies carried on by our present management and staff.

     Our directors at the time of conversion will continue to serve as our directors after the conversion until the expiration of their current terms, and thereafter, if reelected. All of our executive officers at the time of conversion will retain their positions after the conversion.

     Effect on Deposit Accounts. Under the plan of conversion, each of our depositors at the time of the conversion will automatically continue as a depositor after the conversion, and each deposit account will remain the same with respect to deposit balance, interest rate and other terms. Each account also will continue to be insured by the Federal Deposit Insurance Corporation in exactly the same way as before. Depositors will continue to hold their existing certificates, passbooks and other evidence of their accounts.

     Effect on Loans of Borrowers. None of our loans will be affected by the conversion. The amount, interest rate, maturity and security for each loan will be unchanged.

     Effect on Voting Rights of Members. Currently in our mutual form, our depositor and borrower members have voting rights and may vote for the election of directors. Following the conversion, depositors and borrowers will cease to have voting rights. All voting rights in the Bank will be vested in Bancorp as our sole shareholder. Voting rights in Bancorp will be vested exclusively in its shareholders, with one vote for each share of common stock. Neither the common stock to be sold in the conversion nor the capital stock of the Bank will be insured by the Federal Deposit Insurance Corporation or by any other government entity.

     Effect on Liquidation Rights. If the Bank were to liquidate as a mutual savings bank, all claims of creditors (including those of deposit account holders, to the extent of their deposit balances) would be paid first and, if there were any assets remaining, account holders would then receive such remaining assets, pro rata, based upon the deposit balances in their deposit accounts just prior to liquidation. If the Bank were to liquidate after the conversion, all claims of creditors (including those of deposit account holders, to the extent of their deposit balances) would also be paid first, followed by distribution of the "liquidation account" to certain deposit account holders, with any assets remaining thereafter distributed to Bancorp as the sole shareholder of the Bank.

     The plan of conversion provides for the establishment of a "liquidation account" by us for the benefit of our Eligible Account Holders, who are our deposit account holders with balances of no less than $50.00 on December 31, 2002, and our Supplemental Eligible Account Holders, who are our deposit account holders with balances of no less than $50.00 on March 31, 2004, who continue to maintain their accounts with us after the conversion. The liquidation account, which will be an account that does not appear on our balance sheet, will be credited with the net worth of the Bank as reflected in the latest statement of financial condition in the final prospectus used in the conversion. Each Eligible Account Holder and Supplemental Eligible Account Holder will have, with respect to each deposit account held, a related inchoate interest in a portion of the balance of the liquidation account. This inchoate interest is referred to in the plan of conversion as a "subaccount balance." In the event of a complete liquidation of the Bank after the conversion (and only in such event), Eligible Account Holders and Supplemental Eligible Account Holders would be entitled to a distribution from the liquidation account in an amount equal to the then current adjusted subaccount balance then held, before any liquidation distribution would be made to Bancorp as our sole shareholder. We believe that a liquidation of the Bank is unlikely.

     Each Eligible Account Holder will have a subaccount balance in the liquidation account for each deposit account held as of the Eligibility Record Date, which is December 31, 2002. Each Supplemental Eligible Account Holder will have a subaccount balance in the liquidation account for each deposit account held as of the Supplemental Eligibility Record Date, which is March 31, 2004. Each initial subaccount balance will be the amount determined by multiplying the total opening balance in the liquidation account by a fraction, the numerator of which is the amount of the qualifying deposit (a deposit of at least $50.00 as of December 31, 2002, or March 31, 2004) of such deposit account, and the denominator of which is the total of all qualifying deposits on that date. If the amount in the deposit account on any subsequent annual closing date of the Bank is less than the balance in such deposit account on any other annual closing date, or the balance in such account on the Eligibility Record Date or the Supplemental Eligibility Record Date, as the case may be, this interest in the liquidation account will be reduced by an amount proportionate to any such reduction and will not thereafter be increased despite any subsequent increase in the related deposit account. An Eligible Account Holder's, as well as a Supplemental Eligible Account Holder's, interest in the liquidation account will cease to exist if the deposit account is closed. The liquidation account will never increase and will be correspondingly reduced as the interests in the liquidation account are reduced or cease to exist. In the event of liquidation, any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied will be distributed to Bancorp as our sole shareholder.

     A merger, consolidation, sale of bulk assets, or similar combination or transaction in which we are not the surviving entity would not be considered to be a "liquidation" under which distribution of the liquidation account could be made, provided the surviving institution is insured by the Federal Deposit Insurance Corporation. In such a transaction, the liquidation account would be assumed by the surviving institution.

     The creation and maintenance of the liquidation account will not restrict the use of or application of any of the net worth accounts, except that we may not declare or pay a cash dividend on or repurchase our capital stock if the effect of such dividend or repurchase would be to cause our net worth to be reduced below the aggregate amount then required for the liquidation account.

     Tax Effects. We intend to proceed with the conversion on the basis of an opinion from our special counsel, Barnes & Thornburg LLP, Indianapolis, Indiana, as to certain tax matters. The opinion is based, among other things, on certain representations made by us, including the representation that the exercise price of the subscription rights to purchase Bancorp common stock will be approximately equal to the fair market value of the stock at the time of the completion of the conversion. We have received an opinion of Keller & Company which, based on certain assumptions, concludes that the subscription rights to purchase the common stock issued in the conversion do not have any economic value at the time of distribution or the time the subscription rights are exercised, whether or not a Direct Community Offering takes place. Barnes & Thornburg LLP's opinion is given in reliance on the Keller & Company opinion. Barnes & Thornburg LLP's opinion provides substantially as follows:

1. The change in form of the Bank from a mutual savings bank to a stock savings bank will qualify as a reorganization under Section 368(a)(1)(F) of the Internal Revenue Code and no gain or loss will be recognized to the Bank in either its mutual form or its stock form by reason of the conversion.

2. No gain or loss will be recognized by the converted bank upon receipt of money from Bancorp for the converted bank's capital stock, and no gain or loss will be recognized to Bancorp upon the receipt of money for common stock of Bancorp.

3. The basis of the assets of the converted bank will be the same as the basis in the Bank's hands prior to the conversion.

4. The holding period of the assets of the converted bank will include the period during which the assets were held by the Bank in its mutual form prior to conversion.

5. No gain or loss will be realized by the deposit account holders of the Bank, upon the constructive issuance to them of withdrawable deposit accounts of the converted bank immediately after the conversion, interests in the liquidation account, and/or on the distribution to them of nontransferable subscription rights to purchase Bancorp common stock.

6. The basis of an account holder's deposit accounts in the converted bank after the conversion will be the same as the basis of his or her deposit account in the Bank prior to the conversion.

7. The basis of each account holder's interest in the liquidation account will be zero. The basis of the non-transferable subscription rights will be zero.

8. The basis of Bancorp common stock to its shareholders will be the actual purchase price ($10.00) thereof, and a shareholder's holding period for Bancorp common stock acquired through the exercise of subscription rights will begin on the date on which the subscription rights are exercised.

9.   No  taxable   income  will  be  realized  by  Eligible   Account   Holders,
     Supplemental Eligible Account Holders or Other Members as a result of the exercise of the nontransferable subscription rights.

10. The converted bank in its stock form will succeed to and take into account the earnings and profits or deficit in earnings and profits of the Bank, in its mutual form, as of the date of conversion.

The opinion also concludes in effect that:

1. No taxable income will be realized by the Bank on the issuance of subscription rights to eligible subscribers to purchase shares of Bancorp common stock at fair market value.

2. The converted bank will succeed to and take into account the dollar amounts of those accounts of the Bank in its mutual form that represent bad debt reserves in respect of which the Bank in its mutual form has taken a bad debt deduction for taxable years on or before the date of the transfer.

3. The creation of the liquidation account will have no effect on the Bank's taxable income, deductions, or additions to bad debt reserves or distributions  to  shareholders  under Section 593 of the Internal  Revenue
     Code.

     Barnes & Thornburg LLP also has issued an opinion stating in essence that the conversion will not be a taxable transaction to Bancorp or to us under any Indiana tax statute imposing a tax on income, and that our depositors will be treated under such laws in a manner similar to the manner in which they will be treated under federal income tax law.

     The opinions of Barnes & Thornburg LLP and Keller & Company, unlike a letter ruling issued by the Internal Revenue Service, are not binding on the Service and the conclusions expressed in this Prospectus may be challenged at a future date. The Internal Revenue Service has issued favorable rulings for transactions substantially similar to the proposed conversion, but any such ruling may not be cited as precedent by any taxpayer other than the taxpayer to whom the ruling is addressed. We do not plan to apply for a letter ruling concerning the transactions described in this Prospectus.


Offering of Bancorp Common Stock

     Under the plan of conversion, up to 1,437,500 shares of common stock are being offered for sale, initially through the Subscription Offering (subject to a possible increase to 1,653,125 shares). See "-- Subscription Offering." The plan of conversion requires, with certain exceptions, that a number of shares equal to at least 1,062,500 be sold in order for the conversion to be effective. Shares also may be offered to the public in a Direct Community Offering that will commence concurrently with the Subscription Offering. The Direct Community Offering may expire as early as June ___, 2004 or at any time thereafter (until July ___, 2004, unless extended by us and Bancorp) when orders for at least
1,062,500 shares have been received in the Subscription Offering and Direct Community Offering. The offering may be extended until 24 months following the members' approval of the plan of conversion, or until June ___, 2006. The actual number of shares to be sold in the conversion will depend upon market and financial conditions at the time of the conversion, provided that no fewer than 1,062,500 shares or more than 1,653,125 shares will be sold in the conversion. The per share price to be paid by purchasers in the Direct Community Offering for any remaining shares will be $10.00, the same price paid by subscribers in the Subscription Offering. See "-- Stock Pricing."

     The Subscription Offering expires at 12:00 p.m., Franklin time, on June ___, 2004. The plan of conversion requires that we complete the sale of common stock within 45 days after the close of the Subscription Offering. This 45-day period expires on July ___, 2004. In the event we are unable to complete the sale of common stock within the 45-day period, an extension of this time period may be provided by us and Bancorp. If an extension is granted, we will promptly notify subscribers of the granting of the extension of time and will promptly return subscriptions unless subscribers affirmatively elect to continue their subscriptions during the period of extension. Such extensions may not be made beyond June ___, 2006.

     The plan of conversion provides that if, for any reason, shares remain unsold after the Subscription Offering and the Direct Community Offering, if any, the board of directors of the Bank will seek to make other arrangements for the sale of the remaining shares. Such other arrangements will be subject to the approval of the Department of Financial Institutions. If such other purchase arrangements cannot be made, the plan of conversion will terminate. In the event that the conversion is not effected, the Bank will remain a mutual savings bank, all subscription funds will be promptly returned to subscribers with interest earned thereon at the passbook rate, which is currently 0.15% per annum (except for payments to have been made through withdrawal authorizations which will have continued to earn interest at the contractual account rates), and all withdrawal authorizations will be canceled.


Subscription Offering

     In accordance with applicable law, nontransferable rights to subscribe for the purchase of Bancorp's common stock have been granted under the plan of conversion to the following persons in the following order of priority: (1) our Eligible Account Holders; (2) the employee stock ownership plan; (3) our Supplemental Eligible Account Holders; and (4) our members other than Eligible Account Holders and Supplemental Eligible Account Holders at the close of business on the voting record date for the special meeting ("Other Members"). The voting record date for the special meeting is May ___, 2004. All subscriptions received will be subject to the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the Subscription Offering, and to the maximum and minimum purchase limitations set forth in the plan of conversion (and described below). The December 31, 2002 date for determination of Eligible Account Holders and the March 31, 2004 date for determination of Supplemental Eligible Account Holders were selected in accordance with statutes and regulations applicable to the conversion.

     Category I: Eligible Account Holders. Each Eligible Account Holder, acting through a single account (counting all persons on a single joint account as one Eligible Account Holder), will receive, without payment therefor, nontransferable subscription rights to purchase up to 15,000 shares of the common stock offered in the conversion, provided that each Eligible Account Holder may not subscribe for more than 25,000 shares in the conversion, including shares subscribed for by such person's Associates or persons acting in concert as a group.

     If sufficient shares are not available in this Category I, shares will be allocated in a manner that will allow each Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her allocation consist of the lesser of 100 shares or the amount subscribed for. Thereafter, unallocated shares will be allocated to subscribing Eligible Account Holders in the proportion that the amounts of their respective qualifying deposits bear to the total amount of qualifying deposits of all subscribing Eligible Account Holders.

     The "qualifying deposits" of an Eligible Account Holder is the amount of the deposit balances (provided such aggregate balance is not less than $50.00) in his or her deposit accounts as of the close of business on December 31, 2002. Subscription rights received by directors and officers in this category based upon their increased deposits in the Bank during the year preceding December 31, 2002, are subordinated to the subscription rights of other Eligible Account Holders.

     Category II: The Employee Stock Ownership Plan. Bancorp's tax-qualified employee stock ownership plan is permitted to subscribe for up to 8% of the aggregate number of shares of Bancorp common stock sold in the conversion, provided that shares remain available after satisfying the subscription rights of Eligible Account Holders. The employee stock ownership plan currently intends to purchase 8% of the shares sold to investors in the conversion. The employee stock ownership plan's right to purchase shares of common stock under this category shall be subordinated to all rights received by the Eligible Account Holders to purchase shares pursuant to Category I. Any purchase by the employee stock ownership plan of authorized but unissued shares could dilute the interests of Bancorp's shareholders.

     Category III: Supplemental Eligible Account Holders. Each Supplemental Eligible Account Holder, acting through a single account (counting all persons on a single account as one Supplemental Eligible Account Holder), will receive, without payment therefor, nontransferable subscription rights to purchase up to 15,000 shares of the common stock offered in the conversion; provided that each Supplemental Account Holder may not subscribe for more than 25,000 shares in the conversion including shares subscribed for by the person's Associates or persons acting in concert as a group, to the extent that shares of Bancorp common stock remain available for purchase after satisfaction of the subscription rights of all Eligible Account Holders and the employee stock ownership plan. Such subscription rights will be applicable only to such shares as remain available after the subscriptions of the Eligible Account Holders and the employee stock ownership plan have been satisfied. Any subscription rights received by a person as a result of his or her status as an Eligible Account Holder will reduce to the extent thereof the subscription rights granted to such person as a result of his or her status as a Supplemental Eligible Account Holder.

     If sufficient shares are not available in this Category III, shares will be allocated in a manner that will allow each Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her allocation consist of the lesser of 100 shares or the amount subscribed for. Thereafter, unallocated shares will be allocated to subscribing Supplemental Eligible Account Holders in the proportion that the amounts of their respective qualifying deposits bear to the total amount of qualifying deposits of all subscribing Supplemental Eligible Account Holders.

     The "qualifying deposits" of a Supplemental Eligible Account Holder is the amount of the deposit balances (provided such aggregate balance is not less than $50) in his or her deposit accounts as of the close of business on March 31, 2004.

     Category IV: Other Members. Each deposit account holder, other than an Eligible Account Holder or a Supplemental Eligible Account Holder, who is entitled to vote at the special meeting of members due to the existence of a deposit account on May ___, 2004 and each borrower of the Bank on May ___, 2004, through a single account (counting all persons on a single joint account as any Other Member) will receive non-transferable subscription rights for up to 15,000 shares of Bancorp common stock, provided that each Other Member may not subscribe for more than 25,000 shares in the conversion, including shares subscribed for by such person's Associates or persons acting in concert as a group. Such subscription rights will be applicable only to such shares as remain available after the subscriptions of Eligible Account Holders, the employee stock ownership plan and Supplemental Eligible Account Holders have been satisfied.

     If sufficient shares are not available in this Category IV, shares will be allocated pro rata among subscribing Other Members in the same proportion that the number of shares subscribed for by each Other Member bears to the total number of shares subscribed for by all Other Members.

     Timing of Offering and Method of Payment. The Subscription Offering will expire at 12:00 p.m., Franklin time, on June ___, 2004 (the "Expiration Date"). The Expiration Date may be extended by the Bank and Bancorp for successive 90-day periods, subject to regulatory approval, to June ___, 2006.

     Subscribers must, before the Expiration Date, or such date to which the Expiration Date may be extended, return Order Forms to us that list each account at the Bank held by the subscriber and that is otherwise properly completed, together with checks or money orders in an amount equal to the purchase price ($10.00 per share) multiplied by the number of shares for which subscription is made. Payment for stock purchases can also be accomplished through authorization on the Order Form of withdrawals from accounts (including a certificate of deposit but excluding IRA accounts). Funds must actually be in the account when an order for the purchase of common stock is submitted. We have the right to reject any orders transmitted by facsimile and any payments made by wire transfer.

     The beneficiaries of IRA accounts are deemed to have the same subscription rights as other depositors. However, the IRA accounts maintained with us do not permit investment in the common stock. A depositor interested in using his or her IRA funds to purchase common stock must do so through a self-directed IRA account. Depositors wishing to establish self-directed IRA accounts should call the Stock Information Center at (317) 736-7492 for information. There will be no early withdrawal or Internal Revenue Service interest penalties for any such transfer of your IRA account with the Bank to a self-directed account. The new trustee would hold the common stock in a self-directed account in the same manner that we now hold the depositor's IRA funds. An annual administrative fee would be payable to the new trustee.

     In the event an Order Form (i) is not delivered and is returned to us by the United States Postal Service or we are unable to locate the addressee, (ii) is not received or is received after the Expiration Date, (iii) is defectively completed or executed, or (iv) is not accompanied by full payment for the shares subscribed for (including instances where a savings account or certificate balance from which withdrawal is authorized is insufficient to fund the amount of such required payment), the subscription rights for the person to whom such rights have been granted will lapse as though that person failed to return the completed Order Form within the time period specified. We may, but will not be required to, waive any irregularity on any Order Form or require the submission of corrected Order Forms or the remittance of full payment for subscribed shares by such date as we specify. The waiver of an irregularity on an Order Form in no way obligates us to waive any other irregularity on that, or any irregularity on any other, Order Form. Waivers will be considered on a case by case basis. Photocopies of Order Forms, payments from private third parties, or electronic transfers of funds will not be accepted. Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the Order Forms will be final. We have the right to investigate any irregularity on any Order Form.

     To ensure that each purchaser receives a prospectus at least 48 hours before the Expiration Date in accordance with Rule 15c2-8 of the 1934 Act, no prospectus will be mailed any later than five days prior to such date or delivered by hand to persons who come to the Stock Information Center any later than two days prior to such date. Execution of the Order Form will confirm receipt or delivery in accordance with Rule 15c2-8. Order Forms will only be distributed with a prospectus.

     Until completion or termination of the conversion, subscribers who elect to make payment through authorization of withdrawal from accounts with us will not be permitted to reduce the deposit balance in any such accounts below the amount required to purchase the shares for which they subscribed. In such cases interest will continue to be credited on deposits authorized for withdrawal until the completion of the conversion. Interest at the passbook rate, which is currently 0.15% per annum, will be paid on amounts submitted in cash or by check. Authorized withdrawals from certificate accounts for the purchase of common stock will be permitted without the imposition of early withdrawal penalties or loss of interest. However, withdrawals from certificate accounts that reduce the balance of such accounts below the required minimum for specific interest rate qualification will cause the cancellation of the certificate accounts at the effective date of the conversion, and the remaining balance will earn interest at the passbook savings rate. Stock subscriptions received and accepted by us may not be revoked by the purchaser. Subscriptions may be withdrawn only if we extend the Expiration Date of the Subscription Offering as described above.

     Members in Non-Qualified States or Foreign Countries. We will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the plan of conversion reside. However, no person will be offered or sold or receive any stock pursuant to the Subscription Offering if such person resides in a foreign country or resides in a state in the United States with respect to which all of the following apply: (i) a small number of persons otherwise eligible to subscribe for shares of common stock reside in such state; (ii) the granting of subscription rights or the offer or sale of common stock to such persons would require us or Bancorp or our respective officers and directors, under the securities laws of such state, to register as a dealer, dealer, salesman or selling agent, or to register or otherwise qualify the common stock for sale in such state; and (iii) such registration, qualification or filing in our judgment or the judgment of Bancorp would be impracticable or unduly burdensome for reasons of cost or otherwise.

     To assist in the Subscription and Direct Community Offerings, Bancorp has established a Stock Information Center (317) 736-7492). Callers to the Stock Information Center will be able to request a Subscription and Direct Community Offering Prospectus and other information relating to the offering.


Direct Community Offering

     To the extent such shares remain available after satisfaction of all orders received in the Subscription Offering, we may offer shares of Bancorp common stock in a Direct Community Offering to the general public, with preference given to residents of Johnson County. The right of any person to purchase shares in the Direct Community Offering is subject to our right to accept or reject such purchase in whole or in part. We have the right to terminate the Direct Community Offering as soon as we have received orders for at least the minimum number of shares available for purchase in the conversion.

     The Direct Community Offering may expire as early as June ___, 2004, or at any time thereafter (until July ___, 2004, unless extended by the Bank and Bancorp) when orders for at least 1,062,500 shares have been received in the Subscription Offering and Direct Community Offering. Accordingly, persons wishing to purchase stock in the Direct Community Offering directly from Bancorp, if the Direct Community Offering is conducted, should return the Order Form on or before ______, 2004, to the Bank, properly completed, together with check or money order in the amount equal to the purchase price ($10.00 per share) multiplied by the number of shares which that person desires to purchase. However, as mentioned above, the Bank may terminate the Direct Community Offering as soon as it has received orders for at least the minimum number of shares available for purchase in the conversion.

     The maximum number of shares of common stock which may be purchased in the Direct Community Offering by any person (including such person's Associates) or persons acting in concert is 15,000 in the aggregate. A member who, together with his Associates and persons acting in concert, has subscribed for shares in the Subscription Offering may subscribe for a number of additional shares in the Direct Community Offering that does not exceed the lesser of (i) 15,000 shares or (ii) the number of shares which, when added to the number of shares subscribed for by the member (and his Associates and persons acting in concert) in the Subscription Offering, would not exceed 25,000.

     If all Bancorp common stock offered in the Subscription Offering is subscribed for, no Bancorp common stock will be available for purchase in the Direct Community Offering and all funds submitted pursuant to the Direct Community Offering will be promptly refunded, with interest, as hereafter described. Purchase orders received during the Direct Community Offering will be filled up to a maximum of 2% of the total number of shares of common stock issued in the conversion, with any remaining unfilled purchase orders to be allocated on an equal number of shares basis. If the Direct Community Offering extends beyond 45 days following the expiration of the Subscription Offering, subscribers will have the right to increase, decrease or rescind subscriptions for stock previously submitted. All sales of Bancorp common stock in the Direct Community Offering will be at the same price per share as the sales of Bancorp common stock in the Subscription Offering.

     Cash and checks received in the Direct Community Offering will be placed in a special escrow account at the Bank, and will earn interest at the passbook rate, which is currently 0.15% per annum, from the date of deposit until completion or termination of the conversion. In the event that the conversion is not consummated for any reason, all funds submitted pursuant to the Direct Community Offering will be promptly refunded with interest as described above.


Delivery of Certificates

     Certificates representing shares issued in the Subscription Offering and in the Direct Community Offering pursuant to Order Forms will be mailed to the persons entitled to them at the last addresses of such persons appearing on the books of the Bank or to such other addresses as may be specified in properly completed Order Forms as soon as practicable following consummation of the conversion. Any certificates returned as undeliverable will be held by Bancorp until claimed by the person legally entitled to them or otherwise disposed of in accordance with applicable law.


Marketing Arrangements

     To assist us and Bancorp in marketing the common stock, we have retained the services of Keefe, Bruyette & Woods, Inc. as our financial advisor. Keefe, Bruyette & Woods is a broker-dealer registered with the Securities and Exchange Commission and a member of the National Association of Securities Dealers, Inc. Keefe, Bruyette & Woods will assist us in the conversion as follows: (1) in training and educating our employees regarding the mechanics and regulatory requirements of the conversion process; (2) in conducting informational meetings for subscribers and other potential purchasers; (3) in keeping records of all stock subscriptions; and (4) in obtaining proxies from our members with respect to the special meeting. For providing these services, we have agreed to pay Keefe, Bruyette & Woods a success fee of 1.50% based on the aggregate purchase price of the common stock sold in the Subscription Offering and the Community Offering (excluding shares purchased by the Bank's officers, directors and employees and members of their immediate families), the ESOP, and compensation or similar plans (other than IRAs) created by the Bank for directors or employees. Keefe, Bruyette & Woods also will receive a management fee of $25,000 for services provided in connection with the stock offering, which fee will be credited against the 1.50% success fee. Offers and sales in the Direct Community Offering will be on a best efforts basis and, as a result, Keefe, Bruyette & Woods is not obligated to purchase any shares of the common stock.

     We also have agreed to reimburse Keefe, Bruyette & Woods for out-of-pocket expenses in an amount not to exceed $10,000 and for legal fees in an amount not to exceed $35,000. We and Bancorp also have agreed to indemnify Keefe, Bruyette & Woods, under certain circumstances, against liabilities and expenses (including legal fees) arising out of Keefe, Bruyette & Woods' engagement by us, including liabilities under the Securities Act of 1933.

     Our directors and executive officers may participate in the solicitation of offers to purchase common stock by mailing written materials to our members and other prospective investors, responding to inquiries of prospective investors, and performing ministerial or clerical work. In each jurisdiction in which the securities laws require that the offer and/or sale of the common stock be made through a broker-dealer registered in such jurisdiction, all written materials will be mailed under cover of a letter from Keefe, Bruyette & Woods. Certain of our employees may participate in the offering in ministerial capacities or by performing clerical work in effecting a sales transaction. Such other employees have been instructed not to solicit offers to purchase common stock or provide advice regarding the purchase of common stock. Questions of prospective purchasers will be directed to executive officers or registered representatives. We will rely on Rule 3a4-1 under the 1934 Act, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. We will not compensate our officers, directors or employees in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the common stock.


Selected Dealers

     If any shares of common stock remain available after the Subscription Offering and any Community Offering, the Bank may decide, upon consultation with Keefe, Bruyette & Woods, to enter into an agreement with certain dealers to assist in the sale of those shares. We have agreed to pay Keefe, Bruyette & Woods a fee of 5.5% of the aggregate purchase price of the shares remaining after the Subscription Offering and Community Offering. From this fee, Keefe, Bruyette & Woods will pass on fees to any dealers who assist in the sale of shares.


Limitations on Common Stock Purchases

     The plan of conversion includes a number of limitations on the number of shares of common stock which may be purchased during the conversion. These are summarized below:

1. No fewer than 25 shares may be purchased by any person purchasing shares of common stock in the conversion (provided that sufficient shares are available).

2. No Eligible Account Holder, Supplemental Eligible Account Holder or Other Member, acting through a single account (including all persons on a single joint account as one member), may subscribe for more than 15,000 shares. Notwithstanding the foregoing, the maximum number of shares of common stock which may be purchased in the conversion by any Eligible Account Holder, Supplemental Eligible Account Holder or Other Member (including such person's Associates or group acting in concert and counting all persons on a single joint account as one member) shall be 25,000 shares in the aggregate, except that the employee stock ownership plan may purchase in the aggregate not more than 10% of the total number of shares offered in the conversion. The maximum number of shares of common stock which may be purchased in the Community Offering, if any, by any person (including such person's Associates or persons acting in concert) is 15,000 in the aggregate. A member who, together with his Associates and persons acting in concert, has subscribed for shares in the Subscription Offering may subscribe for a number of additional shares in the Community Offering that does not exceed the lesser of (i) 15,000 shares or (ii) the number of shares which, when added to the number of shares subscribed for by the member (and his Associates and persons acting in concert) in the Subscription Offering (including all persons on a joint account), would not exceed 25,000. The employee stock ownership plan expects to purchase a number of shares equal to 8% of the total number of shares sold in the conversion. The Bank's and Bancorp's boards of directors may, however, in their sole discretion, increase the maximum purchase limitation set forth above up to 9.99% of the shares of common stock sold in the conversion, provided that orders for shares exceeding 5% of the shares of common stock sold in the conversion may not exceed, in the aggregate, 10% of the shares sold in the conversion. The maximum purchase limitation likely would be increased only if an insufficient number of subscriptions is received to sell the number of shares of common stock at the minimum of the Estimated Valuation Range. If the boards of directors decide to increase the purchase limitation, all persons who subscribe for shares of common stock offered in the conversion will be given the opportunity to increase their subscriptions accordingly, subject to the rights and preferences of any person who has priority subscription rights. Subscribers will be notified in writing delivered to the address indicated on their respective Stock Order Forms. The overall purchase limitation may be reduced in the sole discretion of the boards of directors of Bancorp and the Bank. See "Questions and Answers" at page 4.

3. No more than 35% of the shares of common stock may be purchased in the conversion by directors and officers of the Bank and Bancorp. This restriction does not apply to shares purchased by the employee stock ownership plan.

     Applicable regulations define "acting in concert" as (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. Third Century Bancorp and Mutual Savings Bank may presume that certain persons are acting in concert based upon, among other things, joint account relationships or the fact that such persons have filed joint Schedules 13D with the Securities and Exchange Commission with respect to other companies.

     The term "Associate" of a person is defined to mean (i) any corporation or organization (other than the Bank or its subsidiary or Bancorp) of which such person is a director, officer, partner or 10% stockholder; (ii) any trust or other estate in which such person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; provided, however that such term shall not include any employee stock benefit plan of Bancorp or the Bank in which such a person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or relative of such spouse, who either has the same home as such person or who is a director or officer of the Bank or its subsidiary or Bancorp. Directors are not treated as Associates of one another solely because of their board membership. Compliance with the foregoing limitations does not necessarily constitute compliance with other regulatory restrictions on acquisitions of the common stock. For a further discussion of limitations on purchases of Bancorp common stock during and subsequent to conversion, see "-- Restrictions on Sale of Stock by Directors and Officers," "-- Restrictions on Purchase of Stock by Directors and Officers Following Conversion," and "Restrictions on Acquisition of Third Century Bancorp."


Restrictions on Repurchase of Stock by Bancorp

     Regulations promulgated by the Federal Reserve Board provide that a bank holding company must file written notice with the Federal Reserve Board prior to any repurchase of its equity securities if the gross consideration for the purchase, when aggregated with the net consideration paid by the bank holding company for all repurchases during the preceding 12 months, is equal to 10% or more of the bank holding company's consolidated net worth. This notice requirement is not applicable, however, to a bank holding company that exceeds the thresholds established for a well capitalized bank and that satisfies certain other regulatory requirements.

     Regulations promulgated by the Federal Deposit Insurance Corporation provide that an insured mutual state savings bank that has converted from the mutual to stock form of ownership may not repurchase its capital stock within one year following the date of its conversion to stock form, except that stock repurchases of no greater than 5% of the bank's outstanding capital stock may be repurchased during this one-year period where compelling and valid business reasons are established, to the satisfaction of the FDIC. Any stock repurchases are subject to the prior approval of the Federal Deposit Insurance Corporation.

     Under Indiana law, Bancorp will be precluded from repurchasing its equity securities if, after giving effect to such repurchase, Bancorp would be unable to pay its debts as they become due or Bancorp's assets would be less than its liabilities and obligations to preferential shareholders.


Restrictions on Sale of Stock by Directors and Officers

     All shares of the common stock purchased by directors and officers of the Bank or Bancorp in the conversion will be subject to the restriction that such shares may not be sold or otherwise disposed of for value for a period of one year following the date of purchase, except for any disposition of such shares
(i) following the death of the original purchaser or (ii) by reason of an exchange of securities in connection with a merger or acquisition approved by the applicable regulatory authorities. Sales of shares of the common stock by Bancorp's directors and officers also will be subject to certain insider trading and other transfer restrictions under the federal securities laws. See "Regulation -- Federal Securities Laws" and "Description of Capital Stock."

     Each certificate for such restricted shares will bear a legend prominently stamped on its face giving notice of the restrictions on transfer, and instructions will be issued to Bancorp's transfer agent to the effect that any transfer within such time period of any certificate or record ownership of such shares other than as provided above is a violation of the restriction. Any shares of common stock issued pursuant to a stock dividend, stock split or otherwise with respect to restricted shares will be subject to the same restrictions on sale.


Restrictions on Purchase of Stock by Directors and Officers Following Conversion

     For a period of three years following the conversion, without prior written approval of the DFI, neither directors nor officers of the Bank or Bancorp nor their Associates may purchase shares of the common stock of Bancorp, except from a dealer registered with the Securities and Exchange Commission. This restriction does not, however, apply to negotiated transactions involving more than one percent of Bancorp's outstanding common stock, to shares purchased pursuant to stock option or other incentive stock plans approved by Bancorp's shareholders, or to shares purchased by employee benefit plans maintained by Bancorp that may be attributable to individual officers or directors.


Restrictions on Transfer of Subscription Rights and Common Stock

     Prior to the completion of the conversion, the plan of conversion prohibits any person with subscription rights, including Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion or the shares of common stock to be issued upon their exercise. Such rights may be exercised only by the person to whom they are guaranteed and only for his/her account. Each person exercising such subscription rights will be required to certify that he/she is purchasing shares solely for his/her own account and that he/she has no agreement or understanding regarding the sale or transfer of such shares.

     Bancorp and the Bank will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve the transfer of such rights.


Stock Pricing

     The aggregate purchase price of Bancorp common stock being sold in the conversion will be based on the appraised aggregate pro forma market value of the common stock, as determined by an independent valuation. We retained Keller & Company, which is experienced in the valuation and appraisal of business entities, including savings institutions involved in the conversion process, to prepare an appraisal. Keller & Company will receive a fee of $28,000 for its appraisal, plus out-of-pocket expenses of $500. Keller & Company also has prepared a business plan for the Bank for a fee of $10,000, plus out-of-pocket expenses of $250. We have agreed to indemnify Keller & Company, under certain circumstances, against liabilities and expenses (including legal fees) arising out of Keller & Company's engagement by us.

     Keller & Company has prepared an appraisal of the estimated pro forma market value of the common stock. Keller & Company's appraisal concluded that as of February 27, 2004, the appropriate valuation range (the "Estimated Valuation Range") for the estimated pro forma market value of the common stock was from a minimum of $10,625,000 to a maximum of $14,375,000, with a midpoint of $12,500,000. A copy of the appraisal is on file and available for inspection at the offices of the Bank, 80 East Jefferson Street, Franklin, Indiana 46131. The appraisal also has been filed as an exhibit to Bancorp's Registration Statement with the Securities and Exchange Commission, and may be reviewed at the Securities and Exchange Commission's public reference facilities and at the SEC's website. See "Additional Information." The appraisal involved a comparative evaluation of the operating and financial statistics of the Bank with those of other savings institutions. The appraisal also took into account such other factors as the market for savings institutions generally, prevailing economic conditions, both nationally and in Indiana, which affect the operations of savings institutions, the competitive environment within which the Bank operates, and the effect of the Bank becoming a subsidiary of Bancorp. No detailed individual analysis of the separate components of the Bank's and Bancorp's assets and liabilities was performed in connection with the evaluation. The board of directors reviewed with management Keller & Company's methods and assumptions and accepted Keller & Company's appraisal as reasonable and adequate. Bancorp, has determined to offer the common stock in the conversion at a price of $10.00 per share. Bancorp's decision regarding the purchase price was based solely on its determination that $10.00 per share is a customary purchase price in conversion transactions. The Estimated Valuation Range may be increased or decreased to reflect market and financial conditions prior to the completion of the conversion.

     Promptly after the completion of the Subscription Offering and the Direct Community Offering, if any, Keller & Company will confirm to the Bank that, to the best of Keller & Company's knowledge and judgment, nothing of a material nature has occurred which would cause Keller & Company to conclude that the amount of the aggregate proceeds received from the sale of the common stock in the conversion was incompatible with its estimate of the total pro forma market value of the Bank at the time of the sale. If, however, the facts do not justify such a statement, a new Estimated Valuation Range and price per share may be set. Under such circumstances, Bancorp may resolicit subscriptions. In that event, subscribers would have the right to modify or rescind their subscriptions and to have their subscription funds returned promptly with interest and holds on funds authorized for withdrawal from deposit accounts would be released or reduced; provided that if the pro forma market value of the Bank upon conversion has increased to an amount which does not exceed $16,531,250 (15% above the maximum of the Estimated Valuation Range), Bancorp and the Bank do not intend to resolicit subscriptions.

     Depending upon market and financial conditions, the number of shares issued may be more or less than the range in number of shares shown above. A change in the number of shares to be issued in the conversion will not affect subscription rights, which are based on the 12,500,000 shares being offered in the Subscription Offering. In the event of an increase in the maximum number of shares being offered, persons who exercise their maximum subscription rights will be notified of such increase and of their right to purchase additional shares. Conversely, in the event of a decrease in the maximum number of shares being offered, persons who exercise their maximum subscription rights will be notified of such decrease and of the concomitant reduction in the number of shares for which subscriptions may be made. In the event of a resolicitation, subscribers will be afforded the opportunity to increase, decrease or maintain their previously submitted order. Bancorp will be required to resolicit if the price per share is changed such that the total aggregate purchase price is not within the minimum and 15% above the maximum of the Estimated Valuation Range.

     The independent valuation is not intended and must not be construed as a recommendation of any kind as to the advisability of voting to approve the conversion or of purchasing the shares of the common stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters (including certain assumptions as to the amount of net proceeds and the earnings thereon), all of which are subject to change from time to time, no assurance can be given that persons purchasing shares in the conversion will thereafter be able to sell the shares at prices related to the foregoing valuation of the pro forma market value.


Number of Shares to Be Issued

     It is anticipated that the total offering of common stock (the number of shares of common stock issued in the conversion multiplied by the purchase price of $10.00 per share) will be within the current minimum and 15% above the maximum of the Estimated Valuation Range. Unless otherwise required by the DFI, no resolicitation of subscribers will be made and subscribers will not be permitted to modify or cancel their subscriptions so long as the change in the number of shares to be issued in the conversion, in combination with the purchase price, results in an offering within the minimum and 15% above the maximum of the Estimated Valuation Range.

     An increase in the total number of shares of common stock to be issued in the conversion would decrease both a subscriber's ownership interest and Bancorp's pro forma net worth on a per share basis while increasing (assuming no change in the per share price) pro forma net income and net worth on an aggregate basis. A decrease in the number of shares to be issued in the conversion would increase both a subscriber's ownership interest and Bancorp's pro forma net worth on a per share basis while decreasing (assuming no change in the per share price) pro forma net income and net worth on an aggregate basis. For a presentation of the effects of such changes, see "Pro Forma Data."


Interpretation and Amendment of the Plan of Conversion

     To the extent permitted by law, all interpretations of the plan of conversion by the Bank and Bancorp will be final. The plan of conversion provides that, if deemed necessary or desirable by the Boards of Directors of Bancorp and the Bank, the plan of conversion may be substantively amended by the boards of directors, as a result of comments from regulatory authorities or otherwise. Moreover, if the plan of conversion is so amended, subscriptions that have been received prior to such amendment will not be refunded unless otherwise required by the DFI.


Conditions and Termination

     Completion of the conversion requires the approval of the plan of conversion by the affirmative vote of not less than a majority of the total number of votes of the members of the Bank eligible to be cast at the special meeting and the sale of all shares of the common stock within 24 months following approval of the plan of conversion by the members. If these conditions are not satisfied, the plan of conversion will be terminated and we will continue our business in the mutual form of organization. The plan of conversion may be terminated by the boards of directors of the Bank and Bancorp at any time prior to the special meeting and, with the approval of the DFI, by such boards of directors at any time thereafter. Furthermore, the plan of conversion requires that Bancorp complete the sale of common stock within 45 days after the close of the Subscription Offering. Bancorp and the Bank may extend this time period if necessary, but no assurance can be given that an extension would be undertaken. See "-- Offering of Bancorp Common Stock."


              RESTRICTIONS ON ACQUISITION OF THIRD CENTURY BANCORP

General

     Although the boards of directors of the Bank and Bancorp are not aware of any effort that might be made to obtain control of Bancorp after the conversion, the boards of directors believe that it is appropriate to include certain provisions in Bancorp's articles of incorporation to protect the interests of Bancorp and its shareholders from unsolicited changes in the control of Bancorp in circumstances that the board of directors of Bancorp concludes will not be in the best interests of the Bank, Bancorp or Bancorp's shareholders.

     Although Bancorp's board of directors believes that the restrictions on acquisition described below are beneficial to shareholders, the provisions may have the effect of rendering Bancorp less attractive to potential acquirors, thereby discouraging future takeover attempts that would not be approved by the board of directors but that certain shareholders might deem to be in their best interest or pursuant to which shareholders might receive a substantial premium for their shares over then current market prices. These provisions also will render the removal of the incumbent board of directors and of management more difficult. The board of directors has, however, concluded that the potential benefits of these restrictive provisions outweigh the possible disadvantages.

     The following general discussion contains a summary of the material provisions of Bancorp's the articles of incorporation and Code of By-Laws and certain other regulatory provisions, that may be deemed to have an effect of delaying, deferring or preventing a change in the control of Bancorp. The following description of certain of these provisions is general and not necessarily complete, and with respect to provisions contained in the articles of incorporation and by-laws, reference should be made in each case to the document in question, each of which is part of our application for approval of the conversion and Bancorp's Registration Statement filed with the Securities and Exchange Commission. See "Additional Information."


Provisions of Bancorp's Articles of Incorporation and By-Laws

     Directors. Certain provisions in the articles of incorporation and by-laws will impede changes in majority control of the board of directors of Bancorp. The articles of incorporation provide that the board of directors of Bancorp will be divided into three classes, with directors in each class elected for three-year staggered terms. The Indiana Business Corporation Law provides, however, that the terms of initial directors of a corporation expire at the first shareholders' meeting at which directors are elected even if the corporation's articles of incorporation provide for a classified board. Therefore, at the first shareholders' meeting, shareholders will be voting on the election of the five director nominees to serve terms ranging from one to three years. After that first shareholders' meeting, it would take two annual elections to replace a majority of Bancorp's board. Moreover, our by-laws provide that our directors must be residents of Johnson County or Bartholomew County in Indiana, must have had a loan or deposit relationship with us which they have maintained for nine (9) months prior to their nomination to the board (or in the case of existing directors, prior to March 16, 2004), and, if nonemployee directors, must have served as a member of a civic or community organization based in Johnson County, Indiana for at least twelve months during the five years prior to their nomination to the board. Our board may waive one or more of these requirements for new members appointed to the board in connection with our acquisition of another financial institution or the acquisition or opening of a new branch by the Bank. Therefore, the ability of a shareholder to attract qualified nominees to oppose persons nominated by the board of directors may be limited.

     The articles of incorporation also provide that the size of the board of directors shall range between five and fifteen directors, with the exact number of directors to be fixed from time to time exclusively by the board of directors pursuant to a resolution adopted by a majority of the total number of directors of Bancorp.

     The articles of incorporation provide that any vacancy occurring in the board of directors, including a vacancy created by an increase in the number of directors, shall be filled for the remainder of the unexpired term only by a majority vote of the directors then in office. Finally, the by-laws impose certain notice and information requirements in connection with the nomination by shareholders of candidates for election to the board of directors or the proposal by shareholders of business to be acted upon at an annual meeting of shareholders.

     The articles of incorporation provide that a director or the entire board of directors may be removed only for cause and only by the affirmative vote of at least 80% of the shares eligible to vote generally in the election of directors.

     Restrictions on Call of Special Meetings. The articles of incorporation provide that a special meeting of shareholders may be called only by the chairman of the board of Bancorp or pursuant to a resolution adopted by a majority of the total number of directors of Bancorp. Shareholders are not authorized to call a special meeting.

     No Cumulative Voting. The articles of incorporation provide that there shall be no cumulative voting rights in the election of directors.

     Authorization of Preferred Stock. The articles of incorporation authorize 2,000,000 shares of preferred stock, without par value. Bancorp is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the designations, powers, preferences and relative participating, optional and other special rights of such shares, including voting rights (if any and which could be as a separate class) and conversion rights. In the event of a proposed merger, tender offer or other attempt to gain control of Bancorp not approved by the board of directors, it might be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of such a transaction. An effect of the possible issuance of preferred stock, therefore, may be to deter a future takeover attempt. The board of directors has no present plans or understandings for the issuance of any preferred stock and does not intend to issue any preferred stock except on terms which the board of directors deems to be in the best interests of Bancorp and its shareholders.

     Limitations on 10% Shareholders. The articles of incorporation provide that: (i) no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of equity security of Bancorp (provided that such limitation shall not apply to the acquisition of equity securities by any one or more tax-qualified employee stock benefit plans maintained by Bancorp, if the plan or plans beneficially own no more than 25% of any class of such equity security of Bancorp); and that (ii) shares beneficially owned in violation of the stock ownership restriction described above shall not be entitled to vote and shall not be voted by any person or counted as voting stock in connection with any matter submitted to a vote of shareholders. For these purposes, a person (including management) who has obtained the right to vote shares of the common stock pursuant to revocable proxies shall not be deemed to be the "beneficial owner" of those shares if that person is not otherwise deemed to be a beneficial owner of those shares.

     Evaluation of Offers. The articles of incorporation of Bancorp provide that the board of directors of Bancorp, when determining to take or refrain from taking corporate action on any matter, including making or declining to make any recommendation to Bancorp's shareholders, may, in connection with the exercise of its judgment in determining what is in the best interest of Bancorp, the Bank and the shareholders of Bancorp, give due consideration to all relevant factors, including, without limitation, the social and economic effects of acceptance of such offer on Bancorp's customers and the Bank's present and future account holders, borrowers, employees and suppliers; the effect on the communities in which Bancorp and the Bank operate or are located; and the effect on the ability of Bancorp to fulfill the objectives of a holding company and of the Bank or future financial institution subsidiaries to fulfill the objectives of a financial institution under applicable statutes and regulations. The articles of incorporation of Bancorp also authorize the board of directors to take certain actions to encourage a person to negotiate for a change of control of Bancorp or to oppose such a transaction deemed undesirable by the board of directors including the adoption of so-called shareholder rights plans. By having these standards and provisions in the articles of incorporation of Bancorp, the board of directors may be in a stronger position to oppose such a transaction if the board concludes that the transaction would not be in the best interest of Bancorp, even if the price offered is significantly greater than the then market price of any equity security of Bancorp.

     Procedures for Certain Business Combinations. The articles of incorporation require that certain business combinations between Bancorp (or any majority-owned subsidiary thereof) and a 10% or greater shareholder either be approved (i) by at least 80% of the total number of outstanding voting shares of Bancorp or (ii) by a majority of certain directors unaffiliated with such 10% or greater shareholder or involve consideration per share generally equal to the higher of (A) the highest amount paid by such 10% shareholder or its affiliates in acquiring any shares of the common stock or (B) the "Fair Market Value" (generally, the highest closing bid paid for the common stock during the thirty days preceding the date of the announcement of the proposed business combination or on the date the 10% or greater shareholder became such, whichever is higher).

     Amendments to Articles of Incorporation and Bylaws. Amendments to the articles of incorporation must be approved by a majority vote of Bancorp's board of directors and also by a majority of the outstanding shares of Bancorp's voting shares; provided, however, that approval by at least 80% of the outstanding voting shares is required for certain provisions (i.e., provisions relating to number, classification, and removal of directors; provisions relating to the manner of amending the by-laws; call of special shareholder meetings; criteria for evaluating certain offers; certain business combinations; and amendments to provisions relating to the foregoing). The provisions concerning limitations on the acquisition of shares may be amended only by an 80% vote of Bancorp's outstanding shares unless at least two-thirds of Bancorp's Continuing Directors (directors of Bancorp on March 16, 2004, or directors recommended for appointment or election by a majority of such directors) approve such amendments in advance of their submission to a vote of shareholders (in which case only a majority vote of shareholders is required).

     The by-laws may be amended only by a majority vote of the total number of directors of Bancorp.

     Purpose and Effects of the Anti-Takeover Provisions of Bancorp's Articles of Incorporation and By-Laws. Bancorp's board of directors believes that the provisions described above are prudent and will reduce Bancorp's vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by its board of directors. These provisions will also assist in the orderly deployment of the conversion proceeds into productive assets during the initial period after the conversion. The board of directors believes these provisions are in the best interest of the Bank and Bancorp and its shareholders. In the judgment of the board of directors, Bancorp's board of directors will be in the best position to determine the true value of Bancorp and to negotiate more effectively for what may be in the best interests of Bancorp and its shareholders. The board of directors believes that these provisions will encourage potential acquirors to negotiate directly with the board of directors of Bancorp and discourage hostile takeover attempts. It is also the view of the board of directors that these provisions should not discourage persons from proposing a merger or other transaction at prices reflecting the true value of Bancorp and which is in the best interests of all shareholders.

     Attempts to take over financial institutions and their holding companies have recently increased. Takeover attempts that have not been negotiated with and approved by the board of directors present to shareholders the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by the board of directors, on the other hand, can be carefully planned and undertaken at an opportune time to obtain maximum value for Bancorp and its shareholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of Bancorp's assets.

     An unsolicited takeover proposal can seriously disrupt the business and management of a corporation and cause it to undertake defensive measures at a great expense. Although a tender offer or other takeover attempt may be made at a price substantially above then current market prices, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, shareholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise which is under different management and whose objective may not be similar to that of the remaining shareholders. The concentration of control, which could result from a tender offer or other takeover attempt, could also deprive Bancorp's remaining shareholders of the benefits of certain protective provisions of the 1934 Act if the number of beneficial owners becomes less than 300 and Bancorp terminates its registration under the 1934 Act.

     Despite the belief of Bancorp's board of directors in the benefits to shareholders of the foregoing provisions, the provisions may also have the effect of discouraging future takeover attempts that would not be approved by the board of directors but that certain shareholders might deem to be in their best interest or pursuant to which shareholders might receive a substantial premium for their shares over then current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. These provisions will also render the removal of the incumbent board of directors and of management more difficult. The board of directors has, however, concluded that the potential benefits of these restrictive provisions outweigh the possible disadvantages.


Other Restrictions on Acquisition of Bancorp and the Bank

     State Law. Under Indiana law, no person can acquire effective control (including, without limitation, acquisition of 25% or more of its voting stock) of Bancorp or the Bank without prior approval of the DFI.

     Several provisions of the Indiana Business Corporation Law could also affect the acquisition of shares of the common stock or otherwise affect the control of Bancorp. Chapter 43 of the Indiana Business Corporation Law prohibits certain business combinations, including mergers, sales of assets, recapitalizations, and reverse stock splits, between corporations such as Bancorp (assuming that it has over 100 shareholders) and an interested shareholder, defined as the beneficial owner of 10% or more of the voting power of the outstanding voting shares, for five years following the date on which the shareholder obtained 10% ownership unless the acquisition was approved in advance of that date by the board of directors. If prior approval is not obtained, several price and procedural requirements must be met before the business combination can be completed. These requirements are similar to those contained in Bancorp's articles and described in " -- Provisions of Bancorp's Articles and By-Laws -- Procedures for Certain Business Combinations". In general, the price requirements contained in the Indiana Business Corporation Law may be more stringent than those imposed in Bancorp's articles. However, the procedural restraints imposed by Bancorp's articles are somewhat broader than those imposed by the Indiana Business Corporation Law. Also, the provisions of the Indiana Business Corporation Law may change at some future date, but the relevant provisions of Bancorp's articles may only be amended by an 80% vote of the shareholders of Bancorp.

     In addition, the Indiana Business Corporation Law contains provisions designed to assure that minority shareholders have some say in their future relationship with Indiana corporations in the event that a person made a tender offer for, or otherwise acquired, shares giving that person more than 20%, 33 1/3%, and 50% of the outstanding voting securities of corporations having 100 or more shareholders (the "Control Share Acquisitions Statute"). Under the Control Share Acquisitions Statute, if an acquiror purchases those shares at a time that the corporation is subject to the Control Share Acquisitions Statute, then until each class or series of shares entitled to vote separately on the proposal, by a majority of all votes entitled to be cast by that group (excluding shares held by officers of the corporation, by employees of the corporation who are directors thereof and by the acquiror), approves in a special or annual meeting the rights of the acquiror to vote the shares which take the acquiror over each level of ownership as stated in the statute, the acquiror cannot vote these shares. An Indiana corporation otherwise subject to the Control Share Acquisitions Statute may elect not to be covered by the statute by so providing in its Articles of Incorporation or By-Laws. Bancorp, however, will be subject to this statute following the conversion because of its desire to discourage non-negotiated hostile takeovers by third parties.

     The Indiana Business Corporation Law specifically authorizes Indiana corporations to issue options, warrants or rights for the purchase of shares or other securities of the corporation or any successor in interest of the corporation. These options, warrants or rights may, but need not be, issued to shareholders on a pro rata basis.

     The Indiana Business Corporation Law specifically authorizes directors, in considering the best interest of a corporation, to consider the effects of any action on shareholders, employees, suppliers, and customers of the corporation, and communities in which offices or other facilities of the corporation are located, and any other factors the directors consider pertinent. As described above, Bancorp's articles contain a provision having a similar effect. Under the Indiana Business Corporation Law, directors are not required to approve a proposed business combination or other corporate action if the directors determine in good faith that such approval is not in the best interest of the corporation. In addition, the Indiana Business Corporation Law states that directors are not required to redeem any rights under or render inapplicable a shareholder rights plan or to take or decline to take any other action solely because of the effect such action might have on a proposed change of control of the corporation or the amounts to be paid to shareholders upon such a change of control. The Indiana Business Corporation Law explicitly provides that the different or higher degree of scrutiny imposed in Delaware and certain other jurisdictions upon director actions taken in response to potential changes in control will not apply. The Delaware Supreme Court has held that defensive measures in response to a potential takeover must be "reasonable in relation to the threat posed."

     In taking or declining to take any action or in making any recommendation to a corporation's shareholders with respect to any matter, directors are authorized under the Indiana Business Corporation Law to consider both the short-term and long-term interests of the corporation as well as interests of other constituencies and other relevant factors. Any determination made with respect to the foregoing by a majority of the disinterested directors shall conclusively be presumed to be valid unless it can be demonstrated that such determination was not made in good faith.

     Because of the foregoing provisions of the Indiana Business Corporation Law, the Board will have flexibility in responding to unsolicited proposals to acquire Bancorp, and accordingly it may be more difficult for an acquiror to gain control of Bancorp in a transaction not approved by the Board.

     Federal Limitations. The Change in Bank Control Act provides that no "person," acting directly or indirectly, or through or in concert with one or more persons, other than a company, may acquire control of a bank or of a bank holding company unless at least 60 days' prior written notice is given to the Federal Reserve Board and the Federal Reserve Board has not objected to the proposed acquisition.

     The Bank Holding Company Act also prohibits any "company," directly or indirectly or acting in concert with one or more other persons, or through one or more subsidiaries or transactions, from acquiring control of an insured institution without the prior approval of the Federal Reserve Board. In addition, any company that acquires such control becomes a "bank holding company" subject to registration, examination and regulation as a bank holding company by the Federal Reserve Board.

     The term "control" for purposes of the Change in Bank Control Act and the Bank Holding Company Act includes the power, directly or indirectly, to vote more than 25% of any class of voting stock of the insured institution or to control, in any manner, the election of a majority of the directors of the insured institution. It also includes a determination by the Federal Reserve Board that such company or person has the power, directly or indirectly, to exercise a controlling influence over or to direct the management or policies of the insured institution.

     Federal Reserve Board regulations also set forth certain "rebuttable control determinations" which arise upon (a) the acquisition of any voting securities of a state member bank or bank holding company if, after the transaction, the acquiring person (or persons acting in concert) owns, controls, or holds with power to vote 25 percent or more of any class of voting securities of the institution; or (b) the acquisition of any voting securities of a state member bank or bank holding company if, after the transaction, the acquiring person (or persons acting in concert) owns, controls, or holds with power to vote 10 percent or more (but less than 25 percent) of any class of voting securities of the institution, and if (i) the institution has registered securities under Section 12 of the 1934 Act or (ii) no other person will own a greater percentage of that class of voting securities immediately after the transaction.

     The regulations also specify the criteria which the Federal Reserve Board uses to evaluate control applications. The Federal Reserve Board is empowered to disapprove an acquisition of control if it finds, among other things, that (i) the acquisition would substantially lessen competition, (ii) the financial condition of the acquiring person might jeopardize the institution or its depositors, or (iii) the competency, experience, or integrity of the acquiring person indicates that it would not be in the interest of the depositors, the institution, or the public to permit the acquisition of control by such person.


                          DESCRIPTION OF CAPITAL STOCK

     Bancorp is authorized to issue 20,000,000 shares of Bancorp common stock, without par value, all of which have identical rights and preferences, and 2,000,000 shares of preferred stock, without par value. Bancorp expects to issue up to 14,375,000 shares of common stock and no shares of preferred stock in the conversion. Bancorp has received an opinion of its counsel that the shares of common stock issued in the conversion will be validly issued, fully paid, and not liable for further call or assessment. This opinion was filed with the Securities and Exchange Commission as an exhibit to Bancorp's Registration Statement under the 1933 Act. The following sets forth the material aspects of the common stock.

     Shareholders of Bancorp will have no preemptive rights to acquire additional shares of Bancorp common stock that may be subsequently issued. The common stock will represent nonwithdrawable capital, will not be of an insurable type and will not be federally insured by the Federal Deposit Insurance Corporation or any government entity.

     Under Indiana law, the holders of the common stock will possess exclusive voting power in Bancorp, unless preferred stock is issued and voting rights are granted to the holders thereof. Each shareholder will be entitled to one vote for each share held on all matters voted upon by shareholders, subject to the limitations discussed under the caption "Restrictions on Acquisition of Third Century Bancorp." Shareholders may not cumulate their votes in the election of the board of directors. Holders of common stock will be entitled to payment of dividends as may be declared from to time by Bancorp's board of directors.

     In the unlikely event of the liquidation or dissolution of the Bank and Bancorp, the holders of the common stock will be entitled to receive, after payment or provision for payment of all debts and liabilities of Bancorp (including all deposits in the Bank and accrued liabilities thereon) and after payment of the liquidation account established in the conversion for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue their deposit accounts at the Bank, all assets of Bancorp available for distribution, in cash or in kind. See "The Conversion -- Principal Effects of Conversion -- Effect on Liquidation Rights." If preferred stock is issued subsequent to the conversion, the holders thereof may have a priority over the holders of common stock in the event of liquidation or dissolution.

     The board of directors of Bancorp will be authorized to issue preferred stock in series and to fix and state the voting powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. Preferred stock may rank prior to the common stock as to dividend rights, liquidation preferences, or both, and may have full or limited voting rights. The holders of preferred stock will be entitled to vote as a separate class or series under certain circumstances, regardless of any other voting rights which such holders may have.

     Except as discussed elsewhere herein, Bancorp has no specific plans for the issuance of the additional authorized shares of common stock or for the issuance of any shares of preferred stock. In the future, the authorized but unissued and unreserved shares of common stock will be available for general corporate purposes including, but not limited to, possible issuance as stock dividends or stock splits, in future mergers or acquisitions, under a cash dividend reinvestment and stock purchase plan, or in future underwritten or other public or private offerings. The authorized but unissued shares of preferred stock will similarly be available for issuance in future mergers or acquisitions, in future underwritten public offerings or private placements or for other general corporate purposes. Except as described above or as otherwise required to approve the transaction in which the additional authorized shares of common stock or authorized shares of preferred stock would be issued, no shareholder approval will be required for the issuance of these shares. Accordingly, Bancorp's board of directors without shareholder approval can issue preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of common stock.

     The offering and sale of common stock in the conversion will be registered under the 1933 Act. The subsequent sale or transfer of common stock is governed by the 1933 Act, which requires that sales or exchanges of subject securities be made pursuant to an effective registration statement or qualified for an exemption from registration requirements of the 1933 Act. Similarly, the securities laws of the various states also require generally the registration of shares offered for sale unless there is an applicable exemption from registration.

     Bancorp, as a newly organized corporation, has never issued capital stock, and, accordingly, there is no market for the common stock. See "Market for the Common Stock" and "Restrictions on Acquisition of Third Century Bancorp -- Provisions of Bancorp's Articles and By-Laws" for a description of certain provisions of Bancorp's Articles and By-Laws that may affect the ability of Bancorp's shareholders to participate in certain transactions relating to acquisitions of control of Bancorp. Also, see "Dividend Policy" for a description of certain matters relating to the possible future payment of dividends on the common stock.


                                 TRANSFER AGENT


     ____________________________________   will  act  as  transfer   agent  and
registrar for the common stock. _________'s phone number is (___)______________.


                            REGISTRATION REQUIREMENTS

     Upon the conversion,  Bancorp's common stock will be registered pursuant to
Section 12(g) of the 1934 Act and will not be deregistered for a period of at least three years following the conversion. As a result of the registration under the 1934 Act, certain holders of common stock will be subject to certain reporting and other requirements imposed by the 1934 Act. For example, beneficial owners of more than 5% of the outstanding common stock will be required to file reports pursuant to Section 13(d) or Section 13(g) of the 1934 Act, and officers, directors and 10% shareholders of Bancorp will generally be subject to reporting requirements of Section 16(a) and to the liability provisions for profits derived from purchases and sales of Bancorp common stock occurring within a six-month period pursuant to Section 16(b) of the 1934 Act. In addition, certain transactions in common stock, such as proxy solicitations and tender offers, will be subject to the disclosure and filing requirements imposed by Section 14 of the 1934 Act and the regulations promulgated thereunder.


                              LEGAL AND TAX MATTERS

     Barnes & Thornburg LLP, 11 South Meridian Street, Indianapolis, Indiana 46204, special counsel to the Bank, will pass upon the legality and validity of the shares of common stock being issued in the conversion. Barnes & Thornburg LLP has issued an opinion concerning certain federal and state income tax aspects of the conversion and that the conversion, as proposed, constitutes a tax-free reorganization under federal and Indiana law. Barnes & Thornburg LLP has consented to the references herein to their opinions. Certain legal matters related to this offering will be passed upon for Keefe, Bruyette & Woods, Inc., by Luse Gorman Pomerenk & Schick, P.C., 5335 Wisconsin Ave., N.W., Suite 400, Washington, D.C. 20015.


                                     EXPERTS

     Our consolidated financial statements at December 31, 2003, appearing in this Prospectus and the Registration Statement have been audited by BKD, LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     Our consolidated financial statements at December 31, 2002, appearing in this Prospectus and Registration Statement have been audited by Woodbury & Company, LLC, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     Keller & Company has consented to the publication of the summary herein of its appraisal report as to the estimated pro forma market value of the common stock of Bancorp to be issued in the conversion, to the reference to its opinion relating to the value of the subscription rights, and to the filing of the appraisal report as an exhibit to the registration statement filed by Third Century Bancorp under the 1933 Act.


                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

     On May 27, 2003, the Bank engaged the accounting firm of BKD, LLP to examine the consolidated financial statements of the Bank as of and for the year ended December 31, 2003. This action was taken following a recommendation of the Bank's Audit Committee to the board of directors to take such action and the approval of the change in auditors by the board of directors. Woodbury & Company, LLC, which had acted as the independent public accountant for the Bank since 1975 and audited its consolidated financial statements as of and for the one-year period ended December 31, 3002, was notified of the Bank's decision.

     The audit reports issued by Woodbury & Company, LLC, with respect to the Bank's consolidated financial statements as of and for the year ended December 31, 2002, did not contain an adverse opinion or disclaimer of opinion, and were not qualified as to uncertainty, audit scope or accounting principles. During the year ended December 31, 2002 (and any subsequent interim period), there had been no disagreements between the Bank and Woodbury & Company, LLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Woodbury & Company, LLC would have caused it to make a reference to the subject matter of the disagreement in connection with its audit report. Moreover, none of the events listed in Item 304(a)(1)(iv)(B) of Regulation S-B occurred during the year ended December 31, 2002, or any subsequent interim period.

     Prior to its engagement, BKD, LLP had not been consulted by the Bank as to the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on the Bank's financial statements.


                             ADDITIONAL INFORMATION

     Third Century Bancorp has filed with the Securities and Exchange Commission a registration statement under the 1933 Act with respect to the common stock offered by this Prospectus. As permitted by the rules and regulations of the Securities and Exchange Commission, this Prospectus does not contain all the information set forth in the registration statement. Such information can be inspected and copied at the Securities and Exchange Commission's public reference facilities located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Securities and Exchange Commission's Regional Offices in New York (233 Broadway, New York, New York 10279) and Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511) and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. This information can also be found on the Securities and Exchange Commission's website, located at www.sec.gov.

     Third Century Bancorp has also filed with the Federal Reserve Bank of Chicago an Application to Form a Third Century Bancorp on Form FR Y-3. This Prospectus omits certain information contained in such Application. The Application may be inspected at the offices at the Federal Reserve Board of Chicago, 230 South LaSalle Street, Chicago, Illinois 60604-1413.

     Mutual Savings Bank has filed with the Indiana Department of Financial Institutions an Application to Convert to an Indiana stock savings bank. This Prospectus omits certain information contained in such Application. The Application may be inspected at the offices of the Indiana Department of Financial Institutions, 402 West Washington Street, Room W-066, Indianapolis, Indiana 46204.

                               Mutual Savings Bank

            Accountants' Report and Consolidated Financial Statements

                           December 31, 2003 and 2002

                               Mutual Savings Bank

                           December 31, 2003 and 2002

Contents
   Independent Accountants' Reports .......               F-3
   Consolidated Financial Statements.......
      Balance Sheets ......................               F-5
      Statements of Income ................               F-6
      Statements of Equity Capital ........               F-7
      Statements of Cash Flows ............               F-8
      Notes to Financial Statements .......               F-9

                         Independent Accountants' Report



Board of Directors
Mutual Savings Bank
Franklin, Indiana

     We have audited the accompanying consolidated balance sheet of Mutual Savings Bank as of December 31, 2003, and the related consolidated statements of income, equity capital and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The financial statements of Mutual Savings Bank as of and for the year ended December 31, 2002, were audited by other accountants whose report dated February 18, 2003, expressed an unqualified opinion on those statements.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the 2003 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mutual Savings Bank as of December 31, 2003, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.



/s/ BKD, LLP

Indianapolis, Indiana
January 16, 2004, except for Note 15
   as to which the date is February 12, 2004

                          Independent Auditor's Report



Board of Directors
Mutual Savings Bank
80 East Jefferson Street
Franklin, Indiana  46131

     We have audited the accompanying statement of financial condition of Mutual Savings Bank as of December 31, 2002 and 2001, and the related statements of income, retained earnings, and cash flows, for the years then ended. These financial statements are the responsibility of the bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly in all material respects the financial position of Mutual Savings Bank as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


/s/ Woodbury & Company, LLC

February 18, 2003
Franklin, Indiana

                                          Mutual Savings Bank

                                       Consolidated Balance Sheets
                                        December 31, 2003 and 2002


                                                                                   2003              2002
                                                                              -------------------------------

Assets
   Cash and due from banks .............................................      $    779,294       $    790,371
   Interest-bearing demand deposits ....................................         3,959,471          6,395,793
                                                                              -------------------------------
      Cash and cash equivalents ........................................         4,738,765          7,186,164
   Held-to-maturity securities .........................................           688,609          6,124,409
   Loans, net of allowance for loan losses of $1,054,766 and
      $884,185 at December 31, 2003 and 2002 ...........................        96,955,033         79,336,025
   Premises and equipment ..............................................         2,081,815          2,176,841
   Federal Home Loan Bank stock ........................................           975,000            550,000
   Interest receivable .................................................           463,551            524,573
   Other ...............................................................           658,507            611,398
                                                                              -------------------------------
        Total assets ...................................................      $106,561,280       $ 96,509,410
                                                                              ===============================

Liabilities and Equity Capital
   Liabilities
      Deposits
         Demand ........................................................      $  6,989,144       $  4,797,990
         Savings, NOW and money market .................................        35,779,346         37,606,054
         Time ..........................................................        35,939,575         35,722,914
                                                                              -------------------------------
            Total deposits .............................................        78,708,065         78,126,958
      Federal Home Loan Bank advances ..................................        19,500,000         10,500,000
      Interest payable and other liabilities ...........................           313,010            337,038
                                                                              -------------------------------
             Total liabilities .........................................        98,521,075         88,963,996

Commitments and Contingencies

Equity Capital-- retained earnings .....................................         8,040,205          7,545,414
                                                                              -------------------------------
             Total liabilities and equity capital ......................      $106,561,280       $ 96,509,410
                                                                              ===============================


See Notes to Consolidated Financial Statements


                                Mutual Savings Bank

                           Consolidated Statements of Income
                        Years Ended December 31, 2003 and 2002

                                                            2003              2002
                                                         ----------------------------

Interest and Dividend Income
   Loans ..........................................      $5,877,351        $5,511,815
   Securities .....................................          62,047           196,681
   Dividends on Federal Home Loan Bank stock ......          35,647            33,343
   Deposits with financial institutions ...........          36,677            98,775
                                                         ----------------------------
      Total interest and dividend income ..........       6,011,722         5,840,614
                                                         ----------------------------

Interest Expense
   Deposits .......................................       1,346,831         1,980,287
   Federal Home Loan Bank advances ................         607,125           277,040
                                                         ----------------------------
      Total interest expense ......................       1,953,956         2,257,327
                                                         ----------------------------

Net Interest Income ...............................       4,057,766         3,583,287

Provision for Loan Losses .........................         200,000           140,000
                                                         ----------------------------

Net Interest Income After Provision for Loan Losses       3,857,766         3,443,287
                                                         ----------------------------

Noninterest Income
   Fiduciary activities ...........................          80,772           126,183
   Service charges on deposits accounts ...........         204,004           177,735
   Other service charges and fees .................         223,005           233,386
   Net gains on loan sales ........................          72,363            48,516
   Merchant processing ............................         100,851            83,045
   Loan servicing fees ............................          23,581            49,027
   Other ..........................................          19,251            24,222
                                                         ----------------------------
       Total noninterest income ...................         723,827           742,114
                                                         ----------------------------

Noninterest Expense
   Salaries and employee benefits .................       2,122,203         1,787,961
   Net occupancy expense ..........................         349,581           310,740
   Equipment expense ..............................          72,896            55,089
   Data processing fees ...........................         344,803           288,606
   Conversion expense .............................         117,038                --
   Professional fees ..............................          62,119            51,046
   Directors' fees ................................          89,500            82,413
   Bank charges ...................................         144,195           152,168
   Merchant processing ............................          80,789            72,501
   Other ..........................................         372,868           372,696
                                                         ----------------------------
      Total noninterest expense ...................       3,755,992         3,173,220
                                                         ----------------------------

Income Before Income Tax ..........................         825,601         1,012,181

Provision for Income Taxes ........................         330,810           401,885
                                                         ----------------------------
Net Income ........................................      $  494,791        $  610,296
                                                         ============================


See Notes to Consolidated Financial Statements


                               Mutual Savings Bank

                    Consolidated Statements of Equity Capital
                     Years Ended December 31, 2003 and 2002



                                                           Retained
                                                           Earnings
                                                          ----------
Balance, January 1, 2002 ...........................      $6,935,118
    Net income .....................................         610,296
                                                          ----------

Balance, December 31, 2002 .........................       7,545,414
    Net income .....................................         494,791
                                                          ----------

Balance, December 31, 2003 .........................      $8,040,205
                                                          ==========






See Notes to Consolidated Financial Statements



                               Mutual Savings Bank

                      Consolidated Statements of Cash Flows
                     Years Ended December 31, 2003 and 2002



                                                                             2003                  2002
                                                                         ----------------------------------

Operating Activities
   Net income ............................................               $    494,791          $    610,296
   Items not requiring (providing) cash
      Depreciation and amortization ......................                    168,947               144,951
      Provision for loan losses ..........................                    200,000               140,000
      Amortization of premiums and discounts on securities                    109,504               (87,108)
      Deferred income taxes ..............................                    (61,000)              (28,520)
   Loans originated for sale .............................                 (4,408,723)           (6,513,017)
   Sale of loans .........................................                  4,481,086             6,561,533
   Gains on sales of loans ...............................                    (72,363)              (48,516)
   Changes in
      Interest receivable ................................                     61,022                (8,304)
      Other assets .......................................                     13,891               101,604
      Interest payable and other liabilities .............                    (65,271)             (143,318)
                                                                         ----------------------------------
         Net cash provided by operating activities .......                    921,884               729,601
                                                                         ----------------------------------

Investing Activities
   Purchases of held to-maturity securities ..............                   (711,006)          (12,373,207)
   Proceeds from maturities of held-to-maturity securities                  6,037,302             6,335,906
   Net change in loans ...................................                (17,819,008)           (5,982,152)
   Purchase of premises and equipment ....................                    (73,921)             (494,308)
   Purchase of Federal Home Loan Bank stock ..............                   (425,000)                   --
                                                                         ----------------------------------
       Net cash used in investing activities .............                (12,991,633)          (12,513,761)
                                                                         ----------------------------------

Financing Activities
   Net increase in demand deposits, money market, NOW
      and savings accounts ...............................                    364,446             2,315,077
   Net increase (decrease) in certificates of deposit ....                    216,661            (2,928,743)
   Proceeds from Federal Home Loan Bank advances .........                 12,000,000             6,500,000
   Repayment of Federal Home Loan Bank advances ..........                 (3,000,000)           (1,000,000)
   Net increase in advances from borrowers for taxes
      and insurance ......................................                     41,243                18,559
                                                                         ----------------------------------
         Net cash provided by financing activities .......                  9,622,350             4,904,893
                                                                         ----------------------------------

Decrease in Cash and Cash Equivalents ....................                 (2,447,399)           (6,879,267)

Cash and Cash Equivalents, Beginning of Year .............                  7,186,164            14,065,431
                                                                         ----------------------------------

Cash and Cash Equivalents, End of Year ...................               $  4,738,765          $  7,186,164
                                                                         ==================================

Supplemental Cash Flows Information
   Interest paid .........................................               $  1,977,285          $  2,345,234
   Income taxes paid (net of refunds) ....................                    377,500               265,500


See Notes to Consolidated Financial Statements


                               Mutual Savings Bank

                   Notes to Consolidated Financial Statements
                           December 31, 2003 and 2002

Note 1: Nature of Operations and Summary of Significant Accounting Policies

     Nature of Operations

          Mutual Savings Bank (Bank) is primarily engaged in providing a full range of banking and financial services to individual and corporate customers in Johnson County and surrounding counties. The Bank is subject to competition from other financial institutions. The Bank is subject to the regulation of certain federal and state agencies and undergoes periodic examinations by those regulatory authorities. The Bank is a 100 percent owner of Mutual Financial Services, Inc. (Financial), a service corporation providing insurance services for the customers of the Bank.


     Principles of Consolidation

          The consolidated financial statements include the accounts of the Bank and Financial. All significant intercompany accounts and transactions have been eliminated in consolidation.


     Use of Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses. In connection with the determination of the allowance for loan losses, management obtains independent appraisals for significant properties.


     Cash Equivalents

          The Bank considers all liquid investments with original maturities of three months or less to be cash equivalents.


     Securities

          Held-to-maturity securities, which include any security for which the Bank has the positive intent and ability to hold until maturity, are carried at historical cost adjusted for amortization of premiums and accretion of discounts.

          Amortization of premiums and accretion of discounts are recorded as interest income from securities. Realized gains and losses are recorded as net security gains (losses). Gains and losses on sales of securities are determined on the specific-identification method.


     Loans Held for Sale

          Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or fair value in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income.


     Loans

          Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding principal balances adjusted for any charge-offs, the allowance for loan losses, any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans. Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the loan term. Generally, loans are placed on non-accrual status at ninety days past due and interest is considered a loss, unless the loan is well-secured and in the process of collection.

          Discounts and premiums on purchased residential real estate loans are amortized to income using the interest method over the remaining period to contractual maturity, adjusted for anticipated prepayments. Discounts and premiums on purchased consumer loans are recognized over the expected lives of the loans using methods that approximate the interest method.


     Allowance for Loan Losses

          The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to income. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

          The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

          A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price or the fair value of the collateral if the loan is collateral dependent.

          Large groups of smaller balance homogenous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and residential loans for impairment measurements.


     Premises and Equipment

          Depreciable assets are stated at cost less accumulated depreciation. Depreciation is charged to expense using the straight-line and accelerated methods over the estimated useful lives of the assets.


     Federal Home Loan Bank Stock

          Federal Home Loan Bank stock is a required investment for institutions that are members of the Federal Home Loan Bank system. The required investment in the common stock is based on a predetermined formula.


     Income Taxes

          Deferred tax assets and liabilities are recognized for the tax effects of differences between the financial statement and tax bases of assets and liabilities. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.


     Reclassifications

          Certain reclassifications have been made to the 2002 financial statements to conform to the 2003 financial statement presentation. These reclassifications had no effect on net income.

Note 2: Securities

          The amortized cost and approximate fair values of held-to-maturity securities are as follows:




                                                             Gross           Gross
                                            Amortized     Unrealized      Unrealized      Approximate
                                              Cost           Gains          Losses        Fair Value
                                           ----------------------------------------------------------

December 31, 2003:
   U. S. Government agencies .....         $  201,365       $   513         $    --        $  201,878
   Corporate obligations .........            487,244           337              --           487,581
                                           ----------------------------------------------------------
                                           $  688,609       $   850         $    --        $  689,459
                                           ==========================================================

December 31, 2002:
   U. S. Government agencies .....         $2,902,365       $22,300         $    --        $2,924,665
   Mortgage-backed securities ....          1,712,715            --          13,891         1,698,824
   State and political subdivision            600,000         4,458              --           604,458
   Corporate obligations .........            909,329         2,085              --           911,414
                                           ----------------------------------------------------------
                                           $6,124,409       $28,843         $13,891        $6,139,361
                                           ==========================================================


          At December 31, 2003, all securities mature within one year. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.


Note 3: Loans and Allowance for Loan Losses

          Categories of loans at December 31, include:

                                                        2003           2002
                                                     ---------------------------
Residential real estate
   One- to four-family residential ..............    $56,132,745     $41,011,083
   Multi-family residential .....................        362,509         386,079
   Construction and land development ............      7,236,399       4,768,230
Commercial ......................................     24,993,360      25,024,673
Consumer and other ..............................      9,327,126       9,070,296
                                                     ---------------------------
   Total loans ..................................     98,052,139      80,260,361

Less
   Net deferred loan fees, premiums and discounts         42,340          40,151
   Allowance for loan losses ....................      1,054,766         884,185
                                                     ---------------------------
       Net loans ................................    $96,955,033     $79,336,025
                                                     ===========================


Activity in the allowance for loan losses was as follows:

                                                         2003            2002
                                                     --------------------------
Balance, beginning of year ........................  $  884,185        $771,548
Provision charged to expense ......................     200,000         140,000
Losses charged off, net of recoveries of $2,202 for
   2003 and $24,557 for 2002 ......................     (29,419)        (27,363)
                                                     --------------------------
Balance, end of year ..............................  $1,054,766        $884,185
                                                     ==========================

Impaired loans totaled $359,350 at December 31, 2003. An allowance for loan losses of $55,578 was recorded on impaired loans at December 31, 2003. There were no impaired loans at December 31, 2002.

Interest of $14,600 was recognized on average impaired loans of $378,000 for 2003. Interest of $14,600 was recognized on impaired loans on a cash basis during 2003.

Non-accruing loans at December 31, 2003 and 2002 were $429,000 and $62,000, respectively.



Note 4: Premises and Equipment


          Major classifications of premises and equipment, stated at cost, are as follows:

                                           2003                 2002
                                       --------------------------------

Land .........................         $   205,295          $   205,295
Buildings and improvements ...           2,247,596            2,250,895
Equipment ....................             914,785              854,539
                                       --------------------------------
                                         3,367,676            3,310,729
Less accumulated depreciation           (1,285,861)          (1,133,888)
                                       --------------------------------

    Net premises and equipment         $ 2,081,815          $ 2,176,841
                                       ================================

Note 5: Loan Servicing

          Mortgage   loans   serviced   for  others  are  not  included  in  the
          accompanying consolidated balance sheets. The unpaid principal balances of mortgage loans serviced for others was $10,962,000 and $15,509,000 at December 31, 2003 and 2002, respectively.



Note 6: Interest-Bearing Deposits

          Interest-bearing deposits in denominations of $100,000 or more were $6,841,000 on December 31, 2003, and $6,705,000 on December 31, 2002.

          At December 31, 2003, the scheduled maturities of time deposits are as follows:

          2004 ..................................   $22,995,668
          2005 ..................................     9,065,216
          2006 ..................................     1,659,449
          2007 ..................................     1,159,704
          2008 ..................................     1,059,538
                                                    -----------
                                                    $35,939,575
                                                    ===========


Note 7: Federal Home Loan Bank Advances

          The Federal Home Loan Bank advances are secured by mortgage loans totaling $57,311,000 and $42,597,000 at December 31, 2003 and 2002.
          Advances at December 31, 2003, at interest  rates ranging from 1.11 to
          5.96 percent are subject to restrictions or penalties in the event of prepayment.

          Aggregate annual maturities of the advances at December 31, 2003, are:

          2004 ..................................       $ 3,000,000
          2005 ..................................         2,000,000
          2006 ..................................         2,000,000
          2007 ..................................         3,000,000
          2008 ..................................         2,000,000
          Thereafter ..................................   7,500,000
                                                        -----------
                                                        $19,500,000
                                                        ===========


Note 8: Income Taxes

          The provision for income taxes includes these components:

                                       2003            2002
                                     ------------------------
Taxes currently payable
   Federal ..................        $306,241        $333,379
   State ....................          85,569          97,026
Deferred income taxes payable
   Federal ..................         (50,000)        (19,908)
   State ....................         (11,000)         (8,612)
                                     ------------------------
      Income tax expense ....        $330,810        $401,885
                                     ========================

A reconciliation of income tax expense at the statutory rate to the Bank's actual income tax expense is shown below:

                                              2003             2002
                                            -------------------------
Computed at the statutory rate (34%)        $301,440         $344,140
Increase (decrease) resulting from
   State income taxes ..............          49,215           58,353
   Other ...........................         (19,845)            (608)
                                            -------------------------
      Actual tax expense ...........        $330,810         $401,885
                                            =========================




The tax effects of temporary differences related to deferred taxes shown on the balance sheets were:


                                          2003            2002
                                        ------------------------
    Deferred tax assets
      Allowance for loan losses         $447,738        $382,674
      Deferred compensation ....           3,219           3,223
      Other ....................          11,556           3,035
                                        ------------------------
                                         462,513         388,932
                                        ------------------------
    Deferred tax liabilities
      Depreciation .............          75,832          88,911
      FHLB stock dividend ......          11,504              --
      Other ....................          14,156              --
                                        ------------------------
                                         101,492          88,911
                                        ------------------------
          Net deferred tax asset        $361,021        $300,021
                                        ========================

          Retained earnings at December 31, 2003 and 2002, includes approximately $1,038,000 for which no deferred federal income tax liability has been recognized. These amounts represent an allocation of income to bad debt deductions for tax purposes only. Reduction of amounts so allocated for purposes other than tax bad debt losses or adjustments arising from carryback of net operating losses would create income for tax purposes only, which would be subject to the then-current corporate income tax rate. The deferred income tax liabilities on the preceding amounts that would have been recorded if they were expected to reverse into taxable income in the foreseeable future were approximately $353,000 at December 31, 2003 and 2002.


Note 9: Regulatory Matters

          The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

          Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below). Management believes, as of December 31, 2003 and 2002, that the Bank meets all capital adequacy requirements to which it is subject.

          As of December 31, 2003, the most recent notification categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.

          The Bank's actual capital amounts and ratios are also presented in the table.

                                                                    For Capital        To Be Well Capitalized
                                                                     Adequacy          Under Prompt Corrective
                                                Actual               Purposes            Action Provisions
                                        -----------------------------------------------------------------------
                                          Amount      Ratio      Amount      Ratio       Amount       Ratio
                                        -----------------------------------------------------------------------

As of December 31, 2003
   Total risk-based capital
      (to risk-weighted assets)         $8,991,000    11.8%    $6,076,000     8.0%      $    7,596    10.0%
   Tier I capital
      (to risk-weighted assets)          8,040,000    10.6      3,038,000     4.0        4,557,000     6.0
   Tier I capital
      (to adjusted total assets)         8,040,000     7.5      4,274,000     4.0        5,343,000     5.0


As of December 31, 2002

   Total risk-based capital
        (to risk-weighted assets)       $8,379,000    12.6%    $5,047,000     8.0%      $6,667,000    10.0%
   Tier I capital
        (to risk-weighted assets)        7,545,000    11.3      2,667,000     4.0        4,000,000     6.0
   Tier I capital
        (to adjusted total assets)       7,545,000     8.0      3,770,000     4.0        4,712,000     5.0


Note 10: Related Party Transactions

          The  Bank  has  entered  into   transactions  with  certain  executive
          officers, directors and their affiliates. In management's opinion, such loans and other extensions of credit and deposits were made in the ordinary course of business and were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons. Further, in management's opinion, these loans did not involve more than normal risk of collectibility or present other unfavorable features.


          The aggregate amount of loans, as defined to such related parties is as follows:

         Balance, January 1.................................     $1,603,000
         New loans..........................................        535,000
         Repayments.........................................       (966,000)
         Change in composition..............................        102,000
                                                                 ----------
         Balance, December 31...............................     $1,274,000
                                                                 ==========

          Deposits  from  related  parties,  as  defined,  held  by the  Bank at
          December  31,  2003  and  2002  totaled   $1,296,000  and  $1,474,000,
          respectively.


Note 11: Employee Benefits

          The Bank is a participant in a pension fund known as the Financial Institutions Retirement Fund (FIRF). This plan is a multi-employer plan; separate actuarial valuations are not made with respect to each participating employer. This plan provides pension benefits for substantially all of the Bank's employees. According to FIRF administrators, the value of the vested benefits exceeded the market value of the fund's assets at the most recent valuation date and accordingly the Bank recorded a pension liability of $39,000 at December 31. Pension expense was $121,500 and $71,600 for 2003 and 2002.

          The Bank has a retirement savings plan covering substantially all employees. Employees may contribute up to 50 percent of their compensation with the Bank matching 100 percent of the employee's contribution on the first 8 percent of the employee's compensation. Employer contributions charged to expense for 2003 and 2002 were $58,000 and $40,000, respectively.


Note 12: Leases

          The Bank has several noncancellable operating leases, primarily for branch facilities, that expire over the next three years. Rental expense for these leases was $40,800 and $44,400 for the years ended December 31, 2003 and 2002, respectively. Future lease commitments are immaterial.


Note 13: Disclosures About Fair Value of Financial Instruments

          The following table presents estimated fair values of the Bank's financial instruments. The fair values of certain of these instruments were calculated by discounting expected cash flows, which involves significant judgments by management and uncertainties. Fair value is the estimated amount at which financial assets or liabilities could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Because no market exists for certain of these financial instruments and because management does not intend to sell these financial instruments, the Bank does not know whether the fair values shown below represent values at which the respective financial instruments could be sold individually or in the aggregate.

                                                           December 31, 2003
                                                     ---------------------------
                                                        Carrying         Fair
                                                         Amount         Value
                                                     ---------------------------
       Financial assets
          Cash and cash equivalents .............    $  4,738,765   $  4,738,765
          Held-to-maturity securities ...........         688,609        689,459
          Loans, net of allowance for loan losses      96,955,033    101,015,000
          Federal Home Loan Bank stock ..........         975,000        975,000
          Interest receivable ...................         463,551        463,551

       Financial liabilities
          Deposits ..............................      78,708,065     79,389,000
          Federal Home Loan Bank advances .......      19,500,000     20,320,000
          Interest payable ......................         138,077        138,077



          The following methods and assumptions were used to estimate the fair value of each class of financial instruments.

     Cash and Cash Equivalents, Interest-Bearing Deposits, Federal Home Loan Bank Stock, Interest Receivable, Interest Payable and Advances From Borrowers for Taxes and Insurance

          The carrying amount approximates fair value.


     Securities

          Fair values equal quoted market prices, if available. If quoted market prices are not available, fair value is estimated based on quoted market prices of similar securities.


     Loans Held for Sale

          For homogeneous categories of loans, such as mortgage loans held for sale, fair value is estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics.


     Loans

          The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. Loans with similar characteristics were aggregated for purposes of the calculations. The carrying amount of accrued interest approximates its fair value.


     Deposits

          Deposits include demand deposits, savings accounts, NOW accounts and certain money market deposits. The carrying amount approximates fair value. The fair value of fixed-maturity time deposits is estimated using a discounted cash flow calculation that applies the rates currently offered for deposits of similar remaining maturities.

     Federal Home Loan Bank Advances

          Rates currently available to the Bank for debt with similar terms and remaining maturities are used to estimate the fair value of existing debt.

     Commitments to Originate Loans, Forward Sale Commitments, Letters of Credit and Lines of Credit

          The fair value of commitments to originate loans is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of forward sale commitments is estimated based on current market prices for loans of similar terms and credit quality. The fair values of letters of credit and lines of credit are based on fees currently charged for similar agreements or on the estimated cost to terminate or otherwise settle the obligations with the counterparties at the reporting date.


Note 14:  Commitments

     Commitments to Originate Loans

          Commitments to originate loans are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since a portion of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Each customer's creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management's credit evaluation of the counterparty. Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment, commercial real estate and residential real estate.

          At December 31, 2003 and 2002, the Bank had outstanding commitments to originate loans aggregating approximately $212,000 and $450,000, respectively. The commitments extended over varying periods of time with the majority being disbursed within a one-year period and were at fixed rates of interest.


     Letters of Credit

          Letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. These guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

          The Bank had total outstanding letters of credit amounting to $73,000 at December 31, 2003 with terms of three years.


     Lines of Credit

          Lines of credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Lines of credit generally have fixed expiration dates. Since a portion of the line may expire without being drawn upon, the total unused lines do not necessarily represent future cash requirements. Each customer's creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, commercial real estate and residential real estate. Management uses the same credit policies in granting lines of credit as it does for on-balance-sheet instruments.

          At December 31, 2003, the Bank had granted unused lines of credit to borrowers aggregating approximately $4,478,000 and $7,130,000 for commercial lines and open-end consumer lines, respectively. At December 31, 2002, unused lines of credit to borrowers aggregated approximately $4,784,000 for commercial lines and $6,015,000 for open-end consumer lines.


Note 15:  Subsequent Event - Plan of Conversion

          On February 12, 2004, the Board of Directors adopted a plan of conversion (Plan) whereby the Bank will convert from a state-chartered mutual savings bank to a state-chartered stock savings bank. The Plan is subject to approval of regulatory authorities and members at a special meting. The stock of the Bank will be issued to Third Century Bancorp, a holding company formed in connection with the conversion, and the Bank will become a wholly-owned subsidiary of Third Century Bancorp. Pursuant to the Plan, shares of capital stock of Third Century Bancorp are expected to be offered initially for subscription to eligible members of the Bank and certain other persons as of specified dates subject to various subscription priorities as provided in the Plan. The capital stock will be offered at a price to be determined by the Board of Directors based upon an appraisal to be made by an independent appraisal firm. The exact number of shares to be offered will be determined by the Board of Directors in conjunction with the determination of the subscription price. At least the minimum number of shares offered in the conversion must be sold. Any stock not purchased in the subscription offering will be sold in a community offering expected to be commenced following the subscription offering.

          The Plan provides that when the conversion is completed, a liquidation account will be established in an amount equal to the retained income of the Bank as of the date of the most recent financial statements contained in the final conversion prospectus. The liquidation account is established to provide a limited priority claim to the assets of the Bank to qualifying depositors (eligible account holders) at December 3, 2002 and other depositors (supplemental eligible account holders) as of March 31, 2004, who continue to maintain deposits in the Bank after conversion. In the unlikely event of a complete liquidation of the Bank, and only in such event, eligible account holders would receive from the liquidation account a liquidation distribution based on their proportionate share of the then total remaining qualifying deposits.

          Current regulations allow the Bank to pay dividends on its stock after the conversion equal to net retained profits for the current year and the two preceding years, and if its regulatory capital would not thereby be reduce below the amount then required for the liquidation account.

          Costs of conversion will be netted from proceeds of sale of common stock and recorded as a reduction of additional paid-in capital or common stock.

          Third Century Bancorp plans to set up an employee stock ownership plan
          (ESOP), a tax-qualified benefit plan, for officers and employees of Third Century Bancorp and the Bank. It is assumed that eight percent of the shares of common stock sold in the conversion will be purchased by the ESOP with funds loaned by Third Century Bancorp. Third Century Bancorp and the Bank intend to make annual contributions to the ESOP in an amount equal to the principal and interest requirement of the debt.

          Following consummation of the conversion, Third Century Bancorp intends to adopt a stock option plan and recognition and reward plan, pursuant to which Third Century Bancorp intends to reserve a number of shares of common stock equal to an aggregate of ten and four percent, respectively, of the common stock issued in the conversion for issuance pursuant to stock options and stock grants.

================================================================================

No person has been authorized to give any information or to make any representation other than as contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Third Century Bancorp or Mutual Savings Bank. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any security other than the shares of common stock offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof.


                             Third Century Bancorp

                              (Holding Company for
                              Mutual Savings Bank)



                               ___________ Shares
                              (Anticipated Maximum)
               (Subject to Increase to Up to ____________ Shares)


                                  Common Stock
                              (without par value)



                                SUBSCRIPTION AND
                               COMMUNITY OFFERING
                                   PROSPECTUS

                             KEEFE, BRUYETTE & WOODS


                               _____________, 2004


                  THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS
                   AND ARE NOT FEDERALLY INSURED OR GUARANTEED


Until the later of ___________, 2004, or 25 days after the commencement of the syndicated community offering, if any, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

                 Part II. Information Not required in Prospectus

Item 24. Indemnification of Directors and Officers.

     IND. CODE ss.28-13-13-1 et. seq., grants to each state savings bank broad powers to indemnify directors, officers, employees or agents against expenses incurred in certain proceedings if the conduct in question was found to be in good faith and was reasonably believed to be in the savings bank's best interests. This statute provides, however, that this indemnification should not be deemed exclusive of any other indemnification rights provided by the articles of incorporation, by-laws, resolution or other authorization adopted by a majority vote of the voting shares then issued and outstanding. Article VIII of the Articles of Stock Charter Conversion of Mutual Savings Bank (the "Bank") contains indemnification provisions authorized by IND. CODE ss.28-13-13-1 et. seq. with respect to directors, officers, employees and agents of the Bank.

     In connection with its conversion, the Bank is forming a holding company, which is a corporation incorporated under the laws of the State of Indiana (the "Holding Company"). Section 37 of the Indiana Business Corporation Law, as amended (the "IBCL"), grants to each Indiana corporation broad powers to indemnify directors, officers, employees or agents against expenses incurred in certain proceedings if the conduct in question was found to be in good faith and was reasonably believed to be in the corporation's best interests. This statute provides, however, that this indemnification should not be deemed exclusive of any other indemnification rights provided by the articles of incorporation, by-laws, resolution or other authorization adopted by a majority vote of the voting shares then issued and outstanding. Article 13 of the Articles of Incorporation of the Holding Company contains indemnification provisions authorized by Section 37 of the IBCL with respect to the directors, officers, employees and agents of the Holding Company. It is expected that the Holding Company will obtain a liability insurance policy covering its directors and officers.

     The Bank has agreed to indemnify Keefe, Bruyette & Woods, Inc., under certain circumstances against certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering material for the Conversion, including certain liabilities arising under the Securities Act of 1933, as amended.


Item 25. Other Expenses of Issuance and Distribution.


                ESTIMATED EXPENSES INCIDENT TO THE CONVERSION(1)

Blue Sky Legal Services and Registration Fees ......................    $ 15,000
NASD Filing Fee ....................................................    $  2,153
SEC Registration Fee ...............................................    $  2,095
Legal Services (fees and disbursements) ............................    $ 95,000
Auditing and Accounting Service ....................................    $ 75,000
Appraisal Fees and Expenses ........................................    $ 28,500
Business Plan Fees and Expenses ....................................    $ 10,250
Conversion Agent Fees and Expenses .................................    $ 18,000
Printing Costs (including Desktop publishing/EDGAR filing fees) ....    $ 75,000
Postage and Mailing ................................................    $ 30,000
Commission and Other Offering Fees .................................    $163,800
Expenses of Sales Agent (Counsel Fees and Disbursements) ...........    $ 45,000
Transfer Agent Fees ................................................    $  2,000
Other Expenses .....................................................    $ 16,202
                                                                        --------
     TOTAL (2) .....................................................    $578,000
                                                                        ========
-----------------
(1) Costs represented by salaries and wages of regular employees and officers of Mutual Savings Bank are excluded.
(2) All the above items, except the Registration and NASD Filing Fees, are estimated.

Item 26. Recent Sales of Unregistered Securities.

     Because the Registrant was only recently incorporated to act as a holding company upon the completion of the offering registered by means of this Registration Statement, the Registrant has not yet issued any shares of its capital stock or other securities.

Item 27. Exhibits.

     The  exhibits  furnished  with  this  Registration   Statement  are  listed
beginning on page E-l.

Item 28. Undertakings.

(1)  The undersigned Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table on the effective registration statement; and

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Indiana, on March 16, 2004.


THIRD CENTURY BANCORP


By:   /s/ Robert D. Heuchan
      -----------------------------------------------
      Robert D. Heuchan
      President and Chief Executive Officer

     Each person whose signature appears below hereby authorizes Robert D. Heuchan and David A. Coffey, and each of them, to file one or more amendments (including post-effective amendments) to the registration statement, which amendments may make such changes in the registration statement as either of them deem appropriate, and each such person hereby appoints Robert D. Heuchan and David A. Coffey, and each of them, as attorney-in-fact to execute in the name and on the behalf of each person individually, and in each capacity stated below, any such amendments to the registration statement.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates stated.


           Signature                             Title                Date
---------------------------------       -----------------------  ---------------


(1) Principal Executive Officer                                 )
    and Director                                                )
                                        Director, President and )
/s/ Robert D. Heuchan                   Chief Executive Officer )
---------------------------------                               )
Robert D. Heuchan                                               )
                                                                )
                                                                )
(2) Principal Financial and                                     )
    Accounting Officer                                          )
                                                                )
                                                                )
/s/ Debra K. Harlow                     Chief Financial Officer )
---------------------------------                               )
Debra K. Harlow                                                 )
                                                                )
                                                                )
                                                                )
(3) The Board of Directors                                      )
                                                                )
                                                                )
                                                                )
/s/ David A. Coffey                     Director                ) March 16, 2004
---------------------------------                               )
David A. Coffey                                                 )
                                                                )
                                                                )
                                                                )
/s/ Robert L. Ellett                    Director                )
---------------------------------                               )
Robert L. Ellett                                                )
                                                                )
                                                                )
                                                                )
/s/ Robert D. Heuchan                   Director                )
---------------------------------                               )
Robert D. Heuchan                                               )
                                                                )
                                                                )
                                                                )
/s/ Jerry D. Petro                      Director                )
---------------------------------                               )
Jerry D. Petro                                                  )
                                                                )
                                                                )
                                                                )
/s/ Robert D. Schafstall                Director                )
---------------------------------                               )
Robert D. Schafstall                                            )

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Mutual Savings Bank Employees' Savings & Profit Sharing Plan and Trust) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Franklin, Indiana, on March 16, 2004.

ADMINISTRATIVE COMMITTEE OF THE
MUTUAL SAVINGS BANK EMPLOYEES'
SAVINGS & PROFIT SHARING PLAN AND TRUST




/s/ Robert D. Heuchan
---------------------------------
Robert D. Heuchan



/s/ David A. Coffey
---------------------------------
David A. Coffey



/s/ Pamela J. Spencer
---------------------------------
Pamela J. Spencer



/s/ Kimberly A. Childers
---------------------------------
Kimberly A. Childers

                                  EXHIBIT INDEX

Exhibit No.                Description

    1         Form of Agency Agreement to be entered into among Registrant,
                Mutual Savings Bank, and Keefe, Bruyette & Woods, Inc.
    2         Plan of Conversion
    3(1)      Registrant's Articles of Incorporation
     (2)      Registrant's Code of By-Laws
    4         Form of Stock Certificate
    5         Opinion of Barnes & Thornburg LLP re legality of securities being registered
    8(1)      Opinion of Barnes & Thornburg LLP re tax matters
     (2)      Opinion of Keller and Company, Inc. re economic value of
                Subscription Rights
   10(1)      Form of Third Century Stock Option Plan
     (2)      Form of Mutual Savings Bank Recognition and Retention Plan
                and Trust
     (3)      Form of Employment Agreement between Mutual Savings Bank and
                Robert D. Heuchan
     (4)      Form of Employment Agreement between Mutual Savings Bank
                and David A. Coffey
     (5)      Form of Third Century Bancorp Employee Stock Ownership
                Plan and Trust Agreement
     (6)      Service Agreement with Intrieve, Incorporated
   16         Letter of Woodbury & Company
   21         Subsidiaries of the Registrant
   23(1)      Consent of Keller & Company, Inc.
     (2)      Consent of BKD, LLP
     (3)      Consent of Woodbury & Company
     (4)      Consent of Barnes & Thornburg LLP (included in Exhibit 5)
   24         Power of Attorney included in the signature page to this
                Registration Statement
   99(1)      Appraisal Report of Keller & Company, Inc.*
     (2)      Stock Order Form
     (3)      Appraisal update*
--------------------------
*To be filed by amendment